                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /_/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/_/ Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2)
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                       METROVISION OF NORTH AMERICA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / No Fee Required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1. Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

    2. Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

    3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------

    4. Proposed maximum aggregate value transaction:

       -------------------------------------------------------------------------

    5. Total fee paid:

       -------------------------------------------------------------------------

/X/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

    1. Amount previously paid:

       -------------------------------------------------------------------------

    2. Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------

    3. Filing Party:

       -------------------------------------------------------------------------

    4. Date Filed:

       -------------------------------------------------------------------------

                       METROVISION OF NORTH AMERICA, INC.
                             75 SOUTH CHURCH STREET
                         PITTSFIELD, MASSACHUSETTS 01201
                                 AUGUST 10, 1998

Dear Shareholder:

     The Special Meeting of the Shareholders of MetroVision of North America, Inc. ("MetroVision") will be held on Thursday, August 27, 1998 at 10:00 a.m., local time, at 75 South Church Street, Pittsfield, Massachusetts 01201.

At the Special Meeting, you will be asked to consider and vote upon the following proposals: 1) a proposal to approve the Purchase and Assignment of Partnership Interest Agreement, dated as of June 1, 1998, by and among United Professional Companies, Inc., Geriatric Bay Pharmacy, Inc. ("Bay") and the Company, and the transactions contemplated therein, which includes the sale of substantially all of the assets of the Company to Bay (the "Sale"); (ii) an amendment to the Restated Certificate of Incorporation changing the Purposes Clause to authorize the activities in which the Company may now lawfully engage; (iii) an amendment to the Restated Certificate of Incorporation to permit action by written consent of shareholders by less than unanimous vote;
(iv) to ratify an amendment to the Amended By-laws of the Company reducing the minimum number of directors from six to three; (v) the election of three members of the Board of Directors each to a one year term; (vi) to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998; and (vii) such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

THE BOARD OF DIRECTORS HAS APPROVED THE SALE AND THE OTHER PROPOSALS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, AND HAS DETERMINED THAT THE SALE AND THE OTHER PROPOSALS ARE FAIR TO AND IN THE BEST INTERESTS OF METROVISION AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS THAT THE METROVISION SHAREHOLDERS VOTE FOR THE PROPOSALS DESCRIBED IN THE PROXY STATEMENT.

     In the materials accompanying this letter, you will find a Notice of Special Meeting of Shareholders and a Proxy Statement relating to, among other things, the actions to be taken by MetroVision shareholders at the Special Meeting and a proxy card. Shareholders are urged to carefully review the accompanying Proxy Statement which describes in detail the Sale and the other proposals which are being submitted to the shareholders for their consideration and approval, as well as the attendant risks associated with the foregoing.

     All shareholders of MetroVision Common Stock and 5% Series A Convertible Preferred Stock are cordially invited to attend the Special Meeting in person. However, whether or not you plan to attend the Special Meeting, please complete, sign, date and return your proxy in the enclosed postage-paid envelope. If you attend the Special Meeting, you may vote in person if you wish, even though you have previously returned your proxy. It is important that your shares be represented and voted at the Special Meeting


                                   Sincerely,


                                   /s/ Thomas M. Clarke

                                   Thomas M. Clarke
                                   President and Chief Executive Officer

                       METROVISION OF NORTH AMERICA, INC.
                             75 SOUTH CHURCH STREET
                         PITTSFIELD, MASSACHUSETTS 01201

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 27, 1998

NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders (the "Special Meeting") of MetroVision of North America, Inc., a New York corporation ("MetroVision"), will be held on Thursday, August 27, 1998, at 10:00 a.m., local time, at 75 South Church Street, Pittsfield, Massachusetts 021012, to consider and vote upon the following matters:

     1. To consider and vote upon a proposal to approve the Purchase and Assignment of Partnership Interest Agreement (the "Sale Agreement"), dated as of June 1, 1998, by and among United Professional Companies, Inc. ("UPC"), Geriatric Bay Pharmacy, Inc. ("Bay"), and the Company, a copy of which is attached hereto as Appendix A, and the transactions contemplated therein, which includes the sale of substantially all of the assets of the Company to Bay (the "Sale").

     2. To consider and vote upon a proposal to approve an amendment to the Restated Certificate of Incorporation changing the Purposes Clause to authorize the activities in which the Company may now lawfully engage.

     3. To consider and vote upon a proposal to approve an amendment to the Restated Certificate of Incorporation to permit action by written consent of shareholders by less than unanimous vote.

     4. To consider and vote upon a proposal to ratify an amendment to the Amended By-laws of the Company reducing the minimum number of directors from six to three.

     5. To consider and vote upon a proposal to elect three members of the Board of Directors each to a one year term.

     6. To consider and vote upon a proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998.

     7. To transact such other business as may properly come before the Special Meeting or any adjournments or postponement thereof.

     The Board of Directors has fixed the close of business on July 20, 1998 as the record date for the Special Meeting. Only shareholders of record of Common Stock and of 5% Series A Convertible Preferred Stock at the close of business on July 20, 1998 are entitled to notice of, and to vote at, the Special Meeting, or at any adjournment or postponement thereof.

     Pursuant to Article VI, Section 6 of the Amended By-laws of the Company, notice is hereby given that on June 12, 1998, the Board of Directors adopted an amendment to the By-laws which resulted in Article III, Section 2 of the By-laws reading as follows "The Board of Directors shall be not less than three, as may be fixed from time to time by vote of the majority of the entire Board of Director, or by vote of the shareholders at any meeting thereof; provided, however, whenever all of the shares of the Company are owned by less than three shareholders, the number of Directors may be less than three, but not less than the number of shareholders." The previous Section 2 had provided that the minimum number of directors could not be less than six and could be such greater number as set by the Board of Directors. The shareholders of the Company are being asked to ratify such amendment in Proposal 4 noted above.

     The accompanying form of proxy is being solicited by the MetroVision Board of Directors. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the Special Meeting. Duly executed but unmarked proxies will be voted "FOR" the Sale and each of the other proposals described above.

THE BOARD OF DIRECTORS HAS APPROVED THE SALE AND THE OTHER PROPOSALS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, AND HAS DETERMINED THAT THE SALE AND THE OTHER PROPOSALS ARE FAIR TO AND IN THE REST INTERESTS OF METROVISION AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS THAT THE METROVISION SHAREHOLDERS VOTE FOR THE PROPOSALS DESCRIBED IN THE PROXY STATEMENT.

YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU PREVIOUSLY SENT IN YOUR PROXY.


                                 By Order of the Board of Directors,


                                 /s/ Linda M. Clarke

                                 Linda M. Clarke
                                 Secretary

Pittsfield, Massachusetts
August 10, 1998

                       METROVISION OF NORTH AMERICA, INC.

              PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 27, 1998

                             -----------------------

      This Proxy Statement is being furnished to holders of MetroVision of North America, Inc. ("MetroVision" or the "Company") common stock, par value $.001 per share ("Common Stock"), and holders of MetroVision 5% Series A Convertible Preferred Stock ("5% Preferred Stock") in connection with the solicitation of proxies by MetroVision's Board of Directors for use at the Special Meeting of MetroVision shareholders (the "Special Meeting") to be held on Thursday, August 27, 1998 at 75 South Church St., Pittsfield, Massachusetts 01201, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof.

      At the Special Meeting, shareholders are being asked to vote on the following proposals as stated in the Notice of Special Meeting accompanying this Proxy Statement, including (i) to consider and approve the Purchase and Assignment of Partnership Interest Agreement (the "Sale Agreement"), dated as of June 1, 1998, by and among United Professional Companies, Inc. ("UPC"), Bay Geriatric Pharmacy, Inc. ("Bay"), and the Company, a copy of which is attached hereto as Appendix A, and the transactions contemplated therein, which includes the sale of substantially all of the assets of the Company to Bay (the "Sale");
(ii) to consider and approve an amendment to the Restated Certificate of Incorporation changing the Purposes Clause to authorize the activities in which the Company may now lawfully engage; (iii) to consider and approve an amendment to the Restated Certificate of Incorporation to permit action by written consent of shareholders by less than unanimous vote; (iv) to ratify an amendment to the Amended By-laws of the Company reducing the minimum number of directors from six to three; (v) to elect three members of the Board of Directors each to a one year term; (vi) to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998; and (vii) to transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

      Included among the matters described in this Proxy Statement are matters that relate to approval of the Sale by the Company's stockholders. Upon the terms and subject to the conditions of the Sale Agreement, and upon the satisfaction of the conditions set forth therein (the "Closing Date"), Bay will purchase from the Company all of the Company's 40% equity interest (the "York Interest") in York Hannover Partnership, a Wisconsin partnership ("York"), for cash in an amount equal to $2.3 million. The consummation of the Sale is subject to the satisfaction or waiver of certain conditions. See "Proposal 1 - The Sale
- Terms and Conditions of the Sale Agreement." Thomas M. Clarke, Linda M. Clarke and Lawrence B. Cummings have entered into an agreement with UPC pursuant to which they have agreed to vote the 4,044,925 shares of Common Stock held beneficially, directly or indirectly, by them in favor of the Sale, which number of shares constitutes approximately 70.8% of the Company's capital stock (on an as-converted basis) entitled to vote on the Sale. See "Proposal 1 - The Sale - Use of Proceeds."

      This Proxy Statement is being furnished to holders of Common Stock and 5% Preferred Stock in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting, and any adjournments thereof. Each copy of this Proxy Statement being mailed or delivered to Company stockholders is accompanied by a proxy card and the Notice of Special Meeting of Stockholders.

      All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Special Meeting in accordance with the directions given. In voting by proxy with regard to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. With regard to other proposals, stockholders may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or may abstain from voting on any or all proposals. Stockholders should specify their respective choices on the accompanying proxy card. If no specific instructions are given with regard to the matters to be voted upon, the shares of Common Stock represented by a signed proxy card will be voted "FOR" Proposal Nos. 1, 2, 3, 4, 5 and 6 listed on the proxy card. If any other matters properly come before the Special Meeting, the persons named as proxies will vote upon such matters according to their judgment.

      The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock and 5% Preferred Stock, counted as a single class, is necessary to constitute a quorum at the Special Meeting. Each of the proposals set forth in this Proxy Statement will be voted upon separately at the Special Meeting. Because the Sale constitutes a sale of substantially all of the assets of the Company under New York law, which requires the approval of two thirds of the outstanding shares of the Common Stock and 5% Preferred Stock, voting as a single class, before such a sale may be consummated, the Board of Directors of the Company is seeking approval of the stockholders to complete the Sale. The affirmative vote of the holders of a plurality of shares of Common Stock and 5% Preferred Stock, voting as a single class, present in person or represented by proxy at the Special Meeting will be required to elect each of the Directors to the Company's Board of Directors pursuant to Proposal No. 5. The affirmative vote of a majority of the outstanding shares of the Common Stock and the 5% Preferred Stock, voting as a single class, will be required to approve and adopt Proposals Nos. 2 and 3. The affirmative vote of the holders of a majority of shares of Common Stock and 5% Preferred Stock, voting as a single class, present in person or represented by proxy at the Special Meeting will be required to approve and adopt Proposals Nos. 4 and 6. For these reasons, it is important that all shares are represented at the Special Meeting, either in person or by proxy.

      All proxy cards delivered pursuant to this solicitation are revocable at any time prior to their use at the Special Meeting at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later-dated proxy card or by voting in person at the Special Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to:

      MetroVision of North America, Inc., 75 South Church Street, Pittsfield, MA 01201, Attention: Linda M. Clarke, Secretary.

      Proxies will initially be solicited by the Company by mail, but directors, officers and selected employees may solicit proxies from stockholders personally or by telephone, facsimile or other forms of communication. Such directors, officers and employees will not receive any additional compensation for such solicitation. MetroVision also will request brokerage houses, nominees, fiduciaries and other custodians to forward soliciting materials to beneficial owners, and the Company will reimburse such persons for their reasonable expenses incurred in doing so. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

AT THE DIRECTORS' MEETING HELD TO CONSIDER THE SALE, THE DIRECTORS OF METROVISION CAREFULLY CONSIDERED AND UNANIMOUSLY APPROVED THE TERMS OF THE SALE AS BEING IN THE BEST INTERESTS OF METROVISION AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL 1 TO APPROVE THE SALE.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL NOS. 2, 3, 4, 5 and 6 TO BE PRESENTED TO METROVISION STOCKHOLDERS AT METROVISION'S SPECIAL MEETING.

      Stockholders of the Company are not entitled to dissenters' rights of appraisal or other dissenters' rights under New York law with respect to the Sale or any other transactions contemplated by the Sale Agreement.

                         METROVISION STOCKHOLDERS SHOULD
                 CONSIDER CAREFULLY THE FACTORS DESCRIBED UNDER
          THE HEADING "RISK FACTORS" ON PAGE 16 IN THIS PROXY STATEMENT

      The Company's Common Stock is traded on the National Association of Securities Dealers, Inc. over-the-counter ("OTC") Bulletin Board under the symbol "MVNA". On July 7, 1998, the last bid price for the Common Stock was $0.09 per share.

      This Proxy Statement and the accompanying proxy card are being mailed to the stockholders of the Company on or about August 10, 1998.

      Information comprising the Annual Report to Stockholders for the fiscal year ended December 31, 1997 is included herein, but does not constitute a part of the Proxy Statement.

Shareholders are urged to review this Proxy Statement for further information regarding the Sale Agreement being submitted to shareholders for consideration at the Special Meeting, including, but not limited to, the information set forth under "Risk Factors" for a discussion of certain factors that should be considered by the Company's shareholders before voting on the matters more fully described herein.

                 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Certain statements in the Summary and elsewhere in this Proxy Statement constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the "Reform Act"). Such forward-looking statements are based on management's current expectations, involve known and unknown risks, and are subject to a number of uncertainties and other factors which may cause the actual results to differ materially from the performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, which will, among other things, impact demand for the Company's products and services; industry capacity, which tends to increase during strong years of the business cycle; changes in public taste, industry trends and demographic changes; competition from other communications and pharmaceutical services companies, which may affect the Company's ability to generate revenues: political, social and economic conditions and laws, rules and regulations; timely completion of construction projects for new systems for the joint ventures in which the Company has invested; the loss of any significant customers; changes in business strategy or development plans; the significant indebtedness of the Company; quality of management; availability of qualified personnel; changes in, or the failure to comply with, government regulations; and other factors referenced in this Proxy Statement, including the factors described in "Risk Factors."

                                TABLE OF CONTENTS

                                                                           Page

AVAILABLE INFORMATION........................................................1
PROXY STATEMENT SUMMARY......................................................2
      The Companies..........................................................2
      The Sale...............................................................3
      The Special Meeting....................................................5
      The Other Proposals....................................................6
METROVISION SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA..................8
UNAUDITED SUMMARY PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL
               INFORMATION...................................................9
METROVISION SHARE DATA......................................................13
CAPITALIZATION .............................................................14
THE SPECIAL MEETING.........................................................15
      Introduction; Purpose of the Special Meeting..........................15
      Solicitation of Proxies...............................................15
      Revocation of Proxies.................................................16
      Expenses..............................................................16
      Voting Securities; Record Date; Quorum................................16
RISK FACTORS   .............................................................17
PROPOSAL 1--THE SALE........................................................18
      Purpose and Structure of the Sale.....................................18
      Background of the Sale................................................18
      Reasons for the Sale; Recommendation of the Board of Directors........19
      Conditions to the Sale................................................22
      Termination or Amendment of Sale Agreement............................22
      Accounting Treatment of the Sale......................................22
      Required Regulatory Approvals.........................................22
      Dissenters' Rights of Appraisal.......................................23
      Fees and Expenses.....................................................23
      Federal Income Tax Consequences of the Sale to the MetroVision
            Shareholders....................................................23
      Interests of Certain Persons in the Sale..............................23
PROPOSAL 2--AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO CHANGE
               PURPOSES CLAUSE..............................................24
PROPOSAL 3--RATIFICATION OF AMENDMENT TO AMENDED BY-LAWS REDUCING THE MAXIMUM
               NUMBER OF DIRECTORS FROM SIX TO THREE........................26
PROPOSAL 4--ELECTION OF THREE DIRECTORS TO BOARD OF DIRECTORS...............28
MANAGEMENT..................................................................28
      Directors.............................................................28
      Committees of the Board of Directors and Meetings.....................29
      Compensation of Directors.............................................30
      Executive Officers....................................................30
      EXECUTIVE COMPENSATION................................................31
      Option Grants.........................................................31

                                TABLE OF CONTENTS
                                  (continued)


                                                                           Page
      Option Exercises and Fiscal Year-End Values...........................31
      Employment Contracts and Change of Control Arrangement................31
      Certain Relationships and Related Transactions........................32
      Section 16(a) Beneficial Ownership Reporting Compliance...............32
PROPOSAL 5--RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS COMPANY'S
               INDEPENDENT PUBLIC ACCOUNTANTS...............................33
PRICE RANGE OF METROVISION COMMON STOCK.....................................34
INFORMATION CONCERNING METROVISION..........................................35
      Business..............................................................35
      Termination of Commuter Channel Business..............................35
      Trademarks, Proprietary Information and Patents.......................36
      Employees.............................................................36
      Properties and Facilities.............................................36
      Legal Proceedings.....................................................37
BENEFICIAL OWNERSHIP OF METROVISION COMMON STOCK............................38
INFORMATION CONCERNING METROVISION'S YORK PARTNERSHIP BUSINESS..............40
      Business..............................................................40
      Relationship of UPC and United Health, Inc............................40
      Pharmacy Services.....................................................40
      Consultant Pharmacist Services........................................40
      Ancillary Services....................................................41
      Product and Market Development........................................41
      Materials/Supply......................................................41
      Patents, Trademarks and Licenses......................................42
      Inventories...........................................................42
      Competition...........................................................42
      Government Regulation.................................................42
      Environmental Matters.................................................45
      Employees.............................................................45
      Properties and Facilities.............................................45
      Legal Proceedings.....................................................45
METROVISION'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
               RESULTS OF OPERATIONS........................................46
      Results of Operations.................................................46
      Twelve Months Ended December 31, 1997 compared to Twelve Months Ended
            December 31, 1996...............................................46
      Three Months Ended March 31, 1998 Compared to Three Months Ended
            March 31, 1997..................................................48
      Liquidity and Sources of Capital......................................48
      Recently Issued Accounting Standards..................................49
      Year 2000 Compliance..................................................50
DESCRIPTION OF METROVISION CAPITAL STOCK....................................51
      Common Stock..........................................................51

                                TABLE OF CONTENTS
                                  (continued)


                                                                           Page
      Preferred Stock.......................................................51
RELATIONSHIP WITH INDEPENDENT AUDITORS......................................52
PROPOSALS OF SECURITY HOLDERS...............................................52
OTHER MATTERS ..............................................................52
ANNUAL REPORT; INCORPORATION BY REFERENCE...................................53

APPENDICES

Appendix A  Purchase and Assignment of Partnership Interest Agreement      A-1

Appendix B  Exhibit A ("Partnership Market") to the York Partnership
            Agreement                                                      B-1


EXHIBITS

Exhibit 1 MetroVision's Annual Report on Form 10-KSB for the year ended December 31, 1997

Exhibit 2 MetroVision's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998

                            AVAILABLE INFORMATION

      The Company is subject to certain informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024 of the Commission's office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549, and at its regional offices located at 7 World Trade Center, Suite 1300, New York, NY 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such reports, proxy statements and other information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov. Reports and proxy statements and other information about the Company may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

--------------------------------------------------------------------------------

                           PROXY STATEMENT SUMMARY

      The following summary is qualified in its entirety by the more detailed information and financial statements and notes appearing elsewhere in this Proxy Statement. Shareholders of MetroVision are urged to carefully review this Proxy Statement in its entirety.

                                THE COMPANIES

MetroVision of North
America, Inc. ....................  MetroVision of North America, Inc., a New
                                    York corporation ("MetroVision" or "the
                                    Company"), owns and, until February 28, 1998 as discussed below, operated the Commuter Channel, a video cable network for the mass transit industry. The Commuter Channel is currently installed in the Port Authority Trans Hudson ("PATH") system in New York and New Jersey, the Southeastern Pennsylvania Transit Authority ("SEPTA") system in Philadelphia, Pennsylvania, the
                                    Massachusetts Bay Transit Authority ("MBTA")
                                    System in Boston, Massachusetts, and the Bay
                                    Area Rapid Transit ("BART") system in the
                                    San Francisco Bay area in California. On
                                    November 30, 1997, the Company announced its plans to discontinue its MetroVision Commuter Channel media operations, effective February 28, 1998. The Company did proceed to shut down the operations of the Commuter Channel as of February 28, 1998. Accordingly, the Company is currently negotiating the termination of contractual obligations and disposing of the assets as consideration for settlements relating thereto. It is currently estimated that the liquidation of the Commuter Channel will result in expenses of approximately $380,000 for the Company, all of which are included in the Company's December 31, 1997 financial statements.

                                    MetroVision also holds a 40% interest in York Hannover Partnership, a Wisconsin general partnership ("York") in which United Professional Companies, Inc. ("UPC"), a subsidiary of United Health, Inc. ("UHI"), owns the remaining 60% interest. York purchases, repackages and dispenses prescription and non-prescription medication in accordance with physician orders, and delivers such prescriptions to a facility (typically a licensed nursing home) for administration to individual patients by the facility's nursing staff. York also provides consultant pharmacist services to these facilities, including monitoring and reporting of prescription drug therapies as well as other pharmaceutical related functions for the facility, and provides infusion therapy products and wholesale medical supplies and Medicare Part B billing services.

                                    MetroVision's executive offices are located at 75 South Church Street, Suite 650, Pittsfield, MA 01201, and its telephone number is (413) 448-2111.

Bay Pharmacy, Inc.................  Bay Geriatric Pharmacy, Inc., a Florida
                                    corporation ("Bay").

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

United Professional
Companies, Inc. ..................  United Professional Companies, Inc., a
                                    Delaware corporation ("UPC").

                                    THE SALE

The Sale Agreement................  Pursuant to the terms of the Sale Agreement, the Company proposes to sell substantially all of its assets (except for assets related to the Commuter Channel) to Bay by selling the Company's 40% equity interest (the "York Interest") in York for an aggregate purchase price of $2,300,000 (the "Purchase Price"). See "Proposal 1 - The Sale - The Sale Agreement."

Wind Up of Business...............  As a result of the Sale of the York
                                    Interest, the Company's strategic focus will be to wind up its business. The Company will wind up its business related to the Commuter Channel; and will apply the proceeds of the Sale to pay off principal, interest and penalties on its secured loan to National HealthCare Corporation ("NHC") and the expenses of the Company related to the preparation and distribution of this Proxy Statement, conducting the Special Meeting and the negotiation and closing of the Sale ("Administrative Expenses"). The loan to NHC is currently in default. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." The Company will use the remaining proceeds of the Sale, if any, to pay other unsecured liabilities of the Company, including federal and state tax liabilities related to the sale, accounts payable, liabilities related to the winding up the Commuter Channel business, and a working capital loan to Lenox Healthcare Inc., an affiliate of Mr. Thomas M. Clarke, the Company's President (collectively, the "Liabilities"). Because the Sale may constitute a "voluntary liquidation" under the Company's Certificate of Incorporation, upon completion of the Sale, holders of the Company's 5% Preferred Stock would be entitled to payment of the liquidation preference ("Liquidation
                                    Preference") on the Company's 5% Preferred
                                    Stock which would be paid from the proceeds of the Sale, if any, remaining after the payment of the Liabilities. Any amounts remaining thereafter, which are not anticipated, would be distributed to holders of the Company's Common Stock. See "Risk Factors - Wind up of Business of the Company." MetroVision believes that the sale of the York Interest will allow the Company to maximize the value of its assets for the benefit of creditors and shareholders.

Reasons for the Sale;
Recommendation of the
Board of Directors................  In reaching their decision to approve the
                                    Sale Agreement, the Board of Directors of the Company consulted with its management team and advisors, and independently considered the material factors described elsewhere in this Proxy Statement. See "Proposal No. 1--The Sale--Reasons for the Sale."

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                                       3

--------------------------------------------------------------------------------

                                    The Board of Directors of MetroVision has approved, by unanimous vote, the Sale and recommends that all shareholders vote "FOR" the Sale Agreement and the Sale. It is expected that all directors and executive officers of MetroVision will vote in favor of the Sale Agreement and the Sale. See "Proposal 1 - The Sale Reasons for the Sale; Recommendation of the Board of Directors."

No Opinion of Financial Advisor...  The Board of Directors concluded not to engage a financial advisor to render an
                                    opinion as to the fairness to the
                                    MetroVision shareholders of the Sale. See
                                    "Proposal 1 - The Sale - Reasons for the
                                    Sale; Recommendation of the Board of
                                    Directors."

Interests of Certain Persons
in the Sale ......................  If the proceeds of the Sale are sufficient to pay all of the Liabilities of the
                                    Company, the proceeds of the Sale may be used to repay a working capital loan in the amount of $571,957 to Lenox Healthcare Inc., an affiliate of Mr. Thomas M. Clarke, President of the Company.

Effective Time of the Sale........  The Effective Time of the Sale is the date and time at which all of the conditions to the Sale Agreement are satisfied, which is expected to be promptly after the Special Meeting if the Sale is approved by the shareholders of MetroVision. See " Proposal 1 - The Sale Agreement."

Conditions to the Sale............  Pursuant to the Sale Agreement, the
                                    obligation of each of MetroVision and Bay to consummate the Sale are subject to certain conditions, including, but not limited to, the approval of two-thirds of the Company's capital stock entitled to vote thereon, and certain other specified conditions. See "Proposal 1 - The Sale Agreement."

Regulatory Filings or Approvals...  MetroVision is not aware of any governmental or regulatory requirements relating to
                                    consummation of the Sale.

Appraisal Rights..................  MetroVision shareholders are not entitled to dissenters' rights of appraisal under New
                                    York law in connection with the Sale.

Federal Income Tax Consequences...  MetroVision expects that the Sale will not have specific federal or state income tax consequences to the MetroVision shareholders] It is expected that the Sale will result in federal and state tax liabilities to the Company in an amount of approximately $451,000. See "The Sale Agreement - Federal Income Tax Consequences of the Sale to the MetroVision Shareholders."

Accounting Treatment..............  The Sale will be accounted for as a sale of the York Interest. See "The Sale Agreement -
                                    Accounting Treatment of the Sale."

Risk Factors......................  The Sale is subject to certain risks which all shareholders should consider in
                                    evaluating the proposal to approve and adopt the Sale Agreement and the Sale. See "Risk Factors."

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                                       4

--------------------------------------------------------------------------------

                               THE SPECIAL MEETING

Date, Time and Place of
Special Meeting ..................  The Special Meeting of Shareholders of
                                    MetroVision will be held at 10:00 a.m. local time, at 75 South Church Street, Pittsfield, MA 01201 on Thursday, August 27, 1998.

Record Date; Shares Entitled
to Vote ..........................  Holders of MetroVision Common Stock and of
                                    5% Preferred Stock at the close of business on July 28, 1998 are entitled to notice of and to vote at the Special Meeting (the "Record Date").

Purpose of the Special Meeting....  Holders of MetroVision Common Stock and 5%
                                    Preferred Stock are being asked to vote upon the following proposals: (i) to consider and approve the Purchase and Assignment of Partnership Interest Agreement (the "Sale Agreement"), dated as of June 1, 1998, by and among United Professional Companies, Inc. ("UPC"), Bay Geriatric Pharmacy, Inc. ("Bay"), and the Company, a copy of which is attached hereto as Appendix A, and the transactions contemplated therein, which include the sale of substantially all of the assets of the Company to Bay (the "Sale");
                                    (ii) to consider and approve an amendment to the Restated Certificate of Incorporation changing the Purposes Clause to authorize the activities in which MetroVision may now lawfully engage; (iii) to consider and approve an amendment to the Restated Certificate of Incorporation to permit action by written consent of shareholders by less than unanimous vote; (iv) to ratify an amendment to the Amended By-laws of the Company reducing the minimum number of directors from six to three; (v) to elect three members of the Board of Directors to one year terms; (vi) to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998; and (vii) to transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

Vote Required;
Security Ownership of Management..  The affirmative vote of the holders of two-thirds of the outstanding shares of
                                    MetroVision Common Stock and 5% Preferred
                                    Stock, voting together as a single class, in person or by proxy, is required to approve and adopt Proposal 1. The affirmative vote of the holders of a plurality of shares of Common Stock and 5% Common Stock, voting together as a single class, present in person or represented by proxy at the Special Meeting will be required to elect each of the directors to the Company's Board of Directors pursuant to Proposal No. 5. The affirmative vote of a majority of the outstanding shares of the Common Stock and the 5% Preferred Stock, voting as a single class, will be required to approve and adopt Proposals Nos. 2 and 3. The affirmative vote of the holders of a majority of the shares of MetroVision Common Stock and 5% Preferred Stock, voting together as a single class, in person or

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    by proxy, is required to approve Proposal
                                    Nos. 4 and 6. As of the Record Date, there were issued and outstanding 5,574,275 shares of Common Stock and 648,535 shares of 5% Preferred Stock, of which 4,044,925 shares of Common Stock, representing approximately 72.6% of the issued and outstanding Common Stock, were beneficially owned by directors and executive officers of MetroVision as a group. On an as - converted basis (with 4.6 shares of 5% Preferred Stock being Convertible into one share of Common Stock), the directors and executive officers hold stock representing approximately 70.8% of the outstanding voting capital stock of the Company. Thomas M. Clarke, President of the Company, beneficially owns 4,044,925 shares of Common Stock, representing approximately 65% of the issued and outstanding Common Stock and Preferred Stock in the aggregate (and approximately 70.8% on an as - converted basis). Each of MetroVision's officers and directors has indicated his present intention to vote for the Sale and each of the other proposals being submitted to shareholders for their consideration at the Special Meeting. Thomas M. Clarke, Linda
                                    M. Clarke and Lawrence B. Cummings have
                                    entered into an agreement with UPC pursuant to which they have agreed to vote the 4,044,925 shares of Common Stock held beneficially, directly or indirectly, by them in favor of the Sale, which number of shares constitutes approximately 70.8% of the Company's capital stock (Common Stock and 5% Preferred Stock, on an as-converted basis) entitled to vote on the Sale.

The Other Proposals

The Change to the Purposes Clause.  MetroVision is submitting to its shareholders for approval the proposed
                                    amendment to the Purposes Clause of the
                                    Company's Restated Certificate of
                                    Incorporation, the terms of which would
                                    effectively place third parties on notice that the Company may engage in any lawful activity other than those activities specifically proscribed by the Purposes Clause. Those proscribed activities would principally constitute those subject to the jurisdiction of the New York Department of Health. See "Proposal 2--Amendment to Restated Certificate of Incorporation to Change Purposes Clause."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Permit action by Written Consent
of Shareholders by Less than
Unanimous Vote....................  MetroVision is submitting to its shareholders for approval a proposal to
                                    amend the Restated Certificate of
                                    Incorporation to permit action by written consent of shareholders by less than unanimous vote. See "Proposal 3 - Amendment to Restated Certificate of Incorporation to Permit Action by Written Consent of Shareholders by Less than Unanimous Vote."

Change the Minimum Number of
Directors From Six to Three.......  MetroVision is submitting to its shareholders a proposal to ratify an
                                    amendment to its Amended By-laws, approved by the Board of Directors on June 12, 1998, which would reduce the minimum number of directors from six to three. See Proposal 4
                                    - Ratification of Amendment to Amended
                                    By-laws to Reduce Minimum Number of
                                    Directors From Six to Three.

Election of Directors.............  The three current members of the Board of
                                    Directors of the Company have been nominated for re-election at the Special Meeting. The Board of Directors knows of no reason why any of its nominees will be unable or will refuse to accept election. If any nominee becomes unable or refuses to accept election, the Board of Directors will select a substitute nominee. If a substitute nominee is selected, proxies will be voted in favor of such nominee. The affirmative vote of the holders of a plurality of shares of Common Stock and 5% Preferred Stock, voting as a single class, will be required to elect each of the Directors to the Company's Board. See "Proposal 5-- Election of New Directors."

Appointment of Arthur Andersen
LLP as Public Accountants.........  MetroVision's Board of Directors has
                                    appointed the firm of Arthur Andersen LLP, independent auditors, to audit the consolidated financial statements of MetroVision and York for the fiscal year ending December 31, 1998, subject to ratification by the Company's shareholders. If the Company's shareholders do not ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for the forthcoming fiscal year, such appointment will be reconsidered by the Audit Committee and the Board of Directors. The affirmative vote of a majority of the shares of Common Stock and 5% Preferred Stock, voting as a single class, present in person or represented by proxy at the Special Meeting will be required to approve and adopt Proposal Number 5. See "Proposal 6--Appointment of Arthur Andersen LLP as Public Accountants."

--------------------------------------------------------------------------------

                             SELECTED FINANCIAL DATA

           METROVISION SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

      The following selected financial data is derived from the Consolidated Financial Statements of the Company. On April 1, 1997, the Company consummated a merger with York Hannover that has been accounted for as a reverse acquisition of the Company by York Hannover under the purchase method of accounting as prescribed by APB Opinion 16. Accordingly, the historical financial statements of the Company prior to the merger have been changed to reflect the historical financial statements of York Hannover. The data should be read in conjunction with the Consolidated Financial Statements, related Notes, and other financial information included herein.

           MetroVision Selected Historical Consolidated Financial Data
                      (In thousands, except per share data)

                                        Summary Historical Condensed Financial Data  Three Months Ended
                                               Twelve Months Ended December 31,           March 31,

                                          1993(1)   1994     1995    1996     1997     1997     1998
                                          -------   ----     ----    ----     ----     ----     ----
Statement of Operations Data
  Net patient revenues .................  $3,466   $4,260   $2,673   $  --   $    --   $  --   $  --
  Equity in earnings of
    York Hannover Partnership ..........      --       --      104     448       768     221     202
                                          ------   ------   ------   -----   -------   -----   -----

  Total revenues .......................   3,466    4,260    2,777     448       768     221     202
  Cost of patient revenues .............  (1,924)  (2,396)  (1,392)     --        --      --      --
  Selling, general and administrative ..    (950)  (1,128)  (1,546)   (391)     (329)    (75)    (60)
  Depreciation and amortization ........    (476)     (82)     (45)     --        --      --      --
  Amortization of deferred
    revenue ............................      --       --       55     133        33      33      --
    Other income (expense) .............      --       --      118     121       (19)    (67)     --
    Interest expense net ...............    (159)    (319)    (290)   (290)     (292)    (70)    (62)
    Income tax provision ...............      --       --       --     (19)      (61)     --      --
  Discontinued operations,
    net of tax .........................      --       --       --      --    (1,438)     --      --
                                          ------   ------   ------   -----   -------   -----   -----

  Net income (loss) ....................    $(43)    $335    $(323)     $2   $(1,338)     42      80
                                          ------   ------   ------   -----   -------   -----   -----
                                          ------   ------   ------   -----   -------   -----   -----

(1) Reflects operations of predecessor entity prior to purchase by York Hannover in December 1993 and does not represent the ongoing operations after the purchase.

                                                   Summary Historical Financial Data
                                                               December 31,                  March 31,
                                                 1993    1994     1995     1996      1997      1998
                                                 ----    ----     ----     ----      ----      ----
Balance Sheet Data
Working capital (deficit) ...................    $430     $34    $(192)  $(3,341)  $(3,726)  $(3,748)
Total assets ................................     842   1,335    1,240     1,632     1,269     1,387
Short-term debt .............................      --     771      174     2,751     2,547     2,522(1)
Long-term debt (excluding current portion) ..   2,713   1,924    2,180        --        --        --

      (1)As of March 31, 1998, the Company had received loans from affiliates totaling $571,957. These loans, including all accrued and unpaid interest, were due no later than May 1, 1998.

--------------------------------------------------------------------------------

      UNAUDITED SUMMARY PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL
                                   INFORMATION

      MetroVision and Bay have entered into a Sale Agreement, subject to approval by the shareholders of MetroVision, whereby MetroVision will sell substantially all of its assets (except for assets related to the Commuter Channel) to Bay by selling the Company's 40% equity interest (the "York Interest") in York for an aggregate purchase price of $2,300,000 (the "Purchase Price").

      The Sale will be accounted for as a sale of the York Interest.

      The following unaudited pro forma consolidated balance sheet as of March 31, 1998 has been prepared based on the historical balance sheets of MetroVision, as adjusted to reflect the Sale as if it had occurred on March 31, 1998. The unaudited pro forma consolidated income statement for the year ended December 31, 1997 has been prepared based on the historical income statements of MetroVision adjusted to reflect the Sale as if it had occurred on January 1, 1997. The unaudited pro forma consolidated income statement for the three months ended March 31, 1998 has been prepared based on the historical income statements of MetroVision, adjusted to reflect the Sale as if it had occurred on January 1, 1998. This information is presented for informational purposes only and, therefore, is not necessarily indicative of the financial position or operating results that would have occurred or might be achieved if the Sale had occurred at an earlier date, nor is it necessarily indicative of the financial position or operating results that may occur in the future.

        MetroVision Summary Pro Forma Consolidated Balance Sheet Data
                                March 31, 1998
                          (Unaudited, in thousands)


                                      Metro
                                      Vision       Pro forma        Pro forma
                                    Historical-   Adjustments       Combined
                                    -----------   -----------       --------
Assets

Current assets                      $        16   $       - -      $        16
Investment in York Hannover
     Partnership                          1,372        (1,372)(a)          - -
                                    -----------   -----------      -----------
       Total assets                 $     1,388   $    (1,342)     $        16
                                    -----------   -----------      -----------
                                    -----------   -----------      -----------

Liabilities and Stockholders'
     Deficit

Current liabilities including
     short-term debt                $     1,242   $       701 (a)  $     1,393
                                                         (224)(b)
                                                         (326)(c)
Short-term debt                           2,522        (1,950)(b)         (572)
Preferred stock                               1                              1
Common Stockholders' deficit             (2,377)         (427)(a)       (1,950)
                                    -----------   -----------      -----------
     Total liabilities and
        stockholders' deficit       $     1,388   $    (1,342)     $        16
                                    -----------   -----------      -----------
                                    -----------   -----------      -----------


(a) To record the Sale of the Company's York Interest as if it had occurred on March 31, 1998 including a gain on the Sale of $1,128, a tax liability of $451 and a liability of $250 for fees and expenses associated with the Sale and Proxy Statement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(b) To record the payment of principal and interest accrued on MetroVision's secured loan payable to National HealthCare Corporation from the proceeds of the Sale.

(c) To record the payment of fees and expenses associated with the Sale and Proxy Statement and various other current liabilities from the proceeds of the Sale.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     MetroVision Summary Pro Forma Consolidated Statement of Income Data
                         Year Ended December 31, 1997
               (Unaudited, in thousands, except Per Share Data)

                                                         Metro
                                                         Vision      Pro forma         Pro forma
                                                       Historical-   Adjustments        Combined
                                                       -----------   -----------        --------

Total revenues                                       $        768   $     (768)(a)    $        - -
Gain on Sale of York Interest                                 - -        1,799 (a)           1,799
Selling, general and administrative                           329          250 (a)             579
Amortization of deferred revenue.................             (33)         - -                 (33)
Other expense, net...............................              19          - -                  19
Interest expense, net............................             292         (266)(a)              26
                                                     ------------   ----------        ------------
Net income (loss) from continuing operations
      before income taxes........................             161        1,047               1,208
Income tax provision.............................             (61)        (451)(a)            (512)
                                                     ------------   ----------        ------------
Net income (loss) from continuing operations.....             100          596                 696
Discontinued operations, net of tax..............          (1,438)         - -              (1,438)
                                                     ------------   ----------        ------------
Net loss.........................................          (1,338)         596                (742)
Less - preferred stock dividend requirements                  180          - -                 180
                                                     ------------   ----------        ------------
Net loss applicable to common stock                  $     (1,518)  $      596        $       (922)
                                                     ------------   ----------        ------------
                                                     ------------   ----------        ------------
Weighted average number of shares                       5,180,706                       5,180,706
Net loss per common share                                $(0.30)                          $(0.18)

(a) To adjust the MetroVision historical income statement to reflect the sale of the York Interest and use of proceeds to retire debt as if both had occurred on January 1, 1997. The adjustments include recognition of a gain on the Sale of $1,799, a tax provision of $451, fees and expenses of $250 related to the Sale and Proxy Statement, removal of revenues from the York Interest of $768 and removal of interest expense on retired debt of $266.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

       MetroVision Summary Pro Forma Consolidated Statement of Income Data
                        Three Months Ended March 31, 1998
                (Unaudited, in thousands, except Per Share Data)

                                                     Metro
                                                     Vision         Pro forma        Pro forma
                                                   Historical-      Adjustments       Combined
                                                   -----------      -----------       --------

Total revenues                                     $        202    $     (202)(a)    $      - -
Gain on Sale of York Interest                               - -         1,231 (a)         1,231
Selling, general and administrative                          60           250 (a)           310
Interest expense, net...........................             62           (62)(a)           - -
                                                   ------------    ----------        ----------
Net income before income taxes                               80           841               921
Income tax provision............................            - -          (451)(a)          (451)
                                                   ------------    ----------        ----------
Net income......................................             80           390               470
Less - preferred stock dividend requirements                 45           - -                45
                                                   ------------    ----------        ----------
Net income applicable to common stock              $         35)   $      390        $      425
                                                   ------------    ----------        ----------
                                                   ------------    ----------        ----------
Weighted average number of shares                     5,574,275                       5,574,275
Net income per common share                             $0.01                           $0.08

(a) To adjust the MetroVision historical income statement to reflect the sale of the York Interest and use of proceeds to retire debt as if both had occurred on January 1,1998. The adjustments include recognition of a gain on the Sale of $1,231, a tax provision of $451, fees and expenses of $250 related to the Sale and Proxy Statement, removal of revenues from the York Interest of $202 and removal of interest expense on retired debt of $62.

--------------------------------------------------------------------------------

                            METROVISION SHARE DATA

      The following table sets forth for the periods indicated (1) the historical net loss per common share and the historical book value per common share data of MetroVision Common Stock, and (2) the unaudited pro forma net loss per common share of capital stock and the unaudited pro forma book value data per share of MetroVision Common Stock after giving effect to the Sale. MetroVision has not declared or paid cash dividends for the periods indicated. See "Price Range of MetroVision Common Stock." The information presented in the following table should be read in conjunction with the separate historical consolidated financial statements, including the notes thereto, and the interim unaudited consolidated condensed financial statements of MetroVision and the notes thereto appearing elsewhere herein.

                                                    MetroVision     Pro Forma
                                                    Historical     Combined(1)
                                                    ----------     -----------
      Net income (loss) per common share:
        Three Months ended March 31, 1998...........   $ .01          $(.08)
        Twelve months ended December 31, 1997.......    (.30)          (.18)

      Book value per share(2):
        March 31, 1998..............................    (.42)         $(.35)
        December 31, 1997...........................    (.44)          (.35)

----------
(1) Gives effect to the Sale under "Unaudited Summary Pro Forma Combined Condensed Consolidated Financial Information."

(2) Computed by dividing stockholders' deficit by shares outstanding on the date indicated.

      The Company's Common Stock is traded on the OTC Bulletin Board under the symbol "MVNA". On May 29, 1998 (the trading day preceding the date of the Sale Agreement), the last bid price for the Common stock was $0.125 per share.

                                CAPITALIZATION

      The following table sets forth as of March 31, 1998 the capitalization of MetroVision on a historical basis and on a pro forma basis as adjusted to give effect to the consummation of the Sale.


                                                            March 31, 1998
                                                            --------------
                                                            (in thousands)

                                                                       Pro
                                                         Actual      Forma(1)
                                                         ------      --------
Short-Term Debt:
   Notes Payable................................       $   2,522    $     572
Long-Term Debt (less current portion):..........             - -          - -
Preferred Stock.................................               1            1
Common Stockholders' Deficit
   Common Stock, $.001 Par Value; (25,000,000
   shares authorized; 5,574,275 shares issued
   at December 31, 1997 -  historical, and
   5,574,275 - pro forma).......................               6            6
   Additional Paid in Capital...................           1,077        1,077
   Retained Deficit.............................          (3,460)      (3,033)
     Total Common Stockholder's Deficit.........          (2,377)      (1,950)
                                                       ---------    ---------
                                                       ---------    ---------
Total Capitalization............................       $     146    $   1,377
                                                       ---------    ---------
                                                       ---------    ---------

(1) Gives effect to the Sale and use of proceeds to retire debt as if both had occurred on March 31, 1998.

                               THE SPECIAL MEETING

Introduction; Purpose of the Special Meeting

      This Proxy Statement is being furnished to holders of MetroVision Common Stock and 5% Series A Convertible Preferred Stock (the "5% Preferred Stock") in connection with the solicitation of proxies by the Board of Directors of MetroVision for use at the Special Meeting of Shareholders (the "Special Meeting") to be held on Thursday, August 27, 1998 at 10:00 a.m., local time, at 75 South Church Street, Pittsfield, MA 01201. At the Special Meeting, shareholders will be asked: 1) to consider and approve the Sale Agreement and the Sale; 2) to consider and approve an amendment to the Restated Certificate of Incorporation changing the Purposes Clause to authorize the activities in which the Company may now lawfully engage; 3) to consider and approve an amendment to the Restated Certificate of Incorporation to permit action by written consent of shareholders by less than unanimous vote; 4) to ratify an amendment to the Amended By-laws of the Company reducing the minimum number of directors from six to three; 5) to elect three members of the Board of Directors each for a one year term; 6) to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998; and
7) to transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

Solicitation of Proxies

      The enclosed proxy is being solicited by the Board of Directors for use in connection with the Special Meeting and any postponement or adjournment thereof. All shares of Common Stock and 5% Preferred Stock represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting or any postponement or adjournment thereof, and not revoked in the manner described below, will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, the proxies will be voted in favor of the proposal to approve and adopt the Sale Agreement and the Sale, for the nominees for election to the Board of Directors, for each of the other proposals being submitted to shareholders at the Special Meeting for their approval and, at the discretion of the proxy holder, as to any other matter which may properly come before the Special Meeting.

      The Board knows of no matter which will be presented for consideration at the Special Meeting other than those matters set forth in the Notice of Special Meeting accompanying this Proxy Statement. If any other matters are properly presented for action at the Special Meeting or any postponement or adjournment thereof, the persons named in the enclosed proxy will have authority to vote on such matters in their sole discretion.

      If a quorum for the Special Meeting is not obtained or, as to any one or more proposals, if fewer shares are voted in favor of the proposal then the number of shares required for such approval, the Special Meeting may be adjourned for the purposes of obtaining additional proxies or votes or for any other purpose and, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous Special Meeting. Any proxies voted against the Sale may not be voted at the Special Meeting in favor of adjournment of the Special Meeting.

      Abstentions are counted as present at the Special Meeting and thus are included in determining a quorum. With respect to the tabulation of votes, abstentions are not treated as votes cast in the election of directors (and thus are not the equivalent of votes against a nominee) but are treated as votes present and outstanding on other matters (and therefore are the equivalent of a vote against matters other than the election of directors). Brokers non-votes (broker proxies which have not voted on a particular proposal) are not included in determining a quorum with respect to a particular proposal. With respect to the tabulation of votes, broker non-votes are not treated as votes cast in the election of directors (and thus are not the equivalent of votes against a nominee), are not treated as votes present in matters requiring the affirmative vote of a percentage of the shares present at the Special Meeting (and therefore do not affect the vote on such a proposal) but are votes outstanding in matters requiring the vote of a certain percentage of the outstanding shares of the Company (and therefore are the equivalent of votes against such a proposal).

Revocation of Proxies

      Proxies may be revoked by those persons executing proxies at any time before the authority granted thereby is exercised by (a) delivering to the Secretary of MetroVision at or before the Special Meeting a written notice of revocation bearing a later date than the proxy, (b) duly executing a subsequently dated proxy relating to the same shares and delivering it to the Secretary of MetroVision at or before the Special Meeting or (c) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered at or prior to the Special Meeting to the attention of the Corporate Secretary, MetroVision of North America, Inc., 75 South Church Street, Pittsfield, MA 01201.

Expenses

      MetroVision will bear the costs of the solicitation of its proxies in connection with the Special Meeting, including the costs of preparing, assembling and mailing proxy materials and the handling and tabulations of proxies received. In addition to solicitation of proxies by mail, proxies in connection with the Special Meeting may be solicited by directors, officers and selected employees of the Company, at no additional compensation, by telephone, telegram, personal interviews or otherwise. Arrangements also have been made with respect to brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of shares held of record by such persons or firms or their nominees, and in connection therewith, such firms will be reimbursed for the reasonable out-of-pocket expenses in forwarding such materials.

      Neither the Company nor any person acting on its behalf has retained any other person to make solicitations or recommendations to shareholders with respect to the Sale, the change in the Purposes Clause of the Restated Certificate of Incorporation, the amendment to the Amended By-laws reducing the minimum number of directors from six to three, the Election of Directors, the Ratification of Appointment of the Public Accountants or any other proposal submitted to the shareholders for consideration at the Special Meeting.

Voting Securities; Record Date; Quorum

      Only shareholders of record of Common Stock and 5% Preferred Stock at the close of business on July 20, 1998 are entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement thereof. At that date, there were 5,574,275 shares of Common Stock and 648,535 shares of 5% Preferred Stock issued and outstanding (4.6 shares of 5% Preferred Stock being convertible into one share of Common Stock). Each share of Common Stock is entitled to one vote per share, and each 4.6 shares of 5% Preferred Stock are entitled to one vote, exercisable in person or by duly executed proxy, on all matters which properly come before the Special Meeting or any adjournment or postponement thereof. There is no cumulative voting in the election of directors. The presence, in person or by proxy, of shareholders entitled to vote of at least a majority of the shares of Common Stock and 5% Preferred Stock, counted as a single class, outstanding on the record date will constitute a quorum for purposes of the Special Meeting. Approval of the Sale requires the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock and 5% Preferred Stock, voting as a single class, in person or by proxy at the Special Meeting. The affirmative vote of the holders of a plurality of shares of Common Stock and 5% Preferred Stock, voting as a single class, present in person or represented by proxy at the Special Meeting will be required to elect each of the directors to the Company's Board of Directors. Approval of the 2 Amendments to the Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and 5% Preferred Stock, voting together as a single class. Approval of the Amendment to the Amended By-Laws to reduce the minimum number of directors from six to three and the ratification of the appointment of the public accountants requires the affirmative vote of the holders of a majority of the shares of Common Stock and 5% Preferred Stock, voting together as a single class, present in person or by proxy at the Special Meeting.

                                 RISK FACTORS

IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROXY STATEMENT, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING WHETHER TO APPROVE THE SALE AND THE SALE AGREEMENT. CERTAIN STATEMENTS SET FORTH BELOW UNDER THIS CAPTION CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE REFORM ACT. SEE "SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS" FOR ADDITIONAL FACTORS RELATING TO SUCH STATEMENTS.

                      TRANSACTION-RELATED CONSIDERATIONS

WINDING UP OF BUSINESS OF METROVISION

As a result of the Sale, the Company's strategic focus will be to wind up its business. The Company will wind up its business related to the Commuter Channel and will apply the proceeds of the Sale to pay off principal, interest and penalties on its secured loan to National HealthCare Corporation ("NHC") and the expenses of the Company related to the preparation and distribution of this Proxy Statement, conducting the Special Meeting and the negotiation and closing of the Sale ("Administrative Expenses".) The loan to NHC is in default. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." The Company will use the remaining proceeds of the Sale, if any, to pay other unsecured liabilities of the Company, including federal and state tax liabilities related to the Sale, accounts payable, liabilities relating to the winding up of the Commuter Channel business, and a working capital loan to Lenox Healthcare Inc., an affiliate of Mr. Thomas M. Clarke, the Company's President. Because the Sale may constitute a "voluntary liquidation" under the Company's Certificate of Incorporation, upon completion of the Sale, holders of the Company's 5% Preferred Stock would be entitled to payment of the liquidation preference ("Liquidation Preference") on the Company's 5% Preferred Stock which would be paid from the proceeds of the Sale remaining, if any, after the payment of the Liabilities. Any amounts remaining thereafter, which are not anticipated, would be distributed to holders of the Company's Common Stock. It is not expected that any amounts will be paid on the Liabilities or be available for distribution to shareholders.

FAILURE OF SALE TO CLOSE

There can be no assurance that all of the conditions to the Sale will be satisfied or that the Sale will be consummated. Failure to consummate the Sale will result in material expenses to the Company which will not be reimbursed. In this event, the assets available to be used to wind up the business of the Company may be materially reduced. See "Proposal No. 1 -- The Sale-- Terms and Conditions of Stock Purchase Agreement."

FUTURE FINANCING NEEDS

Assuming that the Sale is consummated, and the Company successfully winds up its business, the Company's remaining strategic business will be significantly different. Any new business of the Company, whether entered into directly or by means of a business combination, will require the investment of significant amounts of capital. See "The Sale--Change in Business of MetroVision". In connection with the consummation of the Sale, the Company anticipates that it will receive approximately $2,300,000 of net cash proceeds. As a condition to closing under the Sale Agreement, the Company will use approximately $2.1 million of such net proceeds to repay its secured loan (including accrued interest and penalties) to NHC, leaving the Company with approximately $200,000 of net cash proceeds (before taxes), which will be applied to payment of the Administrative Expenses. As a result, although the Company will have no significant long-term debt, the Company will require additional financing in order to satisfy current unsecured creditors, any new business's on-going capital requirements and to achieve any new business's long-term business strategies. Such additional capital would most likely be provided through the public or private sale of debt or equity securities. If an alternative business or business combination and related financing cannot be obtained, the Company will be dissolved.

                              PROPOSAL 1--THE SALE

Purpose and Structure of the Sale

      The purpose of the Sale is for the Company to sell substantially all of its assets (except for assets related to the Commuter Channel) to Bay by selling the Company's York Interest for an aggregate purchase price of $2,300,000. As a result of the Sale of the York Interest, the strategic focus of Company will be to wind up its business.

Background of the Sale

      The Board of Directors believes that the Sale represents the most attractive financial alternative available to the Company's shareholders. In the course of the last three fiscal years, MetroVision has incurred net losses of $4,098,028 in the operation of its video cable network for mass transit systems. During the same period, the Company realized net revenues of only $3,229,316 on a historical basis from the operation of its video cable network. The substantial losses incurred by the Company have to date been funded primarily from the sale of its Common Stock, from the income generated by York, and from the Company's working capital loan.

      MetroVision believes that the inherent difficulty with the Commuter Channel business strategy and, consequently, the principal reason for the continuing losses from operations, is that the current network of place-based media for mass transit systems is not sufficiently large to attract national advertisers willing to commit substantial sums from their advertising budgets. At the same time, however, the high cost of operations requires the Company to charge advertising rates which generally preclude local and regional advertisers from purchasing advertising on the Company's network. As a result, the Company has been unable to generate meaningful revenues from operations, and the substantial losses incurred by the Company to date have been funded primarily from equity or debt financings. Notwithstanding attempts by the Board of Directors to seek external financing after the Company's secondary public offering in December 1993, these efforts have proven largely unsuccessful. Accordingly, the Board of Directors does not believe attempts at continued expansion of the Company's network is appropriate, given its very limited financial resources and its relative inability to generate meaningful revenues from such network. At the same time, the Board believes that it will likely not be able to sustain its existing operations for the foreseeable future and on November 30, 1997 the Company announced its plans to terminate the Commuter Channel business, effective February 28, 1998.

      As noted above, the operating losses of the Commuter Channel business have been funded by revenues from the operation of York. However, pursuant to the terms of the York Partnership Agreement between York Hannover Pharmaceuticals, Inc., and UPC dated July 13, 1995 (the "Partnership Agreement"), the partnership will terminate on August 1, 2000, unless both partners agree to continue the partnership. UPC has indicated it will not vote to continue the partnership. In addition, United Health Inc. ("UHI"), UPC's parent company, recently acquired Bay Geriatric Pharmacies, Inc., a company which is a direct competitor of York, in violation of the non-competition clause in the Partnership Agreement. Upon learning of the acquisition of Bay Geriatric Pharmacies, Inc. by UHI, management of MetroVision approached UPC and UHI with respect to the violation of the non-competition clause of the Partnership Agreement. As a result of discussions concerning this issue, UPC offered to acquire MetroVision's York Interest.

      MetroVision then contracted with Centennial Valuation Group, PLLC ("Centennial") to provide an appraisal (the "Appraisal") of the Partnership Interest as of January 1, 1998. Centennial completed the Appraisal on a present value cash flow basis (using a discounted earnings method), which indicated a valuation of $2.9 million. On the basis of such appraisal and an appraisal obtained by UPC, the parties negotiated a purchase price of $2,500,000 as adjusted by the $200,000 of pro rata net income distributed by York to MetroVision subsequent to January 1, 1998.

      After deliberation by the Board of Directors at meetings held on April 3, 1998 and June 12, 1998, MetroVision's Board determined that the Sale would represent the most attractive alternative of maximizing the assets of the Company for the benefit of creditors and stockholders.

      On June 12, 1998, the Board of Directors discussed the terms of the Sale Agreement and unanimously approved the Sale Agreement and the proposed Sale, and authorized that the Sale Agreement and Sale be submitted to shareholders for their approval.

Reasons for the Sale; Recommendation of the Board of Directors

      The Company's Board of Directors has determined that the Sale is fair to, and in the best interests of, the Company and its shareholders, and has approved the Sale Agreement and the Sale. The Board of Directors recommends that the MetroVision shareholders vote FOR the Sale Agreement and the Sale.

      In reaching its conclusion that the Sale is in the best interests of MetroVision and its shareholders, the MetroVision Board of Directors considered a variety of factors including, among other things, the following:

            1. The current financial condition and cash position of MetroVision is such that, without the infusion of additional cash, there is substantial doubt about MetroVision's ability to continue as a going concern for a sustained period, or generate meaningful, if any, profits. MetroVision has been relatively unsuccessful in obtaining external financing from any third parties other than from certain of its officers and directors, and it is unlikely that these persons or any other third parties are prepared to make capital investments in MetroVision at this time.

            2. The fact that given the acquisition of Bay Geriatric Pharmacies, Inc. by UHI, it is probable that York's market share will be significantly reduced through competition with Bay Pharmacies, Inc.

            3. The conclusion that any litigation with UHI and UPC with respect to the violation of the non-competition clause in the Partnership Agreement would most likely not result in money damages in an amount and a time frame which would maximize shareholder value more that the Sale.

            4. Given the acquisition by UHI of Bay Geriatric Pharmacies, Inc. and the terms of the Partnership Agreement, it is unlikely that MetroVision will be able to identify other potential purchaser candidates for the York Interest, particularly ones with seasoned management and with a market presence, financial condition or capital structure which could potentially result in maximizing shareholder value greater that than realized through the Sale.

            5. Management's belief that strategic alternatives to the Sale or a sale to another third party, including allowing NHC to foreclose on the York Interest, are ones which would not maximize the value of the York Interest.

            6. The Appraisal, including the underlying assumption for the Appraisal, and the default status of and outstanding balance of the NHC loan.

      The MetroVision Board of Directors also considered certain negative factors, in addition to those set forth herein under the caption "Risk Factors," including that the Sale would result in the loss of the Company's York Interest and related revenues, requiring the winding up of the business of the Company

      In view of the variety of factors considered by the MetroVision Board in connection with its evaluation of the Sale, the MetroVision Board did not find it practicable to, and did not quantify or otherwise assign relative weights to, the specific factors considered in reaching its conclusion.

      In light of the specific circumstances surrounding the Sale, including, but not limited to, the current financial condition faced by MetroVision and the lack of any reasonable or foreseeable near-term alternative to the Sale, the MetroVision Board did not find it financially prudent to engage an independent financial advisor to render an opinion for the benefit of the Board and the MetroVision shareholders as to the fairness from a financial point of view of the consideration to be paid by Bay for the York Interest. The Board believed that the expense which would have been incurred to engage a financial advisor for this purpose would have been an inappropriate use of MetroVision's extremely limited cash resources.

      The directors of MetroVision unanimously approved the Sale Agreement and the Sale.

      Approval of the Sale Agreement and the Sale requires the affirmative vote of two-thirds of the outstanding shares of MetroVision Common Stock and 5% Preferred Stock, voting together as a single class. As of the record date, the MetroVision directors and executive officers beneficially owned 4,055,358 shares of Common Stock as a group, or an aggregate of approximately 71% (on an as-converted basis) of the total number of shares entitled to vote at the Special Meeting. Thomas M. Clarke, President of the Company, beneficially owns 4,044,925 shares of Common Stock, representing approximately 70.8% (on an as-converted basis) of the issued and outstanding Common Stock and 5% Preferred Stock. Each of MetroVision's officers and directors have indicated their present intention to vote for the Sale Agreement and the Sale. Thomas M. Clarke, Linda
M. Clarke and Lawrence B. Cummings have entered into an agreement with UPC pursuant to which they have agreed to vote the 4,044,925 shares of Common Stock held beneficially, directly or indirectly, by them in favor of the Sale, which number of shares constitutes approximately 70.8% of the Company's capital stock entitled to vote on the Sale.

Use of Proceeds, Wind Up of Business

      As a result of the Sale of the York Interest, the Company's strategic focus will be to wind up its business. The Company will wind up its business related to the Commuter Channel; and will apply the proceeds of the Sale to pay off principal, interest and penalties on its secured loan to National HealthCare Corporation and the expenses of the Company related to the preparation and distribution of this Proxy Statement, conducting the Special Meeting and the negotiation and closing of the Sale. The loan to NHC is currently in default. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources." The Company will use the remaining proceeds of the Sale, if any, to pay other unsecured liabilities of the Company, including federal and state tax liabilities related to the sale, accounts payable, liabilities related to the winding up the Commuter Channel business, and a working capital loan to Lenox Healthcare Inc., an affiliate of Mr. Thomas M. Clarke, the Company's President (collectively, the "Liabilities"). Because the Sale may constitute a "voluntary liquidation" under the Company's Certificate of Incorporation, upon completion of the Sale, holders of the Company's 5% Preferred Stock would be entitled to payment of the liquidation preference on the Company's 5% Preferred Stock which would be paid from the proceeds of the Sale, if any, remaining after the payment of the Liabilities. Any amounts remaining thereafter, which are not anticipated, would be distributed to holders of the Company's Common Stock. See "Risk Factors - Wind up of Business of the Company." MetroVision believes that the sale of the York Interest will allow the Company to maximize the value of its assets for the benefit of creditors and shareholders.

Change in Business of MetroVision

      Assuming that the Sale is consummated, and the Company successfully winds up its business, the Company's remaining strategic business will be significantly different. Any new business of the Company will require the investment of significant amounts of capital. In connection with the consummation of the Sale, the Company anticipates that it will receive approximately $2,300,000 of net cash proceeds. As a condition to closing under the Sale Agreement, the Company will use approximately $2.1 million of such net proceeds to repay its secured loan to NHC, leaving the Company with approximately $200,000 of net cash proceeds (before taxes) which will be applied to payment of the Administrative Expenses. As a result, although the Company will have no significant long-term debt, the Company will require additional financing in order to satisfy current unsecured creditors, any new business's on-going capital requirements and to achieve any new business's long-term business strategies. Such additional capital would most likely be provided through the public or private sale of debt or equity securities. If such an alternative business and related financing cannot be obtained, the Company will be dissolved.

Bay's Conditions to Closing

      Pursuant to the Sale Agreement, the obligation of Bay to consummate the Sale is subject to the following conditions:

      1. MetroVision shall have fully paid and satisfied its outstanding debt to National HealthCare Corporation and any security interest in the York Interest shall have been released;

      2. MetroVision shall in writing confirm that Stockbridge Investment Partners, Inc. has or will terminate its Part B billing functions, under the Management Services Agreement dated July 13, 1995 between York Hannover Pharmaceuticals, Inc. and York Hannover Partnership, and that MetroVision will cooperate with UPC and Bay to accomplish the orderly transition of such billing functions;

      3. MetroVision shall have received the opinion of Bay's legal counsel;

      4. MetroVision shall certify to Bay that each and every representation and warranty that it made within the Sale Agreement continues to be true and complete as of the date of Closing;

      5. MetroVision and its affiliates shall be current on all payment obligations to York and its affiliates; and

      6. The Partnership shall have made a distribution of net income earned in 1998 to UPC and the Company, according to their interests, of $500,000.

MetroVision's Conditions to Closing

      Pursuant to the Sale Agreement, the obligation of MetroVision to consummate the Sale is subject to the following conditions:

      1. Bay shall have paid the Purchase Price of $2,300,000;

      2. Bay shall have received the opinion of MetroVision's legal counsel;

      3. Bay shall certify to MetroVision that each and every representation and warranty that it made within the Sale Agreement continues to be true and complete as of the date of Closing;

      4. MetroVision shall have obtained all necessary shareholder approvals of the Sale Agreement and Sale; and

      5. The Partnership shall have made a distribution of net income earned in 1998 to UPC and the Company, according to their interests, of $500,000.

                              THE SALE AGREEMENT

      The following discussion of the Sale Agreement is only a summary of the material terms and conditions thereof and is qualified in its entirety by reference to the actual terms and conditions of the Sale Agreement attached hereto as Appendix A.

General

      Under the Sale Agreement, the Company will sell to Bay the York Interest, including all assets of York owned by the Company, for a purchase price of $2,300,000. The Company and Bay will each indemnify the other against and hold each other harmless from any and all non-York liabilities of the other. Bay will assume all liabilities as a Partner of York to the extent such liabilities arise after the Closing Date.

      The closing of the Sale will occur no later than August 31, 1998.

      Under the Sale Agreement, the Company has agreed not to compete for a period beginning with the closing date and extending through July 31, 2000, directly or indirectly with York in York's business in the geographic areas listed on Exhibit A to the York Partnership Agreement, a copy of which is attached hereto as Appendix B. York's business is deemed to be the provision of the following services and products: institutional pharmacy, infusion therapy, third-party billing, medical equipment and supplies, respiratory (except respiratory therapy services and supplies to Part A Medicare eligible patients (patients who have been hospitalized for three days or more immediately prior to being placed in a skilled nursing facility), which are not provided by York, although York does provide the delivery services provided as part of the respiratory Part A Program ("Part A Program" refers to a particular level of Medicare coverage for a nursing home facility stay) of UPC at July 13, 1995, the date of the signing of the York Partnership Agreement, and such other services and products as were specifically agreed upon by the York partners (enterals, parenterals, urological, tracheostomy, and wound care), to long term care and other facilities set forth on Exhibit A to the York Partnership Agreement (with the exception of that certain facility set forth on Exhibit A to the York Partnership Agreement which continued to be served by York Hannover Pharmaceuticals, Inc. or its affiliates and in those presently existing facilities owned by United Health Facilities, Inc. and its affiliated corporations outside the designated counties which facilities are also described in Exhibit A to the York Agreement.) Exhibit A to the York Partnership Agreement is attached hereto as Appendix B.

Conditions to the Sale

      See "Proposal 1 - The Sale - MetroVision's Conditions to Closing" and "- Bay Conditions to Closing".

Termination or Amendment of Sale Agreement

      There is no provision for terminating or amending the Sale Agreement.

Accounting Treatment of the Sale

      The Sale will be accounted for as a sale of substantially all of the assets of the Company.

Required Regulatory Approvals

      MetroVision has represented to Bay in the Sale Agreement that MetroVision has no knowledge of any violations or alleged violations by York of, or pending or threatened investigations, complaints, or proceedings or threatened investigations, complaints or proceedings involving the York Interest under any federal, state or local laws or regulations; nor are there any regulatory approvals under any such laws that must be obtained prior to consummation of the Sale.

Dissenters' Rights of Appraisal

      Shareholders of MetroVision are not entitled to dissenters' rights of appraisal under the New York Law in connection with the Sale.

Fees and Expenses

      In connection with the preparation of the Proxy Statement and solicitation of proxies, MetroVision will incur the following estimated expenses:


      Legal Fees and Expenses.....................................   $ 75,000
      Accounting Fees and Expenses................................     15,000
      Printing Fees...............................................     10,000
      Brokerage/Solicitation Fees.................................      5,000
                                                                     --------
      Total.......................................................   $105,000
                                                                     --------
                                                                     --------


Federal Income Tax Consequences of the Sale to the MetroVision Shareholders

      MetroVision does not expect that the Sale will have any specific Federal income tax consequences to MetroVision's shareholders. After the Sale, the shareholders of MetroVision will continue to own shares as before the Sale and the acquisition by Bay of the York Interest through the Sale is not expected to alter the income tax effect of owning or subsequently transferring shares of MetroVision Common Stock. In view of the individual nature of each shareholder's income tax situation, stockholders are urged to consult their own tax advisors with respect to the specific Federal, state and local tax consequences associated with the Sale. It is expected that the Sale will result in federal and state liabilities to the Company in the amount of approximately $451,000.

Interests of Certain Persons in the Sale

      If the proceeds of the Sale are sufficient to pay all of the Liabilities of the Company, the proceeds of the Sale may be used to repay a working capital loan in the amount of $571,957 to Lenox Healthcare Inc., an affiliate of Mr. Thomas M. Clarke, President of the Company.

      The approval of the two-thirds of the outstanding shares of the Common Stock and the 5% Preferred Stock, voting as a single class, is required to approve the Sale.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE SALE, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

         PROPOSAL 2--AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
                            TO CHANGE PURPOSES CLAUSE

      At a Special Meeting of Shareholders of the Company held on April 1, 1997, the Company's shareholders approved an amendment to the Company's Restated Certificate of Incorporation to change the Company's name to "York Health Care, Inc." The change in the Company's name was made in connection with the merger of York Pharmaceuticals, Inc. with and into the Company on April 2, 1997 and the resultant change in the principal business of the Company to provide prescription and non-prescription medications and related services to nursing homes. Because the new corporate name of the Company contains the words "Health Care," the New York Business Corporation Law, which applies to the Company because it has been incorporated in the State of New York, requires that the Company's name be approved by the New York Department of Health ("DOH").

      As a condition to issuing its consent to the use of the new name by the Company, the DOH has required that the Company acknowledge that, notwithstanding the potential implications associated with employing the terms "health care" within the name of a New York corporation, the Company is currently not licensed to provide health care or health care related services within the State of New York which would be subject to the jurisdiction of DOH. To acknowledge this limitation, and particularly since the Company does not currently conduct any business within the State of New York, the Company has agreed to submit to its shareholders for approval the proposed amendment to the Purposes Clause of the Company's Restated Certificate of Incorporation, the terms of which would effectively place third parties on notice that the Company may engage in any lawful activity other than those activities specifically proscribed by the Purposes Clause. Those proscribed activities would principally constitute those subject to the jurisdiction of the DOH and for which the Company currently is not licensed. The full text of the proposed Amendment to the Restated Certificate of Incorporation is set forth below:

      Paragraph SECOND, relating to the purposes for which the Corporation is formed, is amended and restated in its entirety as follows:

            "SECOND: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized pursuant to the Business Corporation Law of the State of New York; provided, however, that nothing contained herein shall authorize the Corporation to establish, operate or maintain a hospital or to provide hospital service or health-related service or to operate a home care services agency, a hospice, a health maintenance organization or a comprehensive health services plan, as defined in and covered by Articles 28, 36, 40 and 44, respectively, of the Public Health Law or to solicit, collect or otherwise raise or obtain any funds, contributions or grants from any source for the benefit of any hospital. The corporation is not to engage in any act or activity requiring any consents or approvals by law without such consent or approval first being obtained.

            For the accomplishment of the aforesaid purposes, and in furtherance thereof, the corporation shall have, and may exercise, all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York."

The approval of a majority of the outstanding shares of the Company's Common Stock and 5% Preferred Stock, voting together as a single class, is required to adopt the amendment to the Restated Certificate of Incorporation. The Board of Directors has been advised that Stockbridge Investment Partners, Inc., the holder of 4,000,000 shares of Common Stock, representing approximately 70% of the combined issued and outstanding Common Stock and 5% Preferred Stock (on an as-converted basis) , intends to vote FOR the amendment. Consequently, the approval of the amendment is assured notwithstanding the objection by any other shareholder of the Company. The Board of Directors recommends that the Company's shareholders vote FOR the amendment.

      THE BOARD OF DIRECTORS RECOMMENDS THAT METROVISION SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION PROPOSAL, AND

PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

   PROPOSAL 3 - AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO PERMIT
          WRITTEN CONSENT OF SHAREHOLDERS BY LESS THAN UNANIMOUS VOTE

      On June 12, 1998, the Board of Directors of the Company approved an amendment to the Company's Restated Certificate of Incorporation to permit action by written consent of shareholders, without a meeting, by less than a unanimous consent. Under New York law, actions to be taken by shareholders can be approved in three ways: (i) at a meeting of stockholders by the required affirmative vote of holders of shares entitled to vote on a matter, (ii) by written consent of the holders of all outstanding shares entitled to vote on the matter (i.e. unanimous consent), or (iii) if the Certificate of Incorporation so permits, by written consent of the holders of the same number of shares entitled to vote on such matter that would be required to approve such matter if the action was approved by a vote taken at a stockholders meeting. The Company's Restated Certificate of Incorporation does not currently provide for action to be taken pursuant to the method described in subsection (ii) above and accordingly the board approved an amendment to provide for such option.

      The Board of Directors believes that given the anticipated change in the strategic direction of the Company, the uncertain nature of its future operations following the winding down of its business subsequent to the Sale of the York Interest, and the impossibility of obtaining consents of holders of all shares entitled to vote on a given matter, stockholder action by less than unanimous consent is necessary in order to allow the Company to act more quickly and at less cost than would be required if a vote at a stockholders meeting were necessary.

      The full text of the proposed Amendment to the Restated Certificate of Incorporation is set forth below:

      Paragraph NINTH, relating to written consent of shareholders, is hereby added as follows:

            "NINTH: Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted."

      Pursuant to New York law, if action is taken without a meeting by less than unanimous written consent, the Company shall give prompt notice of the taking of the corporate action to those shareholders who have not consented in writing.

      The approval of a majority of the outstanding shares of the Company's Common Stock and 5% Preferred Stock, voting together as a single class, is required to adopt the amendment to the Restated Certificate of Incorporation. The Board of Directors has been advised that Stockbridge Investment Partners, Inc., the holder of 4,000,000 shares of Common Stock, representing approximately 70% of the combined issued and outstanding Common Stock and 5% Preferred Stock (on an as-converted basis), intends to vote FOR the amendment. Consequently, the approval of the amendment is assured notwithstanding the objection by any other shareholder of the Company. The Board of Directors recommends that the Company's shareholders vote FOR the amendment.

      THE BOARD OF DIRECTORS RECOMMENDS THAT METROVISION SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION PROPOSAL, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

  PROPOSAL 4--RATIFICATION OF AMENDMENT TO AMENDED BY-LAWS REDUCING THE MAXIMUM
                      NUMBER OF DIRECTORS FROM SIX TO THREE

      On June 12, 1998, the Board of Directors of the Company approved an amendment to Article III, Section 2 of the Company's Amended By-laws to reduce the minimum number of Directors from six to three. Prior to this amendment by the Board, the minimum number of directors was six. The Board of Directors believes that following the winding down of the business of MetroVision subsequent to the Sale of the York Interest, a Board of Directors consisting of six members will not be necessary to manage a company with scaled-down operations. Therefore, the Board of Directors believes that it is prudent and more practical to allow for a smaller number of directors that the minimum of six currently required.

      Pursuant to Article VI, Section 6 of the Amended By-laws of the Company, notice of the Board's amendment of was given in the Notice of Special Meeting accompanying this Proxy Statement. The full text of the proposed amendment to the Amended By-laws is set forth below:

      Article SIXTH, Section 6, relating to the number of Directors of the Company, is amended and restated in its entirety as follows:

            "The Board of Directors shall be not less than three, as may be fixed from time to time by vote of the majority of the entire Board of Directors, or by vote of the shareholders at any meeting thereof; provided, however, whenever all of the shares of the Company are owned by less than three shareholders, the number of Directors may be less than three, but not less than the number of shareholders."

      The affirmative vote of the holders of a majority of shares of the Company's Common Stock and 5% Preferred Stock, voting together as a single class in person or by proxy at the Special Meeting, is required to approve and adopt Proposal Number 4. The Board of Directors has been advised that Stockbridge Investment Partners, Inc., the holder of 4,000,000 shares of Common Stock, representing approximately 70% of the combined issued and outstanding Common Stock and 5% Preferred Stock (on an as-converted basis), intends to vote FOR the amendment. Consequently, the approval of the amendment is assured notwithstanding the objection by any other shareholder of the Company. The Board of Directors recommends that the Company's shareholders vote FOR the amendment.

      THE BOARD OF DIRECTORS RECOMMENDS THAT METROVISION SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE AMENDED BY-LAWS PROPOSAL, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

          PROPOSAL 5--ELECTION OF THREE DIRECTORS TO BOARD OF DIRECTORS

      The Company's Restated Certificate of Incorporation and Amended By-Laws provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's Restated Certificate of Incorporation and Amended By-Laws, which by-laws were last amended June 12, 1998, the number of directors is set at no less than three (3) unless the Board of Directors or the stockholders set a higher number. Currently, the Board of Directors is set at three (3).

      Pursuant to the Company's Restated Certificate of Incorporation and Amended By-Laws, the Board of Directors on June 12, 1998 voted (i) to set the size of the Board of Directors at three and (ii) nominate Thomas M. Clarke, Linda M. Clarke and Lawrence B. Cummings for election at the Special Meeting for a term of one year to serve until the next Special Meeting of stockholders, and until their respective successors have been elected and qualified. All of the nominees have served as directors of the Company as indicated below.

      Unless authority to vote for any of the nominees named below is withhold, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

      A plurality of the shares voted affirmatively or negatively at the Special Meeting is required to elect each nominee as a director.

      THE BOARD OF DIRECTORS RECOMMENDS THAT METROVISION SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE IN THE PROXY.

                                   MANAGEMENT

Directors


      The names of the Company's current directors who are nominees for re-election and certain information about them are set forth below:

                                                                     Director
Name                       Age     Position Presently Held            Since
----                       ---     -----------------------            -----
Thomas M. Clarke           42      President, CEO and Director        1997
Linda M. Clarke(1)         45      Executive Vice President,          1997
                                   Treasurer, Secretary and Director
Lawrence B. Cummings(1)    42      Director                           1997


--------------
(1)   Member of the Audit, Compensation and Stock Option Plan Committees.

      The following is a brief summary of the background of each current director of the Company who is also a nominee for re-election:

Lawrence B. Cummings:   Mr. Cummings, age 42, has been a Director of the Company
                        since April 1997. He is the Chief Executive Officer of
                        Stockbridge Investment Partners, Inc., the parent corporation of MetroVision of North America. Mr.
                        Cummings has over ten years of health care experience and is an active investor in the health care industry.
                        From 1989 to 1992, Mr. Cummings was Chairman of the
                        Board, Chief Executive Officer and President of
                        Providence Health Care, Inc. ("Providence"), a
                        Cleveland, Ohio-based publicly-traded nursing home management company which Mr. Cummings founded and which was acquired by The Multicare Companies, Inc. in 1992.
                        Mr. Cummings received his undergraduate degree from Harvard University and a Masters in Business
                        Administration from Harvard Business School. On May 23,
                        1996, a Final Judgment of Dissolution of Marriage was entered transferring certain assets to Mr. Cummings' former spouse and ordering Mr. Cummings to pay her over $6.0 million, which has been appealed. As a result of this order and other personal indebtedness, on August
                        20, 1996, Mr. Cummings filed for personal reorganization under Chapter 11, which case is now pending in the U.S.
                        Bankruptcy Court for the Southern District of Florida.

Thomas M. Clarke:       Mr. Clarke, age 42, has been the President and Chief
                        Executive Officer and a Director of the Company since
                        April 1997. He has been the President and Chief
                        Financial Officer of Lenox Healthcare, Inc. since 1991.
                        Mr. Clarke has over 16 years of experience in the health care industry and has held positions with both public and private health care organizations. From May 1987 until founding Lenox in 1991, Mr. Clarke was the Treasurer and Chief Financial Officer of Berkshire
                        Health Systems, Inc., a Pittsfield, Massachusetts based diversified health care company. Mr. Clarke is a Fellow in the Health Care Financial Management Association. Mr.
                        Clarke is a graduate of the University of Maine and completed his Masters in Science in Business at Husson
                        College.

Linda M. Clarke         Mrs. Clarke, age 45, has been Treasurer of Lenox
                        Healthcare, Inc. since 1991. Mrs. Clarke has over seven years experience in the health care industry. In addition to her position with Lenox, Mrs. Clarke was previously employed by the Houlton Regional Hospital
                        Development Office and participated in various fundraising activities. Mrs. Clarke attended the University of Maine and was previously employed by the Maine School Administrative District #29 for 5 years.
                        She continues to be Treasurer of several privately held health care companies.

Committees of the Board of Directors and Meetings

Meeting Attendance

      The Board of Directors held 3 meetings during fiscal 1997. All of the current directors who are also nominees for re-election attended 100% of the total number of meetings of the Board of Directors.

Board Committees

      The Board of Directors has three committees: an audit committee, a compensation committee and a stock option committee. The Company does not have standing nominating committee. The audit committee, which consists of Linda M. Clarke and Lawrence B. Cummings, was established to review internal accounting procedures of the Company and to consult with and review the Company's independent auditors and the services provided. The compensation committee, which consists of Linda M. Clark and Lawrence B. Cummings, makes recommendations to the Board of Directors regarding remuneration of executive officers and directors. The stock option committee, which consists of Thomas M. Clarke and Lawrence B. Cummings, administers the Employee Stock Option Plan. None of the committees met during fiscal 1997.

Compensation Committee Interlocks and Insider Participation

      During 1997, the compensation committee consisted of Courtlandt Miller and Robert F. Hussey (who are not nominees for re-election); the stock option committee was not established in 1997. No executive officer of the Company serves as a member of the board of directors, compensation committee or stock option committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors, compensation committee or stock option committee.

Compensation of Directors

      Directors do not receive any cash compensation for their services on the Board of Directors, but are reimbursed for reasonable travel and lodging expenses incurred in attending Board and committee meetings. Non-employee directors are eligible to receive grants of stock options under the 1993 MetroVision Non-Employee Directors Stock Option Plan (the "Directors Stock Option Plan") pursuant to a formula under which non-employee directors are eligible to receive, in May of each year, non-qualified stock options to purchase (i) 5,000 shares of Common Stock, plus (ii) 1,000 shares of Common Stock for each Board Meeting attended during the preceding fiscal year. These options vest in full six months after the date of grant and have an exercise price equal to the fair market value of the Common Stock on the date of grant. During fiscal 1997, no options were granted under the Directors Stock Option Plan.

Executive Officers

      The Company has one non-director executive officer - David M. Fancher, age 38, Vice President and Chief Financial Officer. Mr. Fancher joined MetroVision in November 1994 as Principal Financial Officer. On January 1, 1995, Mr. Fancher was named Secretary and Chief Financial Officer, and in October 1997 was appointed a director (he is not a candidate for re-election at this Special Meeting). Prior to joining MetroVision, Mr. Fancher served as Controller for McMillan Publishing, Professional Business Reference Division, between 1991 - 1994, and for Chemical Waste Management, a wholly owned subsidiary of Waste Management, Inc. between 1988-1991. Mr. Fancher is a graduate of Monmouth University with a B.S. Degree in Business Administration.

                            EXECUTIVE COMPENSATION

The following table summarizes the compensation paid to or earned by the following individuals for services rendered to the Company in all capacities during the Company's last three fiscal years: (i) the chief executive officer of the Company (in the Company's case, the President) as of December 31, 1997, and
(ii) the former President of the Company (together, the "Named Executive Officers"). No executive officer of the Company had salary and bonus earned during fiscal 1997 which exceeded $100,000.

                          Summary Compensation Table

                                                                             Long Term
                                                             Annual        Compensation
                                                          Compensation        Awards
                                                                            Securities
                                                                            Underlying
Name and Principal Position                       Year       Salary           Options
---------------------------                       ----       ------           -------
Thomas M. Clarke                                  1997      $       0       750,000(1)
        President and Chairman of the Board
Robert F. Hussey                                  1997      $       0             0
        President and Chairman of the Board       1996      $       0             0
                                                  1995      $       0         5,347(2)

----------

(1) In April 1997, Mr. Clarke was granted 10-year warrants to purchase 750,000 shares of Common Stock in three tranches of 250,000 shares each: (i) tranche 1, exercisable beginning April 2, 1997 at $.63 per share; (ii) tranche 2, exercisable beginning April 2, 1998 at $.7875 per share; and (iii) tranche 3, exercisable beginning April 2, 1999 at $.945 per share. In June, 1998, Mr. Clarke elected to defer the right to exercise these Warrants until April 1, 2000.

(2) The options granted to Mr. Hussey expired on June 30, 1997.

Option Grants

      In April 1997, Mr. Clarke was granted 10-year warrants to purchase 750,000 shares of Common Stock in three tranches of 250,000 shares each: (i) tranche 1, exercisable beginning April 2, 1997 at $.63 per share; (ii) tranche 2, exercisable beginning April 2, 1998 at $.7875 per share; and (iii) tranche 3, exercisable beginning April 2, 1999 at $.945 per share. In June, 1998, Mr. Clarke elected to defer the right to exercise these Warrants until April 1, 2000.

Option Exercises and Fiscal Year-End Values

      In April 1997, Mr. Clarke was granted 10-year warrants to purchase 750,000 shares of Common Stock in three tranches of 250,000 shares each: (i) tranche 1, exercisable beginning April 2, 1997 at $.63 per share; (ii) tranche 2, exercisable beginning April 2, 1998 at $.7875 per share; and (iii) tranche 3, exercisable beginning April 2, 1999 at $.945 per share. In June, 1998, Mr. Clarke elected to defer the right to exercise these Warrants until April 1, 2000.

Employment Contracts and Change of Control Arrangements

      In April 1997, the Company entered into an employment agreement with Mr. Clarke which expires on April 1, 2000. The agreement provides that Mr. Clarke will not engage in a business competitive with the Company's current and anticipated business for the term of the agreement and for two years thereafter.

Certain Relationships and Related Transactions

      In June 1997, the Board of Directors authorized the Company to enter into a line-of-credit agreement with Lenox Healthcare, Inc. to borrow amounts up to $200,000. Interest accrues at prime plus 2% with principal and interest due on May 8, 1998, which was not repaid thus causing the loan to be in default. The Company had $571,597 and $53,239 in principal and accrued interest outstanding under the line-of-credit at June 30, 1998 and therefore had exceeded the maximum amount to be borrowed as authorized by the Board of Directors. However, subsequent to December 31, 1997, the Board of Directors of the Company approved a maximum borrowing of $700,000 under the line-of-credit agreement.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that MetroVision's officers and directors, and persons who own more than ten percent (10%) of the Company's Common Stock (collectively the "Reporting Persons"), file with the Securities and Exchange Commission ("SEC") initial reports of beneficial ownership and changes in beneficial ownership. Reporting Persons are required by SEC regulations to furnish MetroVision with copies of these reports. Based solely on MetroVision's review of the copies of these reports received by it, MetroVision believes that all filings required to be made by the Reporting Persons during fiscal year 1997 were made on a timely basis, except that each of Thomas M. Clarke, Linda M. Clarke and Lawrence B. Cummings did not file a Form 3 in fiscal 1997 for one, one and two transactions, respectively.

  PROPOSAL 6--RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS COMPANY'S
                        INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors of MetroVision has appointed the firm of Arthur Andersen LLP, independent auditors, to audit the consolidated financial statements of MetroVision and its subsidiaries for the fiscal year ending December 31, 1998, subject to ratification by the MetroVision Stockholders.

      A representative of Arthur Andersen LLP is expected to be present at the Special Meeting, with the opportunity to make a statement if the representative so desires, and will be available to respond to appropriate questions.

      If the MetroVision Stockholders do not ratify the appointment of Arthur Andersen, LLP as MetroVision's independent auditors for the forthcoming fiscal year, such appointment will be reconsidered by the Audit Committee and the Board of Directors.

      The affirmative vote of the holders of a majority of shares of Common Stock and 5% Preferred Stock, voting as a single class, present in person or represented by proxy at the Special Meeting will be required to approve and adopt Proposal Number 6.

      THE BOARD OF DIRECTORS RECOMMENDS THAT METROVISION SHAREHOLDERS VOTE FOR RATIFICATION OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF METROVISION'S CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                   PRICE RANGE OF METROVISION COMMON STOCK

      MetroVision's Common Stock is traded on the OTC Bulletin Board under the symbol "MVNA." Beginning on December 23, 1991, and until May 22, 1996, the Common Stock was included for quotation on the Nasdaq SmallCap Market. On that date, the Common Stock was delisted from the Nasdaq SmallCap Market for failing to meet certain listing criteria. Consequently, since May 23, 1996, the Common Stock has traded on the OTC Bulletin Board. The following table sets forth (for the periods indicated) the range of high and low bid prices for the Common Stock as reported by Nasdaq on the SmallCap Market prior to May 23, 1996 and as reported on the OTC Bulletin Board thereafter. The quotations reflect interdealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions.


                                                  Price Per Share
                                                  ---------------
1998(1)                                           High       Low
                                                  ----       ---

First Quarter                                     9/32       1/4
Second Quarter                                    3/16       1/8
Third Quarter (through July 7, 1998)              3/16       3/32

1997
Fourth Quarter                                    3/8        1/4
Third Quarter                                     1/2        3/8
Second Quarter                                    1 1/4      5/8
First Quarter (1)                                 1 1/4      5/8

1996 (1)
Fourth Quarter                                    5/8        5/8
Third Quarter                                     1          5/8
Second Quarter                                    2 1/4      5/8
First Quarter                                     1          5/8


----------
(1) Gives retroactive effect to the 1 for 4.6 reverse stock split effective April 2, 1997.

Stockholders

      As of July 20, 1998 there were 5,574,275 shares of Common Stock, held of record by approximately 143 holders. The Company believes that certain holders of record hold for additional beneficial owners. The Company believes that there are approximately 530 beneficial owners of the Common Stock. The closing bid price for the Company's Common Stock on July 28, 1998 was $0.066

Dividends

      To date, the Company has never declared or paid any dividends on its Common Stock. The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend on the Company's earnings, its capital requirements and financial condition and other relevant factors. The Company does not expect to declare or pay any dividends in the foreseeable future. Further, payment of dividends on the Common Stock will be subject to the prior payment of dividends on the shares of 5% Preferred Stock, which dividends are payable cumulatively in arrears.

                      INFORMATION CONCERNING METROVISION

Business

      On November 30, 1997, the Company decided to terminate, effective February 28, 1998, its business related to the Commuter Channel. MetroVision owns and, until such date, operated the Commuter Channel, a video cable network for the mass transit industry. The Commuter Channel displayed a program cycle of generally 10 to 12 minutes which was segmented into information from transit authorities; news, weather, sports and entertainment headlines, and advertising. Broadcasts on the Commuter Channel were displayed 24 hours a day, seven days a week, on high-resolution video display monitors and projection screens situated on rail platforms and in passenger waiting areas.

      At the time of its cessation of operations, the Commuter Channel was installed in the Port Authority Trans Hudson ("PATH") system in New York and New Jersey, the Southeastern Pennsylvania Transportation Authority ("SEPTA") system in Philadelphia, Pennsylvania, Boston's Massachusetts Bay Transportation Authority ("MBTA") subway and commuter rail system, and in the Bay Area Rapid Transit ("BART") System in the San Francisco Bay Area in California. The Commuter Channel was designed to be the primary means by which transit authorities communicate information to commuters using their systems. Transit information was input directly by transit authorities and included schedule information, route maps, delay information, and emergency information.

      MetroVision derived its revenues from the sale or barter of advertising and news information segments on its networks, and the sale of its complete video display network to transit authorities. In addition, news, weather, sports and entertainment headlines displayed on the Commuter Channel were obtained from several information providers, certain of whom paid MetroVision fees for access to the Commuter Channel.

Termination of Commuter Channel Business

      In deciding to terminate the Company's business related to the Commuter Channel, the Board considered the following:

      During the past three fiscal years, losses from the Company's Commuter Channel operations exceeded $4 million. The Company's business was adversely affected by the broad commercialization of competitive new media networks such as the "Airport Channel" and television (national, local and cable), radio, magazines and billboards located in transit systems and airports.
See "Proposal 1 - The Sale - Background of the Sale".

      The Company does not currently have sufficient cash to continue to support its media operations, nor is it able to generate sufficient cash from operations or to attract sufficient external debt or equity financing. The Company has been unsuccessful in obtaining external financing other than from certain officers or directors. Given the Company's current financial condition, it is unlikely that the Company will be able to obtain any additional financing at this time either from these officers or directors or from any outside parties.

      In addition, the Company has attempted to identify other strategic, corporate or marketing alliances with companies which would present opportunities for the Company to increase its revenues and thus enhance shareholder value. The Company has not been successful in identifying any such opportunities.

      The following sets forth the status of the termination of the Commuter Channel business in MetroVision's primary installations:

      The Port Authority Trans Hudson (PATH) System. The PATH commuter rail line provides access to Manhattan's downtown and midtown business districts for New Jersey residents. Installation of the Commuter Channel in PATH commenced in 1989. The Company's agreement with PATH was amended on December 31, 1996 for an indefinite term, subject to earlier revocation or termination as provided in the permit. PATH's Senior

Management has indicated that they are willing to terminate the existing contract and forgive certain amounts owed to them by MetroVision in exchange for installed equipment and a cash payment. Negotiations are continuing.

      The Southeastern Pennsylvania Transit Authority (SEPTA) System. SEPTA operates a commuter rail line connecting Philadelphia to its suburban areas, including the Main Line area and Bucks County. The Commuter Channel at SEPTA commenced operations in 1987. On July 5, 1995, MetroVision entered into a revised operating agreement. MetroVision's agreement with SEPTA expired July 5, 1998. SEPTA has expressed a willingness to enter into a settlement in which they agree to forego any monies due in exchange for the installed equipment.

      The Bay Area Rapid Transit (BART) System. The BART commuter rail network connects downtown San Francisco with the Bay Area's other major cities and suburbs, including Oakland and Alameda and Contra Costa counties. MetroVision's agreement with BART expires in July 1999. BART and the Company have entered into an agreement pursuant to which BART will act as the Company's agent for a period of time. After such period, installed equipment transfers to BART and all agreements between the parties terminate.

      The Massachusetts Bay Transit Authority (MBTA) System. MetroVision has a contract to install the Commuter Channel in the Boston commuter rail system, which transports passengers to Boston from 78 cities and towns in a service district of 2.6 million people. Boston is the fifth largest mass transit market in the nation. The agreement will expire five years from the completion of installation and acceptance of the system. The MBTA has not been contacted with respect to termination of applicable contracts.

      New Jersey Transit Authority (NJT). The Company and NJT entered into a contract in 1995 to build out a media system. NJT's Senior Management has indicated that they are willing to terminate the existing installation contract and forgive certain amounts owed to them by MetroVision in exchange for a cash payment. Negotiations are continuing.

      The Company currently estimates that liability incurred in connection with the termination of the Commuter Channel business will be approximately $380,000.

Trademarks, Proprietary Information and Patents

      The Company has registered its trademark, Commuter Channel, with the United States Patent and Trademark Office covering the broadcast of video transmissions in the mass transit industry. The term of this registration is 20 years (expiring in 2010) and is renewable indefinitely if the mark is still in use at the time of renewal. The Company's rights in the Commuter Channel mark are a significant part of MetroVision's business. Accordingly, MetroVision intends to maintain its mark and related registration.
MetroVision does not hold any patents.

Employees

      As of July 7, 1998, MetroVision employed 3 persons in executive positions, none of whom currently receive a cash compensation.

Properties and Facilities

      MetroVision's headquarters are located at 75 South Church Street in Pittsfield, MA 01201, and its telephone number is (413) 448-2111.

      The Company believes that its facilities are adequate for its current operations and for the foreseeable future.

Legal Proceedings

      On July 15, 1997, Paramount Metal Finishing Company, Inc. (the "Plaintiff"), filed a complaint against MetroVision, and one other defendant in the Superior Court of Union County, New Jersey (Civil Action No. UNN-L-399297), alleging monies due by MetroVision related to certain services and goods provided in the amount of $16,912, which indebtedness is recorded on MetroVision's consolidated balance sheet at December 31, 1997. The Plaintiff sought damages in the aggregate amount of $22,770.16, which included interest thereon, court costs and counsel fees. On September 3, 1997, a Final Judgment was entered against MetroVision in the amount of $22,770.16. On November 21, 1997, a Default Judgment was entered in the amount of $22,770.16 against the Company and Lenox Healthcare, Inc. ("Lenox"). As of May 22, 1998, MetroVision has paid to the Plaintiff $17,000. MetroVision is currently in default of this judgment.

      Except as stated above, MetroVision is not a party to any material legal proceedings.

                           BENEFICIAL OWNERSHIP OF
                           METROVISION COMMON STOCK

The following table sets forth certain information, as of July 7, 1998, based on information obtained from the persons named below or from reports filed on
Schedule 13G or 13D, with respect to the beneficial ownership of the shares of Common Stock (including Common Stock issuable upon conversion of the Company's 5% Preferred Stock) by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock,
(ii) each current director, (iii) each Named Executive Officer, and (iv) and all current officers and directors as a group.

                                                  Shares Beneficially
                                                          Owned

Name and Address                       Number                            Percent
----------------                       ------                            -------

Robert F. Hussey(2)                   128,296                               2.2%

Thomas M. Clarke(3)(4)              4,044,925                              70.8%

Linda M. Clarke(3)(5)               4,044,925                              70.8%

William G. Walters                                                          7.4%
  c/o Whale Securities
  650 Fifth Avenue
  New York NY 10019                   421,628

All current officers and
directors as a group
(four persons)(3),(4),(5),(6),(7)    4,046,229                             70.8%


*  Less than 1%.

** Address are given for beneficial owners of more than 5% of the outstanding
   Common Stock.

(1) The number of shares of Common Stock issued and outstanding on July 7, 1998 was 5,574,275. The calculation of percentage ownership for each listed beneficial owner is based upon (a) the number of shares of Common Stock issued and outstanding at July 7, 1998, (b) 140,986 shares of Common Stock issuable upon conversion of the 648,535 shares of 5% Preferred Stock outstanding at July 7, 1998 (at a conversion ratio of 4.6 to 1), and (c) shares of Common Stock subject to options or warrants held by such persons or group at July 7, 1998 and exercisable within 60 days thereafter. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) Includes 4,331 shares issuable upon conversion of shares of 5% Preferred Stock and 32,697 shares issuable upon the exercise of currently exercisable warrants.

(3) The address of this individual is c/o the Company, 75 South Church Street, Suite 650, Pittsfield, MA 01201.

(4) Includes 826 shares owned by Mr. Clarke's wife (as to which Mr. Clarke disclaims beneficial ownership), 4,000,000 shares owned by Stockbridge Investment Partners, Inc., of which Mr. Clarke is a principal stockholder and director, 22,630 shares owned by Greylock Health Corporation, of which Mr. Clarke is a controlling stockholder, 21,469 shares owned by Lenox Healthcare, Inc., of which Mr. Clarke is a principal shareholder. Excludes warrants to purchase 750,000 shares of Common Stock which Mr. Clarke was granted in April 1997 but which he has deferred the right to exercise until April 1, 2000.

(5) Includes 4,000,000 shares owned by Stockbridge Investment Partners, Inc., of which Ms. Clarke is a principal stockholder and director, including 22,630 shares owned by Greylock Health Corporation, of which Ms. Clarke is a controlling stockholder, and 21,469 shares owned by Lenox Healthcare, Inc., of which Ms. Clarke is a principal shareholder.

INFORMATION CONCERNING METROVISION'S YORK PARTNERSHIP BUSINESS

      The information set forth below has been provided by York and the Company represents and warrants as to its accuracy.

Business

      On August 1, 1995, York Pharmaceuticals, Inc., a predecessor to MetroVision, and UPC formed York. York provides institutional pharmacy service, infusion therapy; urological, enteral and general medical supplies to licensed nursing facilities, hospitals, correction facilities and retirement facilities throughout the State of Florida.

Relationship of UPC and United Health, Inc.

      United Health, Inc., one of the largest owners of nursing homes in the United States, indirectly owns UPC. UPC owns 60% of York while MetroVision currently owns 40% of York. The York Partnership Agreement requires that neither partner can conduct pharmacy related business in the State of Florida outside of York.

Pharmacy Services

      York purchases, repackages and dispenses prescription and nonprescription medication in accordance with physician orders and delivers such prescriptions at least daily to the nursing facility for administration to individual patients by the facility's nursing staff. York currently services 55 nursing homes from its centralized pharmacy located in Brooksville, Florida. York maintains a 24-hour, on-call pharmacist service 365 days per year for emergency dispensing and delivery or for consultation with the facility's staff or attending physician.

      Upon receipt of a prescription, the relevant patient information is entered into York's computerized dispensing and billing systems. At that time, the dispensing system checks the prescription for any potentially adverse drug interactions or patient sensitivity. When required and/or specifically requested by the physician or patient, branded drugs are dispensed; generic drugs are substituted in accordance with applicable state and federal laws and as requested by the physician or patient.

      York utilizes a "unit dose" distribution system. Most of its prescriptions are filled utilizing specialized unit-of-use packaging and delivery systems. Maintenance medications are typically provided in 30-day supplies utilizing either a box unit dose system or unit dose punch card system. The unit dose system, preferred over the bulk delivery systems employed by retail pharmacies, improves control over drugs in the nursing facility and improves patient compliance with drug therapy by increasing the accuracy and timeliness of drug administration.

      Integral to York's drug distribution system is its computerized medical records and documentation system. York provides to the facility computerized medication administration records and physician's order sheets and treatment records for each patient. Data extracted from these computerized records are also formulated into monthly management reports on patient care and quality assurance. The computerized documentation system in combination with the unit dose drug delivery system results in greater efficiency in nursing time, improved control, reduced drug waste in the facility and lower error rates in both dispensing and administration. These benefits improve drug efficacy and result in fewer drug-related hospitalizations.

Consultant Pharmacist Services

      Federal and state regulations mandate that nursing facilities, in addition to providing a source of pharmaceuticals, retain consultant pharmacist services to monitor and report on prescription drug therapy in order to maintain and improve the quality of patient care. The Omnibus Budget Reconciliation Act ("OBRA") implemented in 1990 seeks to further upgrade and standardize care by setting forth more stringent standards relating to planning, monitoring and reporting on the progress of prescription drug therapy as well as facility-wide drug usage.

      York provides consultant pharmacist services which help clients comply with such federal and state regulations applicable to nursing homes. The services offered by York's consultant pharmacists include: (i) comprehensive, monthly drug regimen reviews for each patient in the facility to assess the appropriateness and efficacy of drug therapies, including a review of the patient's medical records, monitoring drug reactions to other drugs or food, monitoring lab results and recommending alternate therapies or discontinuing unnecessary drugs; (ii) participation on the Pharmacy and Therapeutics, Quality Assurance and other committees of client nursing facilities as well as periodic involvement in staff meetings; (iii) monthly inspection of medication carts and storage rooms; (iv) monitoring and monthly reporting on facility-wide drug usage and drug administration systems and practices; (v) development and maintenance of pharmaceutical policy and procedures manuals; and (vi) assistance to the nursing facility in complying with state and federal regulations as they pertain to patient care.

Ancillary Services

      York provides the following ancillary products and services to nursing facilities:

      Infusion Therapy Products and Services. York provides infusion therapy support services for residents in its client nursing facilities. Infusion therapy consists of the product (a nutrient, antibiotic, chemotherapy or other drugs in solution) and the intravenous administration of the product. York prepares the product to be administered using proper equipment in a sterile environment and then delivers the product to the nursing home for administration by the nursing staff. Proper administration of intravenous ("IV") drug therapy requires a highly trained nursing staff. York's consultant pharmacists and nurse consultants operate an education and certification program on IV therapy to assure proper staff training and compliance with regulatory requirements in client facilities offering an IV program.

      By providing an infusion therapy program, York enables its client nursing facilities to admit and retain patients who otherwise would need to be cared for in an acute-care facility. York believes that by providing these high acuity pharmacy services it has a competitive advantage over other pharmacy providers. The most common infusion therapies York provides are total prenatal nutrition, antibiotic therapy, chemotherapy, pain management and hydration.

      Wholesale Medical Supplies/Medicare Part B Billing. York distributes disposable medical supplies, including urological, ostomy, nutritional support and wound care products and other disposables needed in the nursing home environment. In addition, York provides direct Medicare billing services for certain of these product lines for patients eligible under the Medicare Part B program. As part of this service, York determines patient eligibility, obtains certifications, orders products and maintains inventory on behalf of the nursing facility. York also contracts to act as billing agent for certain nursing homes that supply these products directly to the patient.

      Other Services. York's majority partner, UPC, also provides respiratory therapy products and durable medical equipment for its clients in certain of its market areas. York continues to review the expansion of these as well as other products and services that may further enhance the ability of its client nursing facilities to care for their residents in a cost-effective manner.

Product and Market Development

      York's pharmacy business engages in a continuing program for the development of new services and the marketing thereof. New service and new market development are important factors for the growth of this business. Any new service or marketing effort, including those in the developmental stage, could require the investment of a material portion of York's assets.

Materials/Supply

      York purchases pharmaceuticals through a wholesale distributor with whom it has a prime vendor contract and under contracts negotiated directly with pharmaceutical manufacturers. York also is a member of industry buying groups which contract with manufacturers for discounted prices based on volume which are passed through to York by its wholesale distributor. York has numerous sources of supply available to it and has not experienced any difficulty in obtaining pharmaceuticals or other products and supplies used in the conduct of its business.

Patents, Trademarks and Licenses

      York's business operations are not dependent upon any material patents, trademarks or licenses.

Inventories

      York's centralized pharmacy maintains adequate on-site inventories of pharmaceuticals and supplies to ensure prompt delivery service to its customers. Inventories on hand are not considered to be high by industry standards. York's primary wholesale distributor also maintains a local warehouse.

Competition

      By its nature, the long-term care pharmacy business is highly regionalized and, within a given geographic region of operations, highly competitive. In the geographic region it serves, York competes with numerous local retail pharmacies, local and regional institutional pharmacies and pharmacies owned by long-term care facilities. York competes in this market on the basis of quality, cost-effectiveness and the increasingly comprehensive and specialized nature of its services along with the clinical expertise, pharmaceutical technology and professional support it offers.

Government Regulation

      Institutional pharmacies, as well as the long-term care facilities they serve, are subject to extensive Federal, state and local regulation. These regulations cover required qualifications, day-today operations, reimbursement and the documentation of activities. York continuously monitors the effects of regulatory activity on its operations.

      Licensure, Certification and Regulation. States generally require that companies operating a pharmacy within the state be licensed by the state board of pharmacy. York currently has a pharmacy license in the State of Florida in which it operates a pharmacy. In addition, York's pharmacy is registered with the appropriate state and Federal authorities pursuant to statutes governing the regulation of controlled substances.

      Client nursing facilities are also separately required to be licensed in the states in which they operate and, if serving Medicare or Medicaid patients, must be certified to be in compliance with applicable program participation requirements. Client nursing facilities are also subject to the nursing home reforms of the Omnibus Budget Reconciliation Act of 1987, which imposed strict compliance standards relating to quality of care for nursing home operations, including vastly increased documentation and reporting requirements. In addition, pharmacists, nurses and other health care professionals who provide services on York's behalf are in most cases required to obtain and maintain professional licenses and are subject to state regulation regarding professional standards of conduct.

      Federal and State Laws Affecting the Repacking, Labeling, and Interstate Shipping of Drugs. Federal and state laws impose certain repackaging, labeling, and package insert requirements on pharmacies that repackage drugs for distribution beyond the regular practice of dispensing or selling drugs directly to patients at retail. A drug repackager must register with the Food and Drug Administration. York holds all required registrations and licenses, and its prepackaging operations are in compliance with applicable state and Federal requirements.

      Medicare and Medicaid. The nursing home pharmacy business has long operated under regulatory and cost containment pressures from state and Federal legislation primarily affecting Medicaid and, to a lesser extent, Medicare.

      As is the case for nursing home services generally, York receives reimbursement from the Medicaid and Medicare programs, directly from individual residents (private pay), and from other payors such as third-party insurers. York believes that its reimbursement mix is in line with nursing home expenditures nationally. For the year ended December 31, 1997, York's payor mix was approximately as follows: 7% private pay and nursing homes, 73% Medicaid, 17% Medicare and 3% insurance and other private sources.

      For those patients who are not covered by government-sponsored programs or private insurance, York generally directly bills the patient or the patient's responsible party on a monthly basis. York may alternatively bill private patients through the nursing facility. Pricing for private pay patients is based on prevailing regional market rates or "usual and customary" charges.

      The Medicaid program is a cooperative Federal-state program designed to enable states to provide medical assistance to aged, blind, or disabled individuals, or members of families with dependent children whose income and resources are insufficient to meet the costs of necessary medical services. State participation in the Medicaid program is voluntary. To become eligible to receive Federal funds, a state must submit a Medicaid "state plan" to the Secretary of the Department of Health and Human Services ("HHS") for approval. The Federal Medicaid statute specifies a variety of requirements which the state plan must meet, including requirements relating to eligibility, coverage of services, payment and administration.

      Federal law and regulations contain a variety of requirements relating to the furnishing of prescription drugs under Medicaid. First, states are given broad authority, subject to certain standards, to limit or specify conditions to the coverage of particular drugs. Second, Federal Medicaid law establishes standards affecting pharmacy practice. These standards include general requirements relating to patient counseling and drug utilization review and more specific requirements for nursing facilities relating to drug regimen reviews for Medicaid patients in such facilities. Recent regulations clarify that, under Federal law, a pharmacy is not required to meet the general standards for drugs dispensed to nursing facility residents if the nursing facility complies with the drug regimen review requirements. However, the regulations indicate that states may nevertheless require pharmacies to comply with the general standards, regardless of whether the nursing facility satisfies the drug regimen review requirement. Florida, the state in which the York operates currently, requires its pharmacies to comply therewith.

      Third, Federal regulations impose certain requirements relating to reimbursement for prescription drugs furnished to Medicaid patients. In addition to requirements imposed by Federal law, states have substantial discretion to determine administrative, coverage, eligibility and payment policies under their state Medicaid programs which may affect York's operations. For example, some states have enacted "freedom of choice" requirements which may prohibit a nursing facility from requiring its residents to purchase pharmacy or other ancillary medical services or supplies from particular providers that deal with the nursing home. Such limitations may increase the competition which York faces in providing services to nursing facility patients.

      The Medicare program is a Federally funded and administered health insurance program for individuals age 65 and over or who are disabled. The Medicare program consists of two parts: Part A, which covers, among other things, inpatient hospital, skilled nursing facility, home health care and certain other types of health care services; and Medicare Part B, which covers physicians' services, outpatient services, and certain items and services provided by medical suppliers. Medicare Part B also covers a limited number of specifically designated prescription drugs. The Medicare program establishes certain requirements for participation of providers and suppliers in the Medicare program. Pharmacies are not subject to such certification requirements. Skilled nursing facilities and suppliers of medical equipment and supplies, however, are subject to specified standards. Failure to comply with these requirements and standards may adversely affect an entity's ability to participate in the Medicare program and receive reimbursement for services provided to Medicare beneficiaries.

      The Medicare and Medicaid programs are subject to statutory and regulatory changes, retroactive and prospective rate adjustments, administrative rulings, freezes and funding reductions, all of which may adversely affect York's business. There can be no assurance that payments for pharmaceutical supplies and services under governmental reimbursement programs will continue to be based on the current methodology or remain comparable to present levels. In this regard, York may be subject to rate reductions as a result of federal budgetary legislation related to the Medicare and Medicaid programs. In addition, various state Medicaid programs periodically experience budgetary shortfalls which may result in Medicaid payment delays to York. To date, York has not experienced any material adverse effect due to any such budgetary shortfall. In addition, the failure, even if inadvertent, of York and/or its client institutions to comply with applicable reimbursement regulations could adversely affect York's business. Additionally, changes in such reimbursement programs or in regulations related thereto, such as reductions in the allowable reimbursement levels, modifications in the timing or processing of payments and other changes intended to limit or decrease the growth of Medicaid and Medicare expenditures, could adversely affect York's business.

      Referral Restrictions. MetroVision is subject to Federal and state laws which govern financial and other arrangements between health care providers. These laws include the Federal anti-kickback statute, which was originally enacted in 1977 and amended in 1987, and which prohibits, among other things, knowingly and willfully soliciting, receiving, offering or paying any remuneration directly or indirectly in return for or to induce the referral of an individual to a person for the furnishing of any item or service for which payment may be made in whole or in part under Medicare or Medicaid. Many states have enacted similar statutes which are not necessarily limited to items and services for which payment is made by Medicare or Medicaid. Violations of these laws may result in fines, imprisonment, and exclusion from the Medicare and Medicaid programs or other state-funded programs. Federal and state court decisions interpreting these statutes are limited, but have generally construed the statutes to apply if "one purpose" of remuneration is to induce referrals or other conduct within the statute.

      Federal regulations establish "safe harbors," which give immunity from criminal or civil penalties to parties in good faith compliance. While the failure to satisfy all criteria for a safe harbor does not mean that an arrangement violates the statute, it may subject the arrangement to review by the HHS Office of Inspector General ("OIG"), which is charged with administering the Federal anti-kickback statute. There are no procedures for obtaining binding interpretations or advisory opinions from the OIG on the application of the Federal anti-kickback statute to an arrangement or its qualification for a safe harbor upon which York can rely.

      The OIG issues "Fraud Alerts" identifying certain questionable arrangements and practices which it believes may implicate the Federal anti-kickback statute. The OIG has issued a Fraud Alert providing its views on certain joint venture and contractual arrangements between health care providers. The OIG also issued a Fraud Alert concerning prescription drug marketing practices that could potentially violate the Federal statute. Pharmaceutical marketing activities may implicate the Federal anti-kickback statute because drugs are often reimbursed under the Medicaid program. According to the Fraud Alert, examples of practices that may implicate the statute include certain arrangements under which remuneration is made to pharmacists to recommend the use of a particular pharmaceutical product.

      In addition, a number of states have recently undertaken enforcement actions against pharmaceutical manufacturers involving pharmaceutical marketing programs, including programs containing incentives to pharmacists to dispense one particular product rather than another. These enforcement actions arose under state consumer protection laws which generally prohibit false advertising, deceptive trade practices, and the like. York believes its contract arrangements with other health care providers; its pharmaceutical suppliers and its pharmacy practices are in compliance with these laws. There can be no assurance that such laws will not, however, be interpreted in the future in a manner inconsistent with York's interpretation and application.

      Health Care Reform and Federal Budget Legislation. The Clinton administration and members of Congress have proposed plans to reform the health care system. Currently, Congress is considering such reforms in the context of Federal budget reconciliation legislation. This legislation could result in significant reductions in payments to providers under the Medicare program and a complete restructuring and reduced payments to providers under the Medicaid program. With respect to Medicare, proposals include establishment of a prospective payment system for Skilled Nursing Facilities ("SNFs"); limits on payments to Medicare SNFs for certain non-routine services, including, among others, prescription drugs, diagnostic services, and physical therapy and other rehabilitative services; requiring consolidated billing by a SNF for all Part A and B claims for SNF residents; and other limits on reimbursement of costs for Medicare SNF services. If enacted, there can be no assurance that such proposals could not have a material adverse effect on the business of York. While budget negotiations are continuing, the future of any reform proposals in Congress is unknown.

      In addition, a number of states have enacted and are considering various health care reforms, including reforms through Medicaid demonstration projects. Federal law allows HHS to authorize waivers of Federal Medicaid program requirements, including requirements relating to coverage, free choice of providers and payment for health care services, in connection with state demonstration projects that promote Medicaid program objectives. HHS published procedures and public notice requirements designed to open the waiver approval process to public comment and to expedite processing. Legal actions have been initiated challenging the waiver process and the authority of HHS to approve waivers for broad-based Medicaid managed care programs. The Federal budget legislation restructuring the Medicaid program would effectively eliminate Medicaid managed care demonstration projects.

      Several state Medicaid programs have established mandatory statewide managed care programs for Medicaid beneficiaries to control costs through negotiated or captivated rates, as opposed to traditional cost-based reimbursement for Medicaid services, and propose to use savings achieved through these programs to expand coverage to those not previously eligible for Medicaid. HHS has approved waivers for statewide managed care demonstration projects in several states, and are pending for several other states. These demonstration projects generally exempt institutionalized care, including nursing facility services, from the programs. York is unable to predict what impact, if any, future projects might have on its operations. Because there are currently various reform proposals under consideration at the Federal and state levels, it is uncertain at this time what health care reform initiatives, if any, will be implemented, or whether there will be other changes in the administration of governmental health care programs or interpretations of governmental policies or other changes affecting the health care system. There can be no assurance that future health care or budget legislation or other changes will not have an adverse effect on the business of York.

Environmental Matters

      In operating its facility, York makes every effort to comply with pollution control laws. No major difficulties have been encountered in effecting compliance. No material capital expenditures for environmental control facilities are expected. While York cannot predict the effect which any future legislation, regulations, or interpretations may have upon its operations, it does not anticipate any changes that would have a material adverse impact on its operations.

Employees

      As of December 31, 1997, York employed 56 persons, including one in an executive position, 20 pharmacists and pharmacy technicians, three administrators and 32 other supporting services. None of such individuals are covered by a collective bargaining agreement. York believes that the relationship with its employees is satisfactory.

Properties and Facilities

      York owns an 18,000 square foot building in Brooksville, Florida which is used as both headquarters and as a central dispensing facility. York purchased the building in September 1995 and, following extensive renovations occupied the space in January 1996.

Legal Proceedings

      There are no material pending lawsuits against York.

               METROVISION'S MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

Fiscal Year Ended December 31, 1997 compared to Fiscal Year Ended December 31, 1996

      On April 1, 1997, the Company consummated a merger with York Hannover that has been accounted for as a reverse acquisition of the Company by York Hannover under the purchase method of accounting as prescribed by APB Opinion 16. Accordingly, the historical financial statements of the Company prior to the merger have been changed to reflect the historical financial statements of York Hannover after giving effect to a recapitalization of the historical stockholders' equity of York Hannover. Therefore, the 1997 historical period includes twelve months of operations of York Hannover and nine months of operations of the Company. The 1996 historical period represents the operations of York Hannover.

      On November 30, 1997, the Company announced its plans to discontinue its MetroVision media operations, effective February 28, 1998. The Company did shut down the operations as of February 28, 1998 and will not receive any proceeds related to the shut-down as the remaining assets have been written off as discussed further below. As a result of the discontinuance, the related assets, liabilities and results of operations are segregated in the accompanying consolidated balance sheets, statements of operations and cash flows. Net revenues and operating expenses have been reclassified for amounts associated with discontinued operations. Net revenues attributable to the discontinued operations were $329,203 in 1997.

      The Company is currently negotiating settlement agreements with various customers due to the Company's decision to terminate its media operations. In management's opinion, adequate provision has been made for any material loss resulting from the fulfillment of these service commitments. However, events unknown at this time related to the termination of the media operations may subsequently arise which could have a material adverse impact on the Company.

      Pursuant to the Company's decision to discontinue its media operations, the Company wrote-off the remaining net book value of its operating equipment and goodwill of $312,718 and $481,681, respectively. These amounts are included in "Loss from operations of the discontinued operations" in the income statement for the period ended December 31, 1997. The Company also recorded a $379,942 provision to reserve for potential losses related to the shut-down of the media operations. This additional reserve for potential losses is included in "Loss on disposal of assets of discontinued operations" in the income statement for the period ended December 31, 1997.

      Net Revenues. Net Revenues for the twelve months ended December 31, 1997, were $768,017 an increase of 71.5% or $320,172 from net revenues of $447,845 for the twelve months ended December 31, 1996. This increase in net revenues for the twelve months ended December 31, 1997 was attributable to an increase in equity in earnings from York Hannover Partnership.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses for the twelve months ended December 31, 1997, were $254,197, an increase of 95.5% or $124,186 from selling, general and administrative expenses of $130,011 for the twelve months ended December 31, 1996. This increase was primarily attributable to increases in costs incurred in connection with the merger of the Company with York Hannover Pharmaceuticals, Inc.

      Management Fees. Management fees for the twelve months ended December 31, 1997, were $75,000, a decrease of 71% or $l86, 000 from management fees of $261,000 for the twelve months ended December 31, 1996. This decrease was attributable to the reduction in management fees as a result of the merger.

      Other Expenses. Other expenses primarily include interest expense on a note payable to National HealthCare Corporation partially offset by the amortization of a Non-Compete Agreement. Other net expenses for the twelve months ended December 31, 1997, were $277,162, an increase of 680.4% or $241,646 from other expenses of $35,516 for the twelve months ended December 31, 1996. This increase was primarily the result of a reduction in income from the amortization of deferred revenue and a $66,914 loss on the sale of marketable securities in 1997.

Fiscal Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

      Gross Revenues. The Company derives its revenues from the sale or barter of advertising and information provider spots on the Commuter Channel, and the sale of complete systems to transit authorities. Gross revenues for the year ended December 31, 1996 were $857,994, a decrease of $843,987 or 49.6% from gross revenues of $1,701,981 for the year ended December 31, 1995. The decrease in gross revenues was primarily the result of decreases in sales of installed video systems to various transit authorities and advertising revenues. System sales revenue included in gross revenues was $287,998 and $700,184 for the years ended December 31, 1996 and 1995 respectively.

      Agency Commissions. Agency commissions consist of fees charged by advertising agencies against the value of the advertising contracts billed to their clients by the Company. These commissions generally are 15% of gross revenues from advertisers represented by agencies. The total number of the Company's advertisers which are represented by agencies varies each month. Agency commissions for the year ended December 31, 1996 were $21,583, a decrease of $55,510 or 72% from agency commissions of $77,093 for the year ended December 31, 1995. The decrease in agency commission was principally the result of the decrease in advertising revenues.

      Net Revenues. Net revenues are equal to gross revenues after deducting advertising agency commissions. Net revenues for the year ended December 31, 1996 were $836,411, a decrease of $788,477 or 48.5% from net revenues of $1,624,888 for the year ended December 31, 1995. The decrease is the result of lower sales of installed video systems and advertising revenues in 1996 compared to 1995.

      Cost of Sales. Cost of sales consists primarily of costs of installed systems, commissions to installed transit systems, maintenance costs, and software licensing fees. Commissions to installed transit systems are based on a percentage of revenues. Maintenance costs and software licensing fees are directly related to increases in the number of installed television monitors and computers. Cost of sales for the year ended December 31, 1996 were $362,885, a decrease of $358,740 or 49.7% from the year ended December 31, 1995. The decrease was primarily attributed to the decrease in system sales revenues. Cost of system sales included in the cost of sales were $137,103 and $415,143 for the years ended December 31, 1996 and 1995, respectively.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses for the year ended December 31, 1996 were $891,039 a decrease of $96,982 or 9.8% from $988,021 for the year ended December 31, 1995. This decrease resulted primarily from decreases in salaries and wages, sales commissions and telephone expenses.

      Depreciation and Amortization. Depreciation and amortization expense for the year ended December 31, 1996 was $533,247 an increase of $90,473 or 20.4% from $442,774 for the year ended December 31, 1995. This increase in depreciation and amortization expense is primarily the result of an increase in the amortization of certain contract rights.

      Write Down of Contract Rights and Installation Assets. The Company recorded a charge of $1,018,666 to reduce the carrying value of certain purchased contract rights, and equipment to their net realizable value. The ultimate realization of the operating assets is contingent upon the Company obtaining funds to complete the MBTA project which was halted, or obtaining a buyer for the related equipment.

      Interest Income. For the year ended December 31, 1996, interest income totaled $626 as compared to $5,901 for the year ended December 31, 1995. The decrease is the result of a smaller cash balance earning interest throughout most of 1996.

Three Months Ended March 31, 1998 Compared to Three Months Ended March 31, 1997

      Net Revenues. Net Revenues for the three months ended March 31, 1998, were $202,459 a decrease of 8.4% or $18,680 from net revenues of $221,139 for the three months ended March 31, 1997. This decrease in net revenues for the three months ended March 31, 1998 was attributable to a decrease in equity in earnings from York Hannover Partnership.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses for the three months ended March 31, 1998 were $60,000, as compared to $0 for the three months ended March 31, 1997. This increase was primarily attributable to professional fees incurred in connection with the operation of the Company.

      Management Fees. Management fees for the three months ended March 31, 1998, were $0 as compared to $75,000, for the three months ended March 31, 1997. This decrease was attributable to the reduction in management fees as a result of the merger.

      Other Expenses. Other expenses primarily include interest expense on a note payable to National HealthCare Corporation partially offset by the amortization of a Non-Compete Agreement. Other net expenses for the three months ended March 31, 1998, were $62,302, a decrease of 39.7% or $41,004 from other expenses of $103,306 for the three months ended March 31, 1997. This decrease was primarily the result of a loss on the sale of marketable securities in January and February 1997 of $66,914 offset by a reduction in income from the amortization of deferred revenue as a result of the merger.

Liquidity and Sources of Capital

      At March 31, 1998, the Company had negative working capital of $3,748,299 and a ratio of current assets to current liabilities of (.004). Cash was $15,764 at March 31, 1998 and $11,956 at December 31, 1997. Accumulated deficit decreased $80,157 from $3,540,075 at December 31, 1997 to $3,459,918 at March
31, 1998. This decrease was the result of the net income for the period ended March 31, 1998. The Company's primary asset is its ownership of a 40% interest in York Hannover Partnership (the "Partnership Interest"). For the three months ended March 31, 1998, the Company's equity in earnings from the Partnership totaled $202,459. The proceeds of the proposed Sale are anticipated to be reduced by the revenues of the Partnership allocable to the Company for the period from January 1, 1998 to the closing date. In June 1998, the Company received a distribution of $200,000. The Company does not have control over distributions made by York Hannover Partnership. All Partnership distributions are subject to the availability of Partnership cash.

      The above discussion and the Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's independent auditors have included an explanatory paragraph in their report on the 1997 consolidated financial statements stating that the factors discussed below raise a substantial doubt about the Company's ability to continue as a going concern.

      The Company is not currently generating sufficient cash flow to fund its operations and is dependent on other financing in order to sustain its operations. Although there can be no assurance, the Company believes that, based on currently proposed plans and assumptions relating to the proposed sale of its Partnership Interest that proceeds will not be sufficient to satisfy the Company's contemplated cash requirements for 1998. It is anticipated that cash requirements will be sufficient for the payment of principal and interest on the outstanding note payable to National HealthCare Corporation ("NHC") and other liabilities owed to unrelated third party creditors. Accordingly, there can be no assurance that the Company will be to commence new business endeavors or to generate revenues or ever achieve profitable operations. The Company has outstanding a $1,950,000 promissory note payable to NHC that became due on December 31, 1997 and is currently in default and payable on demand. Accrued interest in the promissory note is $223,642 as of March 31, 1998. The Company currently does not have the financial resources necessary to meet its payment obligation other than from Partnership distributions or proceeds from the anticipated sale of the 40% interest in York Hannover Partnership. In the event the Company is unable to meet its payment obligation and the promissory note is not re-negotiated, NHC, as a secured creditor, has the right to take possession of or otherwise sell the interest in the Partnership in satisfaction of the indebtedness and may seek recourse against the Company's other assets, if necessary. In addition, as a result of the current default, it is anticipated that the Company will be required to pay certain additional interest accruing effective January 1, 1998. The Company also has outstanding a $571,957 working capital note payable to Lenox Healthcare, Inc. (an affiliate of the Company) that was due in May 1998 and is currently in default.

      During the three months ended March 31, 1998 and is currently in default, the Company engaged in negotiations to sell its 40% interest in the Partnership to an affiliate of United Professional Companies, Inc. ("UPC"). It is not expected that the proceeds from the proposed sale will be sufficient to satisfy all of the outstanding obligations of the Company. UPC currently has a 60% interest in the Partnership. It is anticipated that the closing of the proposed sale will be conditioned upon the approval of the Company's shareholders. The proceeds of the proposed sale are anticipated to be reduced by the revenues of the Partnership allocable to the Company for the period from January 1, 1998 to the closing date. It is anticipated that the proceeds from the sale will be used first to satisfy the note payable and related accrued interest to NHC.

      Additionally, during the three months ended March 31, 1998, the majority holders of the 5% Series A Preferred Stock have asserted certain claims against the Company which could have a material adverse impact on the Company's financial position. Although management does not believe these assertions represent obligations of the Company as of March 31, 1998, management is currently discussing these assertions with the preferred shareholders in conjunction with the structuring of the proposed sale of the Partnership. Management believes that these assertions will be resolved during 1998 through ongoing discussions with the preferred shareholders but is unable to determine the ultimate outcome of the ongoing discussions.

      Subsequent to the anticipated sale of the Partnership and subject to shareholder approval, management intends to seek business combination opportunities with other entities in 1998. However, no such opportunities are currently known and there can be no assurance that the Company will be able to locate such an opportunity in 1998.

      The Company has not identified any potential sources of debt or equity financing and there can be no assurance that the Company will be able to obtain additional financing if and when needed or that, if available, financing will be on terms acceptable to the Company. Furthermore, the results of these matters cannot be predicted and there is no assurance that the Company will continue in existence.

      In the event the Company's plans change or its assumptions change or prove inaccurate or proceeds of the sale of the Partnership Interest prove to be insufficient to payoff the Company's debt and operating liabilities, the Company may be required to seek additional financing. The Company has no current arrangements with respect to or sources of additional financing other than the current working capital line of credit or the sale of its Partnership Interest, and there can be no assurance that financing will be available to the Company on commercially reasonable terms, if at all. Any inability to obtain additional financing could have a material adverse effect on the Company, including possibly requiring the Company to cease its operations.

Recently Issued Accounting Standards

      Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"), has been issued effective for fiscal periods ending after December 15, 1997. SFAS 128 establishes standards for computing and presenting earnings per share. The Company is required to adopt the provisions of SPAS 128 in the fourth quarter of 1997. Under the standards established by SFAS 128, basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding during the year. Due to the Company's option and warrant prices compared to the respective market value of those instruments, the effects of SFAS No. 128 have no impact to the Company's reported earnings per share amounts.

Year 2000 Compliance

      The Company is currently in the process of evaluating its information technology infrastructure for Year 2000 Compliance. The Company does not expect that the cost to modify its information technology infrastructure to be Year 2000 compliant will be material to its financial condition or results of operations. The Company does not anticipate any material disruption in its operations as a result of any failure to be in compliance. However, the Company currently does not have any information concerning Year 2000 Compliance status of York Hannover Partnership's customers, suppliers and third party payors. In the event that any of York Hannover Partnership's significant suppliers, customers or third party payors do not successfully and timely achieve Year 2000 Compliance, the Company's business and operations could be adversely affected.

DESCRIPTION OF METROVISION CAPITAL STOCK

      The statements made under this caption include summaries of certain provisions contained in MetroVision's Restated Certificate of Incorporation and in the New York Laws. These statements do not purport to be complete and are qualified in their entirety by reference to such Restated Certificate of Incorporation; MetroVision's By-laws and the New York Law.

Common Stock

      MetroVision is authorized to issue 25,000,000 shares of Common Stock, par value $.00l per share. As of the record date, there were 5,574,275 shares of Common Stock outstanding. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution of winding up of MetroVision, the holders of Common Stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are fully paid and non assessable.

Preferred Stock

      MetroVision is authorized to issue 2,000,000 shares of preferred stock, par value $.00l per share, of which 720,000 shares have been designated as 5% Series A Convertible Preferred Stock. The Board of Directors of MetroVision has the authority at any time to establish and designate one or more series of preferred stock, to fix the number of shares of any series (which number may vary between series) and to fix the dividend rights and preferences, the redemption price and terms, liquidation rights, sinking fund provisions (if any), conversion provisions (if any) and the voting powers (if any). The Board of Directors, without shareholder approval, could issue preferred stock with voting and conversion rights that could adversely affect the voting power of holders of Common Stock and 5% Preferred Stock. Certain companies have used the issuance of preferred stock as an anti-takeover device and the Board of Directors of MetroVision could, without shareholder approval, issue preferred stock with certain voting, conversion and/or redemption rights that could discourage any attempt to obtain control of MetroVision in a transaction not approved by its Board of Directors.

      Currently, there are 648,535 shares of 5% Preferred Stock outstanding. The 5% Preferred Stock has a liquidation value of approximately $5.556 per share. Holders of 5% Preferred Stock are entitled to receive, when and as declared by MetroVision's Board of Directors out of funds legally available therefor, cash dividends at the annual rate of approximately $.2778 per share. Dividends are payable quarterly on the first day of March, June, September and December of each year and began accruing as of December 17, 1992. Total accrual and unpaid dividends at March 31, 1998 aggregated approximately $947,000.

      The 5% Preferred Stock is redeemable by MetroVision, at its sole option, at any time; provided, however, that all of the outstanding common stock purchase warrants issued in MetroVision's initial public offering must be redeemed before any redemption of the 5% Preferred Stock may occur, but in any event, at any time after December 17, 1993, at a redemption price of $5.556 per share plus accrued and unpaid dividends thereon. The 5% Preferred Stock may, at the option of the holder, be converted at any time into shares of MetroVision Common Stock at an initial rate of one share of Common Stock for each share of MetroVision 5% Preferred Stock which rate shall be subject to adjustment, including, for example, by reason of the Reverse Stock Split.

      The holders of 5% Preferred Stock are entitled to vote, together with the holders of the Common Stock, on the basis of number of whole shares of Common Stock into which their shares of 5% Preferred Stock are convertible, on all matters to be voted on by the shareholders of MetroVision.

Warrants

      In connection with the Company's November 1993 follow-up public offering, the Company issued to the underwriter, Whale Securities, warrants to purchase 17,391 units at $11.04 per unit. Each unit consists of six (6) shares of Common Stock and a warrant to purchase one (1) additional share of Common Stock for $0.92. These warrants expire on November 2, 1998.

      In connection with the issuance of bridge loans between March and September 1993, the Company issued to certain stockholders warrants to purchase an aggregate of 47,826 shares of Common Stock at an exercise price of $9.20 per share (the exercise price was later adjusted to $3.82 based on anti-dilution adjustments triggered by the Company's 1993 follow-on public ). These warrants expire in September 1998.

      In connection with the issuance of bridge loans in July and November 1996, the Company issued to certain stockholders warrants to purchase an aggregate of 42,000 shares of Common Stock at exercise prices ranging from $0.69 and $0.92. These warrants expire in July and November 2001.

      In connection with the Company's merger with York Hannover Pharmaceuticals, Inc. in April 1997, the Company issued warrants to Mr. Thomas
M. Clarke as a member of Stockbridge Investment Partners Inc.'s management to purchase an aggregate of 750,000 shares of the Company's Common Stock at exercise prices ranging from $0.63 to $0.945 per share. These warrants expire between April 2007 and April 2009.

      All of the above warrants are entitled to the benefit of adjustments in the exercise price thereof in the event of certain stock dividends, stock splits, reclassifications, reorganizations, consolidations or mergers, as well as the right to receive certain distributions of securities or property made to existing holders of Common Stock as if the warrants had already been exercised. The holders of the shares of Common Stock issuable upon exercise of the warrants have the right to request that the Company register any such shares in the event proposes to register any of its securities under the Securities Act of 1933, as amended.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

      MetroVision has engaged Arthur Andersen LLP as its independent auditors to audit MetroVision's financial statements for the fiscal year ended December 31, 1997. A representative of Arthur Andersen LLP is expected to be present at the Special Meeting, with the opportunity to make a statement if the representative so desires, and will be available to respond to appropriate questions.

                          PROPOSALS OF SECURITY HOLDERS

      To be considered for inclusion in the proxy statement and form of proxy relating to the Annual Meeting of Stockholders to be held in 1999, Stockholder proposals must be received in writing marked for the attention of: Secretary, MetroVision of North America, Inc., 75 South Church Street, Pittsfield, Massachusetts 01201, not later than June 26, 1999 to be considered for presentation at the Annual Meeting, although not included in the Proxy Statement, proposals must be received, as noted above no later than July 11, 1999.

                                  OTHER MATTERS

      The Board of Directors knows of no other business which will be presented to the Special Meeting. If any other business is properly brought before the Special Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

                    ANNUAL REPORT; INCORPORATION BY REFERENCE

      The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 (which includes the Company's audited financial statements), and the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1998 are provided as exhibits to this Proxy Statement but are not incorporated herein.

                                    PURCHASE
                                       AND
                                   ASSIGNMENT
                                       OF
                              PARTNERSHIP INTEREST

      This agreement is made to be effective as of the first day of June, 1998 by and among UNITED PROFESSIONAL COMPANIES, INC., a Delaware corporation ("UPC"), BAY GERIATRIC PHARMACY, INC. ("BAY"), and METROVISION OF NORTH AMERICA, INC., a New York corporation ("MetroVision").

      1. UPC and MetroVision are the only partners in York Hannover Partnership, a Wisconsin general partnership (the "Partnership") with UPC having a 60% equity interest (the "UPC Interest") and MetroVision as successor in interest to the other original partner, York Hannover Pharmaceuticals, Inc, having a 40% equity interest (the " MetroVision Interest").

      2. The original partnership agreement ( the "Partnership Agreement") which was entered into as of July 13, 1995, has not been amended since that time and is still in full force and effect.

      3. MetroVision wishes to assign and sell the MetroVision Interest to Bay, and Bay wishes to accept such assignment and to purchase the Metrovision Interest, on the terms and conditions set forth herein.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the recitals set forth herein and which are part of this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                       ASSIGNMENT OF PARTNERSHIP INTEREST

      1.1 Purchase of MetroVision Interest. MetroVision agrees to assign and sell, and by execution of this Agreement, hereby assigns and sells, the MetroVision Interest to Bay and Bay agrees to accept such assignment and to purchase the MetroVision Interest, on the terms and conditions hereinafter provided.

      1.2 Consideration to be Paid by Bay. For the Metrovision Interest, Bay shall pay to Metrovision Two Million Three Hundred Thousand dollars ($2,300,000.00) (the "Purchase Price").

            1.2.1 Method of Payment. Bay will pay to Metrovision the Purchase Price by wire transfer of immediately available funds as instructed by Metrovision at the closing.

      1.3 Partnership Liabilities. Bay shall not in any manner assume nor be liable or responsible for any of the liabilities, debts, or obligations of Metrovision of any nature whatsoever. Metrovision shall indemnify Bay against, defend and hold it harmless from any and all non-partnership liabilities of Metrovision. Metrovision, shall not in any manner assume nor be liable or responsible for any of the liabilities, debts, or obligations of Bay of any nature whatsoever. Bay shall indemnify Metrovision against, defend and hold in harmless from any and all non-partnership liabilities of Bay. Bay shall assume all liabilities as a Partner of the Partnership to the extent such liabilities arise after the date of the Closing.

      1.4 Closing. The consummation of this transaction and the execution and delivery of all related agreements, documents and instruments (the "Closing") shall occur on or before five (5) business days after the last remaining contingency under Article Ill below is waived or satisfied. It is currently contemplated that Closing shall occur on or before August 5, 1998, at such time and place as the parties shall agree, but in no event later than August 31, 1998. Notwithstanding the actual closing date, all items of Partnership income and expense incurred after December 31, 1997 through the date of Closing shall be allocated one hundred percent (100%) to UPC.

      1.5 Further Assurances. In addition to the obligations expressly set forth herein, MetroVision, Bay, and UPC shall, for no additional consideration, cooperate in the preparation of, execute, and deliver, any agreement, instrument, application, form or document either of them reasonably determines to be necessary to fully facilitate or consummate the transactions contemplated herein.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

      2.1 Representations and Warranties of Metrovision. Metrovision, hereby represents and warrants to UPC and Bay as follows:

            2.1.1 Corporate. Metrovision is a corporation, duly organized, validly existing, and in good standing under the laws of the State of New York and has full power and authority to execute this Agreement and perform it according to its terms. The execution of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Metrovision, and do not violate or constitute a breach of or default under MetroVision's Articles of Incorporation, Bylaws, or any agreement or instrument to which Metrovision is a party or by which it is bound. When duly executed by the parties, the agreement shall be legally binding upon Metrovision, and enforceable in accordance with its terms.

            2.1.2 Title. Except as set forth on Schedule 2.1.2, Metrovision has good and marketable title to all of the Metrovision Interest, free and clear of all liens, security interests, or other interests of any other persons whatsoever, and has full right and authority to sell the same as herein provided. The Metrovision Interest constitutes a forty percent (40%) interest in the Partnership. The Metrovision Interest is MetroVision's entire interest in the Partnership, and it has not entered into any option agreement or other arrangement for the sale of any interest in the Partnership to a third party.

            2.1.3 Regulatory Matters. MetroVision has no knowledge of any violations or alleged violations by the Partnership of, or pending or threatened investigations, complaints or proceedings or threatened investigations, complaints or proceedings involving the Partnership under, any federal, state or local laws or regulations.

            2.1.4 Litigation There is no litigation or arbitration pending, or to MetroVision's knowledge threatened, related to the execution, delivery, or performance of this Agreement by Metrovision.

            2.1.5 No Brokers. Metrovision has not engaged a broker or other intermediary in connection with this transaction, and has no agreement with any third party obligating Metrovision to pay a fee or commission as a result of the closing of this transaction.

            2.1.6 Obligations to Partner. The partnership has no outstanding obligations to Metrovision.

      2.2 Representations and Warranties of Bay. Bay hereby represents and warrants to MetroVision that Bay is a corporation, dully organized and validly existing under the laws of the State of Florida, with full power and authority to execute, deliver and perform this Agreement according to its terms. Bay represents and warrants to Metrovision that when executed by the parties, the agreement shall be legally binding upon Bay, and enforceable in accordance with its terms. Bay represents and warrants that its execution and performance of this agreement and the transactions contemplated hereby have been duly authorized by Bay. Bay has no knowledge of any violations or alleged violations by the Partnership of, or pending or threatened investigations, complaints, or proceedings or threatened investigations, complaints or proceedings involving the Partnership under, any federal, state, or local laws or regulations. There is no litigation or arbitration pending, or to Bay's knowledge, threatened, related to the execution, delivery, or performance of this Agreement by Bay.

      2.3 Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the closing of the transaction contemplated hereby for a period of eighteen (18) months.

                                   Article III
                              Conditions to Closing

      Conditions to Bay's Obligations. Bay's obligation to close the transactions contemplated by this Agreement shall be contingent upon MetroVision having satisfied each of the following conditions prior to or at Closing.

            3.1.1 Debt Satisfaction. Metrovision shall have fully paid and satisfied its outstanding debt to National Healthcare L.P. as well as any and all obligations disclosed in schedule 2.1.2 and shall deliver to Bay a copy of a written release from National Healthcare L.P. of any security interest National Healthcare L.P. and all other persons having a claim in the Metrovision Interest.

            3.1.2 Billing Services. Metrovision shall confirm in writing that it has terminated or will terminate its Part B billing functions under the Management Services Agreement dated July 13, 1995. As further consideration the for payment of the purchase Price, Metrovision will cooperate with Bay and UPC, as reasonably requested, to accomplish the orderly transition of the Part B Billing functions. Such cooperation shall include providing access to and copies of records, as well as the cooperation of MetroVision personnal. In addition, Metrovision shall deliver and transfer to UPC all billing files, documentation and other records used or developed in the performance of its billing functions for the Partnership, as well as any Partnership assets in MetroVision's control or possession at its Pittsfield, MA location.

            3.1.3 Legal Opinion. Metrovision shall have delivered to Bay the opinion of MetroVision's legal counsel concerning such matters as are customarily addressed in similar transactions, including the due authorization and enforceability of this Agreement, in a form mutually agreeable to the parties.

            3.1.4 Closing Certificate. Metrovision shall certify to Bay that each and every representation and warranty it has made herein continues to be true and complete as of the date of closing.

            3.1.5 Current Status. Metrovision and its affiliates shall be current on all payment obligations to the Partnership and its affiliates, and shall certify same to Bay.

            3.1.6 Provider Pharmacy Agreement. Metrovision shall acknowledge the existence and affirm the enforceability of each and every one of the Provider Pharmacy Agreements attached hereto as Exhibit A.

            3.1.7 Partnership Distribution. UPC shall have caused, and the Partnership shall have made, a pre-closing distribution to UPC and to Metrovision, in accordance with their interests, in the Aggregate amount of five hundred thousand dollars ($500,000).

      3.2 Conditions to MetroVision Obligations. MetroVision's obligation to close the transactions contemplated by this Agreement shall be contingent upon Bay having satisfied each of the following conditions prior to or at Closing:

            3.2.1 Purchase Price. Bay shall have paid the Purchase Price as Provided by Section 1.2.1.

            3.2.2 Legal Opinion. Bay shall have delivered to Metrovision the opinion of Bay's legal counsel in a form reasonably acceptable to MetroVision.

            3.2.3 Closing Certificate. Bay shall certify to Metrovision that each and every representation and warranty tat it has made herein continues to be true and complete as of the date of Closing.

            3.2.4 Shareholder Approval. Metrovision shall have obtained all necessary shareholder approval of the execution of this Agreement and consummation of the purchase and assignment transaction contemplated herein.

            3.2.5 Partnership Distribution. MetroVision shall have caused, and the Partnership shall have made, a pre-closing partnership distribution to UPC and to MetroVision, in accordance with their interests, in the aggregate amount of five hundred thousand dollars ($500,000).

      3.3 Good Faith. Metrovision and Bay shall use their respective best efforts and good faith based on commercial reasonableness, to ensure they are able to timely satisfy or waive the contingencies which are to their respective benefit.

                              ARTICLE IV
                              COVENANTS

      4.1 Professional Fees. Each party shall be responsible for its own legal, accounting, investment banking, appraisal and other professional fees and costs incurred related to the negotiation, execution and delivery of this Agreement.

      4.2 Waiver of Section VII UPC and MetroVision each hereby waive compliance with Section 7 of the Partnership Agreement concerning the Transfer of a Partner's Interest.

      4.3 Covenant Not to Compete. Metrovision, on behalf of itself and its shareholders, officers, directors, agents, and affiliates, and facilities under its control (collectively for purposes of these covenants, "MetroVision") hereby agrees that for the period commencing on the date of closing and continuing through July 31, 2000, ( the "Restricted Period") it and they shall not, directly or indirectly, collectively or individually, or through any corporation, joint venture, partnership, limited liability company or other entity, own, manage, control or participate in the operation of a business involved in any of the activities defined as Partnership Business pursuant to
Section 1.20 of the Partnership Agreement in the geographic territories set forth on Exhibit B hereto.

      Metrovision shall not binder or interfere with the performance of the Pharmacy Provider Agreements referenced in Exhibit A.

      MetroVision acknowledges and agrees that the Partnership's remedy at law for a breach of this covenant will be inadequate, and that in addition to any other legal or equitable remedies available to the Partnership, the Partnership shall be entitled to injunctive relief and that the arbitrator or arbitrators (See paragraph 6.7 below) are hereby authorized and empowered to award injunctive relief.

      The provisions of this covenant shall be regarded as divisible and if any of such provisions are declared invalid, or unenforceable by an arbitrator, the remainder of the provisions of this covenant shall not be affected thereby. The parties agree and desire that such arbitrator or arbitrators reform or modify this covenant to the extent necessary to render its provisions valid and enforceable.

      The parties agree that in the event of any action or proceeding concerning the performance or alleged breach of these covenants, the substantially prevailing party in such action shall be entitled to recover its reasonable attorneys fees and costs from the other party.

      4.4 Mutual Release In exchange for the benefits and payments described in this Agreement each party on its behalf and on behalf of its past and current officers, directors, employees, agents, successors, and assigns (the "Releasing Parties"), hereby irrevocably and unconditionally releases, waives, and fully and forever discharges the other party and its past and current officers, directors, employees, agents, immediate family members, successors, and assigns (the "Released Parties") from and against any and all claims, liabilities, obligations, demands and damages of any nature whatsoever (collectively "Liabilities"), whether known or unknown, anticipated or unanticipated, arising from, by reason of or in any way related to any transaction, event, or circumstance which occurred or existed prior to and including the date of Closing, relating to or arising out of the Partnership Agreement. Notwithstanding the foregoing, it is the intent of the Released Parties and the Releasing Parties that this release apply only to Liabilities arising out of the duties owed by the released Party to the Releasing Party by virtue of the Partnership Agreement, and does not apply to claims, liabilities, obligations, demands, and damages arising out of claims by a third party (or third parties) against the Partnership ("Third Party Claims") incurred prior to the date of Closing. With respect to Third Party Claims, UPC and MetroVision, respectively, shall each be responsible for its proportionate share of the liability and expense (" Third Party Liability") incurred by the Partnership in connection with such Third Party Claim. This release does not affect the obligations of the parties to each other arising out of this Agreement, including but not limited to the other Covenants set forth in this Article IV and the indemnification obligations set forth in Article V.

      4.5 Post Closing Payments With respect to all obligations for payment to the Partnership incurred by MetroVision or its affiliates after the closing of this transaction, MetroVision covenants and agrees that it will pay all of its obligations as they become due, and in no event later than sixty (60) days after invoice from the Partnership, and the covenants further that it will take all actions within its control to cause its affiliates to pay their obligations as they become due, and in no event later than (60) days after invoice from the Partnership.

                                    ARTICLE V

                                 INDEMNIFICATION

      5.1 Generally. Each party (the "Indemnifying Party") hereby agrees to indemnify the other party (the "Indemnified Party") and hold it harmless from and against any and all liabilities, demands, claims, suits, proceedings, actions, assessments, penalties, costs, damages and expenses, including reasonable attorney's and expert witness fees ( collectively "Damages") sustained or incurred by the Indemnified Party as a result of, arising out of, or incidental to:

      (a) any breach or inaccuracy of any representation or warranty made by the Indemnifying Party in this Agreement or in any other document delivered by the Indemnifying Party in connection with the transaction contemplated hereby:

      (b) any failure of the Indemnifying Party to comply with, or any breach or nonfulfillment by the Indemnifying Party of any covenant or obligation of the Indemnifying Party as set forth in this Agreement or any other document delivered by the Indemnifying party in connection with the transactions contemplated by this Agreement.

      Notwithstanding the foregoing, no Indemnifying Party shall have any liability to an Indemnified Party, pursuant to this Section 5.1 except to the extent that the aggregate liability of all claims for which an Indemnified Party is seeking indemnification exceeds twenty-five thousand dollars ($25,000) and then, the Indemnifying Party's obligation shall extend only to the amount in excess of twenty-five thousand dollars ($25,000).

      5.2 Claims for Indemnification Whenever any claim shall arise for indemnification hereunder, Indemnified Party shall promptly notify the Indemnifying Party of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the indemnifying Party, which shall not be unreasonably withheld, unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 5.3 of this Agreement.

      5.3 Defense by Indemnifying Party. In connection with any claim giving rise to Indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party assume the defense of any such claim or legal proceeding if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such claim or litigation resulting therefrom within 30 days after the date such claim is made, (a) the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the indemnified party defended such third party claim or the amount or nature of any such settlement, the Indemnifying party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

                                   ARTICLE VI.
                               GENERAL PROVISIONS

      6.1 Binding Agreement :Modification This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns, and may not be modified or terminated except in a writing signed by both parties.

      6.2 Entire Agreement. This Agreement and any agreement expressly identified herein embody the entire agreement of the parties with respect to the transactions contemplated hereby, and there are no other agreements between the parties, either oral or written, with respect thereto.

      6.3 Assignment This Agreement is not assignable by any party without the express written consent of all other parties. This Agreement shall inure to and be binding upon the permitted assignees of the parties.

      6.4 Governing Law This Agreement has been made and executed in the State of Wisconsin, and its validity, construction, interpretation, enforcement, and effect shall be governed by the Laws thereof.

      6.5 Notices. Any and all notices required or to be given hereunder shall be in writing, and delivered in person or sent by certified or registered mail, return receipt requested, postage prepaid, or by facsimile transmission to the respective parties at the addresses or facsimile numbers shown below ( or at such other addresses or facsimile numbers as may be designated by notice given in the manner herein provided):

      If to UPC or Bay, to:
            James Cialdini, Sr. Vice President Operations
            United Professional Companies, Inc.
            3724 West Wisconsin Avenue
            Milwaukee, WI 53208-3 192
            Facsimile: (414) 342-8721

      with a copy to:
            Lisa A. Danielson, Esq.
            Associate General Counsel
            Extendicare Health Services, Inc
            105 West Michigan Street
            Milwaukee, WI 53202
            Facsimile (414) 207-3663

      If to MetroVision To:
            Thomas M, Clarke, President
            MetroVision of North America, Inc.
            75 South Church Street
            Pittsfield, Ma 01201
            Facsimile: (413) 448-2120

      with a copy to:
            Henry A. Sullivan, Esq,
            Mintz Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
            One Financial Center
            Boston, MA 02111
            Facsimile: (617) 542-2241

      Notices so sent shall be deemed given when delivered in person, depostied in the United States mails; or at the time indicated on the confirmation of Facsimile transmission: provided that written notice given in any other manner shall nonetheless be effective when actually received.

      6.6 Alternative Dispute Resolution. Any controversy or dispute arising out of or related to this Agreement, or the breach thereof shall be settled by arbitration, which shall be conducted in Milwaukee, Wisconsin, in accordance with the NHLA Alternative Dispute Resolution Service Rules of Procedure for Arbitration. Any court having competent jurisdiction may enter judgment on any award rendered in such arbitration proceeding.

      6.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be deemed to be validly executed and delivered when signed by each and every party hereto and transmitted by facsimile to each other party as the facsimile number designated herein.

      IN WITNESS WHEREOF, the parties have executed this Agreement, as of the day and year first above written.

                                  UNITED PROFESSIONAL COMPANIES, INC.


                                  By:

                                       Print Name

                                  METROVISION OF NORTH AMERICA, INC.


                                  By:
                                       Print Name


                                  BAY GERIATRIC PHARMACY, INC.


                                  By:
                                       Print Name

                            YORK HANNOVER PARTNERSHIP

                               Partnership Market

Counties to be covered by York Hannover Partnership:

      o Alachua                           o Levy

      o Citrux                            o Manatee

      o Dixie                             o Marion

      o Gilebrist                         o Pasco

      o Hardee                            o Pinellas

      o Hemando                           o Sarasota

      o Hillaborough                      o Sutnter

      o Lake

The following Unicare facilities, not within the above counties will be served by the partnership for pharmacy and third party:

      o   First Coast Health & Rehabilitation Center
          Jacksonville, FL (Duval County)

      o   Sunny Pines Nursing & Rehabilitation Center
          Rockledge, FL (Brevard County)

      o   Winter Haven Health & Rehabilitation Center
          Winter Haven, FL (Polk County)

The following facilities, not within the above counties will be served by the partnership for third party:

      o   Heritage Nursing & Rehabilitation Center
          North Miami Beach, FL (Dade County)

      o   Jackson Heights Rehabilitation Center
          Miami, FL (Dade County)

      o   Palm Court Nursing & Rehabilitation Center
          Ft. Lauderdale, FL (Broward County)

The following facility will be excluded from the partnership:

      o   Park Lake Village Care Center
          New Port Richey, FL (Pasco County)

The partnership will be allowed to provide third party oxygen equipment and supplies within the states of Florida and Georgia.

                                                                       Exhibit 1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  FORM 10-KSB

(Mark One)
|X| ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                   For the fiscal year ended December 31, 1997

                                       OR

|_| TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         For the transition period from                to
                                        --------------    --------------
                         Commission file number 0-19685

                       METROVISION OF NORTH AMERICA, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               New York                                 16-1276525
----------------------------------------   -------------------------------------
    (State or other jurisdiction of          (IRS Employer Identification No.)
     incorporation or organization)

75 South Church Street, Pittsfield, MA                    01201
----------------------------------------   -------------------------------------
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:         413-448-2111
                                                    ----------------------------

Securities registered pursuant to Section 12(b) of the Act:      None.
Securities registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.001 per share
                     ---------------------------------------
                                (Title of Class)

                 Units consisting of six shares of Common Stock
                 ----------------------------------------------
                                (Title of Class)

      Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such report(s)), and (2) has been subject to
such filing requirements for the past 90 days.    Yes |X|    No |_|

      Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10KSB |X|

      As of April 10, 1998, 5,574,275 shares of common stock were outstanding. The aggregate market value of the voting stock held by persons who are not officers or directors (or their affiliates) of the Registrant, including 646,535 shares of 5% Series A Convertible Preferred Stock which is convertible into 140,985 shares of common stock, based on the average bid and asked prices of the common stock on April 10, 1998 as quoted on the electronic bulletin board commonly referred to as the "pink sheets", held by non-affiliates of the Registrant was approximately $459,326.

ITEM 1. BUSINESS

Recent Developments

      On April 1, 1997, MetroVision of North America, Inc. ("MetroVision" or "the Company") consummated a merger (the "Merger") as a result of which York Hannover Pharmaceuticals, Inc. ("York Hannover"), a Florida corporation, merged with and into the Company, with the Company as the surviving corporation, pursuant to an Agreement and Plan of Merger dated as of May 10, 1996 among the Company and York Hannover (the "Merger Agreement"). Under the terms of the Merger Agreement, York Hannover distributed all of its assets and liabilities to Stockbridge Investment Partners, Inc. prior to the Merger except for York Hannover's 40% interest in York Hannover Partnership and York Hannover's outstanding debt under a National HealthCare Corporation Promissory Note and related accrued interest. Pursuant to the Merger Agreement, among other things:
(i) the Company changed its corporate name to York Hannover Health Care, Inc. (subject to receipt of all necessary regulatory consents which are still pending); and (ii) each share of York Hannover Pharmaceuticals, Inc. Common Stock outstanding on April 1, 1997 was converted into 4,000 shares of the Company's Common Stock, or an aggregate of 4,000,000 shares of Common Stock, constituting approximately 71.8% of the shares of Common Stock outstanding after giving effect to the Merger.

      On November 30, 1997, the Company announced its plans to discontinue its MetroVision Commuter Channel media operations, effective February 28, 1998. The Company will shut-down the operations and will not receive any proceeds related to the shut-down. The Company is currently negotiating settlement agreements with various customers due to the Company's decision to terminate its media operations. In management's opinion, adequate provision has been made for any material loss resulting from the fulfillment of these service commitments. However, events unknown at this time related to the termination of the media operations may subsequently arise which could have a material adverse impact on the Company.

      The Company is seeking to sell substantially all of its assets to Bay Pharmacies, Inc. by selling its 40% equity interest in York Hannover Partnership ("York Interest").

      If the sale of the York Interest (the "Sale") is completed, the Company's strategic focus will be significantly altered. The Company will apply the proceeds of the Sale to pay off a secured loan to National HealthCare Corporation ("NHC") and certain other unsecured liabilities of the Company; and if the remaining proceeds of the Sale, if any, are sufficient, to seek to maximize shareholder value of the Company through entering into a business combination or other transaction realizing the value of the Company's public capital structure. If the proceeds of the Sale are not sufficient to pay its current liabilities, the Company may be forced to seek additional financing or sources of capital and explore other strategic opportunities, including bankruptcy protection. The Company's liabilities (the "Liabilities") include a secured loan to NHC, accounts payable, legal, accounting and printing expenses incurred in connection with the Sale, liabilities related to the winding up of the Commuter Channel business and a working capital loan to Lenox Healthcare Inc., an affiliate of Mr. Thomas M. Clarke, the Company's

President. The Company believes that the sale of the York Interest will allow the Company to maximize the value of its assets for the benefit of creditors and shareholders.

      Because the Sale may constitute a "voluntary liquidation" under the Company's Certificate of Incorporation, upon completion of the Sale, holders of the Company's 5% Preferred Stock could potentially be entitled to payment of the liquidation preference ("Liquidation Preference") on the Company's 5% Preferred Stock which would be paid from the proceeds of the Sale remaining after the payment of the Liabilities. Any amounts remaining thereafter, which are not anticipated, would be distributed to holders of the Company's Common Stock.

Business

      York Hannover Pharmaceuticals, Inc. ("York Hannover") was incorporated under the laws of the State of Florida on June 20, 1990. On July 24, 1990, York Hannover's shares were transferred to York Hannover Leisure Properties, Inc. ("YHLPI"), a Florida corporation and a wholly owned subsidiary of Progressive Investments International, Inc. ("Progressive"). On December 17, 1993, Stockbridge Investment Partners, Inc. ("Stockbridge"), a Florida corporation, purchased the stock of Progressive and concurrent with the acquisition, merged with Progressive and renamed it Stockbridge Investment Partners, Inc. Prior to August 1, 1995, York Hannover provided institutional pharmacy service, infusion therapy, urological, enteral and general medical supplies to licensed nursing facilities, hospitals, correction facilities and retirement facilities throughout the State of Florida. On August 1, 1995, York Hannover formed a partnership with United Professional Companies, Inc. ("UPC"), a Delaware corporation, named York Hannover Partnership (the "Partnership") which now provides the above- mentioned services.

      York Hannover Partnership purchases, repackages and dispenses prescription and non prescription medication in accordance with physician orders and delivers such prescriptions at least daily to the nursing facility for administration to individual patients by the facility's nursing staff. York Hannover Partnership currently services 55 nursing homes from its centralized pharmacy located in Brooksville, Florida. York Hannover Partnership maintains a 24-hour, on-call pharmacist service 365 days per year for emergency dispensing and delivery or for consultation with the facility's staff or attending physician.

      Upon receipt of a prescription, the relevant patient information is entered into York Hannover Partnership's computerized dispensing and billing systems. At that time, the dispensing system will check the prescription for any potentially adverse drug interactions or patient sensitivity. When required and/or specifically requested by the physician or patient, branded drugs are dispensed; generic drugs are substituted in accordance with applicable state and federal laws and as requested by the physician or patient.

      York Hannover Partnership utilizes a "unit dose" distribution system. Most of its prescriptions are filled utilizing specialized unit-of-use packaging and delivery systems. Maintenance medications are typically provided in 30-day supplies utilizing either a box unit dose system or unit dose punch card system. The unit dose system, preferred over the bulk delivery systems employed by retail pharmacies, improves control over drugs in the nursing facility and improves patent compliance with drug therapy by increasing the accuracy and timeliness of drug administration.

      Integral to York Hannover Partnership's drug distribution system is its computerized medical records and documentation system. York Hannover Partnership provides to the facility computerized medication administration records and physician's order sheets and treatment records for each patient. Data extracted from these computerized records are also formulated into monthly management reports on patient care and quality assurance. The computerized documentation system in combination with the unit dose drug delivery system results in greater efficiency in nursing time, improved control, reduced drug waste in the facility and lower error rates in both dispensing and administration. These benefits improve drug efficacy and result in fewer drug-related hospitalizations.

Consultant Pharmacist Services

      Federal and state regulations mandate that nursing facilities in addition to providing a source of pharmaceuticals, retain consultant pharmacist services to monitor and report on prescription drug therapy in order to maintain and improve the quality of patient care. The Omnibus Budget Reconciliation Act ("OBRA") implemented in 1990 seeks to further upgrade and standardize care by setting forth more stringent standards relating to planning, monitoring and reporting on the progress of prescription drug therapy as well as facility-wide drug usage.

      York Hannover Partnership provides consultant pharmacist services which help clients comply with such federal and state regulations applicable to nursing homes. The services offered by York Hannover Partnership's consultant pharmacist include: (i) comprehensive, monthly drug regimen reviews for each patient in the facility to assess the appropriateness and efficacy of drug therapies, including a review of the patient's medical records, monitoring drug reactions to other drugs or food, monitoring lab results and recommending alternate therapies or discontinuing unnecessary drugs; (ii) participation on the Pharmacy and Therapeutics, Quality Assurance and other committees of client nursing facilities as well as periodic involvement in staff meetings; (iii) monthly inspection of medication carts and storage room; (iv) monitoring and monthly reporting on facility-wide drug usage and drug administration systems and practices; (v) development and maintenance of pharmaceutical policy and procedures manuals; and (vi) assistance to the nursing facility in complying with state and federal regulations as they pertain to patient care.

Ancillary Services

      York Hannover Partnership provides the following ancillary products and services to nursing facilities:

      Infusion Therapy Products and Services. York Hannover Partnership provides infusion therapy support services for residents in its client nursing facilities. Infusion therapy consists of the product (a nutrient, antibiotic, chemotherapy or other drugs in solution) and the intravenous administration of the product. York Hannover Partnership prepares the product to be administered using proper equipment in a sterile environment and then delivers the product to the nursing home for administration by the nursing staff. Proper administration of intravenous ("IV") drug therapy requires a highly trained nursing staff. York Hannover Partnership's consultant pharmacists and nurse consultants operate an education and certification program on IV therapy to assure proper staff training and compliance with regulatory requirements in client facilities offering an IV program.

      By providing an infusion therapy program, York Hannover Partnership enables its client nursing facilities to admit and retain patients who otherwise would need to be cared for in an acute-care facility. York Hannover Partnership believes that by providing these high acuity pharmacy services it has a competitive advantage over other pharmacy providers. The most common infusion therapies York Hannover Partnership provides are total prenatal nutrition, antibiotic therapy, chemotherapy, pain management and hydration.

      Wholesale Medical Supplies/Medicare Part B Billing. York Hannover Partnership distributes disposable medical supplies, including urological, ostomy, nutritional support and wound care products and other disposables needed in the nursing home environment. In addition, York Hannover Partnership provides direct Medicare billing services for certain of these product lines for patients eligible under the Medicare Part B program. As part of this service, York Hannover Partnership determines patient eligibility, obtains certifications, orders products and maintains inventory on behalf of the nursing facility. York Hannover Partnership also contracts to act as billing agent for certain nursing homes that supply these products directly to the patient.

      Other Services. York Hannover Partnership's majority partner, United Professional Companies, Inc. ("UPC"), also provides respiratory therapy products and durable medical equipment for its clients in certain of its market areas. York Hannover Partnership continues to review the expansion of these as well as other products and services that may further enhance the ability of its client nursing facilities to care for their residents in a cost effective manner.

Product and Market Development

      York Hannover Partnership's pharmacy business engages in a continuing program for the development of new services and the marketing thereof. New service and new market development are important factors for the growth of this business. Any new service or marketing effort, including those in the developmental stage, could require the investment of a material portion of York Hannover Partnership's assets.

Materials/Supply

      York Hannover Partnership purchases pharmaceuticals through a wholesale distributor with whom it has a prime vendor contract and under contracts negotiated directly with pharmaceutical manufacturers. York Hannover Partnership also is a member of industry buying groups which contract with manufacturers for discounted prices based on volume which are passed through to York Hannover Partnership by its wholesale distributor. York Hannover Partnership has numerous sources of supply available to it and has not experienced any difficulty in obtaining pharmaceuticals or other products and supplies used in the conduct of its business.

Patents, Trademarks and Licenses

      York Hannover Partnership's business operations are not dependent upon any material patents, trademarks or licenses.

Inventories

      York Hannover Partnership's centralized pharmacy maintains adequate on-site inventories of pharmaceuticals and supplies to ensure prompt delivery service to its customers. Inventories on hand are not considered to be high by industry standards. York Hannover Partnership's primary wholesale distributor also maintains a local warehouse.

Competition

      By its nature, the long-term care pharmacy business is highly regionalized and, within a given geographic region of operations, highly competitive. In the geographic region it serves, York Hannover Partnership competes with numerous local retail pharmacies, local and regional institutional pharmacies and pharmacies owned by long-term care facilities. York Hannover Partnership competes in this market on the basis of quality, cost-effectiveness and the increasingly comprehensive and specialized nature of its services along with the clinical expertise, pharmaceutical technology and professional support if offers.

Government Regulation

      Institutional pharmacies, as well as the long-term care facilities they serve, are subject to extensive Federal, state and local regulation. These regulations cover required qualifications, day-to-day operations, reimbursement and the documentation of activities. York Hannover Partnership continuously monitors the effect of regulatory activity on its operations.

      Licensure, Certification and Regulation. States generally require that companies operating a pharmacy within the state be licensed by the state board of pharmacy. York Hannover Partnership currently has a pharmacy license in the State of Florida in which it operates a pharmacy. In addition, York Hannover Partnership's pharmacy is registered with the appropriate state and Federal authorities pursuant to statutes governing the regulation of controlled substances.

      Client nursing facilities are also separately required to be licensed in the states in which they operate and, if service Medicare of Medicaid patients, must be certified to be in compliance with applicable program participation requirements. Client nursing facilities are also subject to the nursing home reforms of the Omnibus Budget Reconciliation Act of 1987, which imposed strict compliance standards relating to quality of care for nursing home operations, including vastly increased documentation and reporting requirements. In addition, pharmacists, nurses and other health care professionals who provide services on York Hannover Partnership's behalf are in most cases required to obtain and maintain professional licenses and are subject to state regulation regarding professional standards and conduct.

      Federal and State Laws Affecting the Repackaging. Labeling, and Interstate Shipping of Drugs. Federal and state laws impose certain repackaging, labeling, and package insert requirements on pharmacies that repackage drugs for distribution beyond the regular practice of dispensing or selling drugs directly to patients at retail. A drug repackager must register with the Food and Drug Administration. York Hannover Partnership holds all required registrations and licenses, and its prepackaging operations are in compliance with applicable state and Federal requirements.

      Medicare and Medicaid. The nursing home pharmacy business has long operated under regulatory and cost containment pressures from state and Federal legislation primarily affecting Medicaid and, to a lesser extent, Medicare.

      As is the case for nursing home services generally, York Hannover Partnership receives reimbursement from Medicaid and Medicare programs, directly from individual residents (private pay), and from other payors such as third-party insurers. York Hannover Partnership believes that its reimbursement mix is in line with nursing home expenditures nationally. For the year ended December 31, 1997, York Hannover Partnership's payor mix was approximately as follows: 39% private pay and nursing homes, 32% Medicaid, 26% Medicare and 3% insurance and other private sources.

      For those patients who are not covered by government- sponsored programs or private insurance, York Hannover Partnership generally directly bills the patient or the patient's responsible party on a monthly basis. York Hannover Partnership may alternatively bill private patients through the nursing facility. Pricing for private pay patients is based on prevailing regional market rates of "usual and customary" charges.

      The Medicaid program is a cooperative Federal-state program designed to enable states to provide medical assistance to aged, blind, or disabled individuals, or members of families with dependent children whose income and resources are insufficient to meet the costs of necessary medical services. State participation in the Medicaid program is voluntary. To become eligible to receive Federal funds, a state must submit a Medicaid "state plan" to the Secretary of the Department of Health and Human Services ("HHS") for approval. The Federal Medicaid statute specifies a variety of requirements which the state plan must meet, including requirements relating to eligibility, coverage of services, payment and administration.

      Federal law and regulations contain a variety of requirements relating to the furnishing of prescription drugs under Medicaid. First, states are given broad authority, subject to certain standards, to limit or specify conditions to the coverage of particular drugs. Second, Federal Medicaid law establishes standards affecting pharmacy practice. These standards include general requirements relating to patient counseling and drug utilization review and more specific requirements for nursing facilities relating to drug regimen reviews for Medicaid patients in such facilities. Recent regulations clarify that, under Federal law, a pharmacy is not required to meet the general standards for drugs dispensed to nursing facility residents if the nursing facility complies with the drug regimen review requirements. However, the regulations indicate that states may nevertheless require pharmacies to comply with the general standards, regardless of whether the nursing facility satisfies the drug regimen review requirement. Florida, the state in which the York Hannover Partnership operates currently, requires its pharmacy to comply therewith.

      Third, Federal regulations impose certain requirements relating to reimbursement for prescription drugs furnished to Medicaid patients. In addition to requirements imposes by Federal law, states have substantial discretion to determine administrative, coverage, eligibility and payment policies under their state Medicaid programs which may affect the Partnership's operations. For example, some states have enacted "freedom of choice" requirements which may prohibit a nursing facility from requiring its residents to purchase pharmacy or other ancillary medical services or supplies from particular providers that deal with the nursing home. Such limitations may increase the competition which York Hannover Partnership faces in providing services to nursing facility patients.

      The Medicare program is a Federally funded and administered health insurance program for individuals age 65 and over or who are disabled. The Medicare program consists of two parts: Part A, which covers, among other things, inpatient hospital, skilled nursing facility, home health care and certain other types of health care services; and Medicare Part B, which covers physicians' services, outpatient services, and certain items and services provided by medical suppliers. Medicare Part B also covers a limited number of specifically designated prescription drugs, The Medicare program establishes certain requirements for participation of providers and suppliers in the Medicare program. Pharmacies are not subject to such certification requirements. Skilled nursing facilities and suppliers of medical equipment and supplies, however, are subject to specified standards. Failure to comply with these requirements and standards may adversely affect an entity's ability to participate in the Medicare program and receive reimbursement for services provided to Medicare beneficiaries.

      The Medicare and Medicaid programs are subject to statutory and regulatory changes, retroactive and prospective rate adjustments, administrative rulings, freezes and funding reductions, all of which may adversely affect York Hannover Partnership's business. There can be no assurance that payments for pharmaceutical supplies and services under governmental reimbursement programs will continue to be based on the current methodology or remain comparable to present levels. In this regard, York Hannover Partnership may be subject to rate reductions as a result of federal budgetary legislation related to the Medicare and Medicaid programs. In addition, various state Medicaid programs periodically experience budgetary shortfalls which may result in Medicaid payment delays to York Hannover Partnership. To date, York Hannover Partnership has not experienced any material adverse effect due to any such budgetary shortfall. In addition, the failure, even if inadvertent, of York Hannover Partnership and/or its client institutions to comply with applicable reimbursement regulations could adversely affect York Hannover Partnership's business. Additionally, changes in such reimbursement programs or in regulations related thereto, such as reductions in the allowable reimbursement levels, modifications in the timing or processing of payments and other changes intended to limit or decrease the growth of Medicaid and Medicare expenditures, could adversely affect York Hannover Partnership's business.

      Referral Restrictions. The Company is subject to Federal and state laws which govern financial and other arrangements between health care providers. These laws include the Federal anti-kickback statute, which was originally enacted in 1977 and amended in 1987, and which prohibits, among other things, knowingly and willfully soliciting, receiving, offering or paying any remuneration directly or indirectly in return for or to induce the referral of an individual to a person for the furnishing of any item or service for which payment may be made in whole or in part under Medicare or Medicaid. Many states have enacted similar statutes which are not necessarily limited to items and services for which payment is made by Medicare of Medicaid. Violations of these laws may result in fines, imprisonment, and exclusion from the Medicare and Medicaid programs or other state-funded programs. Federal and state court decisions interpreting these statutes are limited, but have generally construed the statutes to apply if "one purpose" of remuneration is to induce referrals or other conduct within the statute.

      Federal regulations establish "safe harbors," which give immunity from criminal or civil penalties to parties in good faith compliance. While the failure to satisfy all criteria for a safe harbor does not mean that an arrangement violates the statute, it may subject the arrangement to review by the HHS Office of Inspector General ("OIG"), which is charged with administering the Federal anti-kickback statute. There are no procedures for obtaining binding interpretations or advisory opinions from the OIG on the application of the Federal anti-kickback statute to an arrangement or its qualification for a safe harbor upon which York Hannover Partnership can rely.

      The OIG issues "Fraud Alerts" identifying certain questionable arrangements and practices which it believes may implicate the Federal anti-kickback statute. The OIG has issued a Fraud Alert providing its views on certain joint venture and contractual arrangements between health care providers. The OIG also issued a Fraud Alert concerning prescription drug marketing practices that could potentially violate the Federal statute. Pharmaceutical marketing activities may implicate the Federal anti-kickback statute because drugs are often reimbursed under the Medicaid program. According to the Fraud Alert, examples of practices that may implicate the statute include certain arrangements under which remuneration is made to pharmacists to recommend the use of a particular pharmaceutical product.

      In addition, a number of states have recently undertaken enforcement actions against pharmaceutical manufacturers involving pharmaceutical marketing programs, including programs containing incentives to pharmacists to dispense one particular product rather than another. These enforcement actions arose under state consumer protection laws which generally prohibit false advertising, deceptive trade practices, and the like. York Hannover Partnership believes its contract arrangements with other health care providers, its pharmaceutical suppliers and its pharmacy practices are in compliance with these laws. There can be no assurance that such laws will not, however, be interpreted in the future in a manner inconsistent with York Hannover Partnership's interpretation and application.

      Health Care Reform and Federal Budget Legislation. The Clinton administration and members of Congress have proposed plans to reform the health care system. Currently, Congress is considering such reforms in the context of Federal budget reconciliation legislation. This legislation could result in significant reductions in payments to providers under the Medicare program and a complete restructuring and reduced payments to providers under the Medicaid program. With respect to Medicare, proposals include establishment of a prospective payment system for Skilled Nursing Facilities ("SNFs"); limits on payments to Medicare SNFs for certain non-routine services, including, among others, prescription drugs, diagnostic services, and physical therapy and other rehabilitative services; requiring consolidated billing by a SNF and all Part A and B claims for SNF residents; and other limits on reimbursement of costs for Medicare SNF services. If enacted, there can be no assurance that such proposals would not have a material adverse effect on the business of York Hannover Partnership. While budget negotiations are continuing, the future of any reform proposals in Congress is unknown.

      In addition, a number of states have enacted and are considering various health care reforms, including reforms through Medicaid demonstration projects. Federal law allows HHS to authorize waivers of Federal Medicaid program requirements, including requirements relating to coverage, free choice of providers and payment for health care services, in connection with state demonstration projects that promote Medicaid program objectives. HHS published procedures and public notice requirements designed to open the waiver approval process to public comment and to expedite processing. Legal actions have been initiated challenging the waiver process and the authority of HHS to approve waivers for broad-based Medicaid managed care programs. The Federal budget legislation restructuring the Medicaid program would effectively eliminate Medicaid managed care demonstration projects.

      Several state Medicaid programs have established mandatory statewide managed care programs for Medicaid beneficiaries to control costs through negotiated or capitated rates, as opposed to traditional cost-based reimbursement for Medicaid services, and propose to use savings achieved through these programs to expand coverage to those not previously eligible for Medicaid. HHS has approved waivers for statewide managed care demonstration projects in several states, and are pending for several other states. These demonstration projects generally exempt institutionalized care, including nursing facility services, from the programs. York Hannover Partnership is unable to predict what impact, if any, future projects might have on its operations. Because there are currently various reform proposals under consideration at the Federal and state levels, it is uncertain at this time what health care reform initiatives, if any, will be implemented, or whether there will be other changes in the administration of governmental health care programs or interpretations of governmental policies or other changes affecting the health care system. There can be no assurance that future health care of budget legislation or other changes will not have an adverse effect on the business of York Hannover Partnership.

Employees

      As of December 31, 1997, York Hannover Partnership employed 56 persons, including one in an executive position, 20 pharmacists and pharmacy technicians, three administrators and 32 other supporting services. None of such individuals are covered by a collective bargaining agreement. York Hannover Partnership believes that the relationship with its employees is satisfactory.

Environmental Matters

      In operating it facility, York Hannover Partnership makes every effort to comply with pollution control laws. No major difficulties have been encountered in effecting compliance. No material capital expenditures for environmental control facilities are expected. While York Hannover Partnership cannot predict the effect which any future legislation, regulations, or interpretations may have upon its operations, it does not anticipate any changes that would have a material adverse impact on its operations.

Commuter Channel

      The Company owns and operates the Commuter Channel, a video cable network for the mass transit industry. The Commuter Channel displays a program cycle of generally 10 to 12 minutes which is segmented into information from transit authorities, news, weather, sports and entertainment headlines and advertising. Broadcasts on the Commuter Channel are displayed 24 hours a day, seven days a week, on high-resolution video display monitors and projection screens situated on rail platforms and in passenger waiting areas. The Commuter Channel is currently installed in the Port Authority Trans Hudson ("PATH") system in New York and New Jersey, the Southeastern Pennsylvania Transit Authority ("SEPTA") system in Philadelphia, Pennsylvania, the Massachusetts Bay Transit Authority ("MBTA") and the Bay Area Rapid Transit ("BART") system in the San Francisco Bay area in California. On November 30, 1997, The Board of Directors voted to terminate the Company's ownership and operation of the Commuter Channel. Accordingly, the Company is currently ceasing operation of the Commuter Channel and negotiating the termination of contractual obligations.

ITEM 2. PROPERTIES

      The Company's headquarters are located at 75 South Church Street, Suite 650, Pittsfield, Massachusetts, 01201.

ITEM 3. LEGAL PROCEEDINGS

      On July 15, 1997, Paramount Metal Finishing Company, Inc. (the "Plaintiff"), filed a complaint against MetroVision, and one other defendant in the Superior Court of Union County, New Jersey (Civil Action No. UNN-L-399297), alleging monies due by MetroVision related to certain services and goods provided in the amount $16,912, which indebtedness is recorded on MetroVision's consolidated balance sheet at December 31, 1997. The Plaintiff sought damages in the aggregate amount of $22,770.16, which included interest thereon, court costs and counsel fees. On September 3, 1997, a Final Judgment was entered against MetroVision in the amount of $22,770.16. On November 21, 1997, a Default Judgment was entered in the amount of $22,770.16 against the Company and Lenox Healthcare, Inc. ("Lenox"). As of March 22, 1998, MetroVision has paid to the Plaintiff $17,000. MetroVision is currently in default of this judgment. Except as stated above, MetroVision is not party to any material legal proceedings.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

      None.

ITEM  5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      MetroVision's Common Stock is traded on the over-the- counter market under the symbol "MVNA". Until May 22, 1996, the Common Stock was included for quotation on the Nasdaq SmallCap Market. On that date, the Common Stock was delisted from the Small Cap Market for failing to meet certain listing criteria. Consequently, since May 23, 1996, the Common Stock has traded on an electronic bulletin board established for securities that do not meet the Nasdaq SmallCap listing requirements. The following table sets forth (for the periods indicated) the range of high and low bid prices for the Common Stock as reported by Nasdaq on the SmallCap Market prior to May 23, 1996 and as reported on the electronic bulletin board thereafter. The quotations reflect inter- dealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions.

                                           Price Per Share
                                           ---------------
         1998                          High                Low
                                       ----                ---

         1st Quarter                   9/32                1/4

         1997
         4th Quarter                    3/8                1/4
         3rd Quarter                    1/2                3/8
         2nd Quarter                   1 1/4               5/8
         1st Quarter                   1 1/4               5/8

         1996
         4th Quarter                    5/8                5/8
         3rd Quarter                   1 1/8               5/8
         2nd Quarter                   2 1/4               5/8
         1st Quarter                   1 5/8               5/8


      As of April 10, 1998 there were 5,574,275 shares of Common Stock, held of record by approximately 166 holders. The Company believes that certain holders of record hold for significantly more beneficial owners. The closing bid price for the Company's Common Stock on April 10, 1998 was $0.25.

      To date, the Company has not paid any dividends on its Common Stock. The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend on the Company's earnings, its capital requirements and financial condition and other relevant factors. The Company does not expect to declare or pay any dividends in the foreseeable future. Further, payment of dividends on the Common Stock will be subject to the prior payment of dividends on the shares of 5% Preferred Stock, which dividends are payable cumulatively in arrears.

ITEM 6. SELECTED FINANCIAL DATA

      The following selected financial data is derived from the Consolidated Financial Statements of the Company. On April 1, 1997, the Company consummated a merger with York Hannover that has been accounted for as a reverse acquisition of the Company by York Hannover under the purchase method of accounting as prescribed by APB Opinion 16. Accordingly, the historical financial statements of the Company prior to the merger have been changed to reflect the historical financial statements of York Hannover. The data should be read in conjunction with the Consolidated Financial Statements, related Notes, and other financial information included herein.

Statement of Operations Data :

                   Summary Historical Condensed Financial Data
                                 (In Thousands)
                             Year Ended December 31,
    -------------------------------------------------------------------------

                                         1993(1)        1994          1995             1996         1997
                                         -------        ----          ----             ----         ----
Statement of Operations Data:
   Net patient revenues                  $3,466        $4,260        $2,673            $--           $--
   Equity in earnings of
        York Hannover Partnership            --            --           104            448           768
                                      ---------     ---------     ---------      ---------     ---------
   Total revenues                         3,466         4,260         2,777            448           768
   Cost of patient revenues              (1,924)       (2,396)       (1,392)            --            --
   Selling, general and
        administrative                     (950)       (1,128)       (1,546)          (391)         (329)
   Depreciation and amortization
        expense                            (476)          (82)          (45)            --            --
   Amortization of deferred
        revenue                              --            --            55            133            33
   Other income (expense)                    --            --           118            121           (19)
   Interest expense, net                   (159)         (319)         (290)          (290)         (292)
   Income tax provision                      --            --            --            (19)          (61)
   Discontinued operations,
      net of tax                             --            --            --             --        (1,438)
                                      ---------     ---------     ---------      ---------     ---------
   Net income (loss)                       $(43)         $335         $(323)            $2       ($1,338)
                                      ---------     ---------     ---------      ---------     ---------
                                      ---------     ---------     ---------      ---------     ---------

(1) Reflects operations of predecessor entity prior to purchase by York Hannover in December 1993 and does not represent the ongoing operations after the purchase.


                        Summary Historical Financial Data

                                 (In Thousands)

                             Year Ended December 31,
             -------------------------------------------------------

                                 1993      1994      1995       1996       1997
                                 ----      ----      ----       ----       ----
Balance Sheet Data:
Working capital
   (deficit) (1)                 $430       $34     $(192)   $(3,341)   $(3,726)
Total assets                      842     1,335     1,240      1,632      1,269
Short-term debt                    --       771       174      2,751      2,547
Long-term debt (excluding
     current portion)           2,713     1,924     2,180         --         --

(1) The Company has a history of operating losses and has a working capital deficit and a deficit in common stockholders' equity. These conditions raise substantial doubt about the Company's ability to continue as a going concern. See Note 2 of Notes to Financial Statements.

      As of December 31, 1997 the Company has received loans from affiliates totaling $596,957. These loans, including all accrued and unpaid interest, are due no later than May 1, 1998.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

Results of Operations

      Twelve Months Ended December 31, 1997 Compared to Twelve Months Ended December 31, 1996

      On April 1, 1997, MetroVision of North America, Inc. consummated a merger with York Hannover that has been accounted for as a reverse acquisition of MetroVision by York Hannover under the purchase method of accounting as prescribed by APB Opinion 16. Hereinafter the "Company" refers to York Hannover and its acquired business MetroVision. Accordingly, the historical financial statements of the Company prior to the merger have been changed to reflect the historical financial statements of York Hannover after giving effect to a recapitalization of the historical stockholders' equity of York Hannover. Therefore, the 1997 historical period includes twelve months of operations of York Hannover and nine months of operations of MetroVision. The 1996 historical period represents the operations of York Hannover.

      On November 30, 1997 the Company announced its plans to discontinue its MetroVision media operations, effective February 28, 1998. The Company will shut-down the operations and will not receive any proceeds related to the shutdown. As a result of the discontinuance, the related assets, liabilities and results of operations are segregated in the consolidated statement of operations and cash flows. Net revenue and operating expenses have been reclassified for amounts associated with the discontinued operations. net revenues attributable to the discontinued operations were $329,203 in 1997.

      The Company is currently negotiating settlement agreements with various customers due to the Company's decision to terminate its media operations. In management's opinion, adequate provision has been made for any material loss resulting from the fulfillment of these service commitments. However, events unknown at this time related to the termination of the media operations may subsequently arise which could have a material adverse impact on the Company.

      Pursuant to the Company's decision to discontinue its media operations, the Company wrote-off the remaining net book value of its operating equipment and goodwill of $312,718 and $481,681, respectively. These amounts are included in "Loss from operations of discontinued operations" in the income statement for the period ended December 31, 1997. The Company also recorded a $379,942 provision to reserve for potential losses related to the shut-down of the media operations. This additional reserve for potential losses is included in "Loss on disposal of assets of discontinued operations" in the income statement for the period ended December 31, 1997.

Net Revenues. Net Revenues for the twelve months ended December 31, 1997, were $768,017 an increase of 71.5% or $320,172 from net revenues of $447,845 for the twelve months ended December 31, 1996. This increase in net revenues for the twelve months ended December 31, 1997 was attributable to an increase in equity in earnings from York Hannover Partnership.

Selling, General and Administrative Expenses. Selling, general and administrative expenses for the twelve months ended December 31, 1997, were $254,197, an increase of 95.5% or $124,186 from selling, general and administrative expenses of $130,011 for the twelve months ended December 31, 1996. This increase was primarily attributable to increases in costs incurred in connection with the merger of MetroVision with York Hannover.

Management Fees. Management fees for the twelve months ended December 31, 1997, were $75,000, a decrease of 71% or $186,00 from management fees of $261,000 for the twelve months ended December 31, 1996. This decrease was attributable to the reduction in management fees as a result of the merger.

Other Expenses. Other expenses primarily include interest expense on a note payable to National HealthCare Corporation partially offset by the amortization of a Non-Compete Agreement. Other net expenses for the twelve months ended December 31, 1997, were $277,162, an increase of 680.4% or $241,646 from other expenses of $35,516 for the twelve months ended December 31, 1996. This increase was primarily the result of a reduction in income from the amortization of deferred revenue and a $66,914 loss on the sale of marketable securities in 1997.

Liquidity and Sources of Capital

      At December 31, 1997, the Company had negative working capital of $3,725,997 and a ratio of current assets to current liabilities of (.01) as compared to (.14) at December 31, 1996. Cash was $58,291 at December 31, 1996 and $11,956 at December 31, 1997. Marketable securities decreased to $0 at December 31, 1997 from $446,041 at December 31, 1996. In January and February 1997 the Company received proceeds aggregating to $399,198 from the sale of its Marketable Securities. These funds were primarily used to repay margin loans of $275,537, notes payable to former shareholders of $94,199 and other operating expenses. Accumulated deficit increased $1,338,147 from $2,201,928 at December 31, 1996 to $3,540,075 at December 31, 1997. This increase is the result of the net loss for the period ended December 31, 1997.

      As of December 31, 1997, the Company's primary asset was its ownership of a 40% interest in York Hannover Partnership (the "Partnership Interest"). For the twelve months ended December 31, 1997, the Company's equity in earnings from the Partnership totaled $768,016. The Company does not have control over distributions made by the Partnership (the "Partnership"). All Partnership distributions are subject to the availability of York Hannover Partnership cash.

      The above discussion and the Company's financial statements have been presented on the basis that is is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal coarse of business. The factors discussed below raise a substantial doubt about the Company's ability to continue as a going concern.

      The Company is not currently generating sufficient cash flow to fund its operations and is dependent on other financing in order to sustain its operations. Although there can be no assurance, the Company believes that, based on currently proposed plans and assumptions relating to the proposed sale of its Partnership Interest that proceeds will be sufficient to satisfy the Company's contemplated cash requirements for 1998. Such cash requirements primarily relate to the payment of principal and interest on the outstanding note payable to National HealthCare ("NHC) and other liabilities owed to unrelated third party creditors. There can be no assurance, however, that the Company will be successful in its new business endeavors or able to generate revenues or ever achieve profitable operations. The Company has outstanding a $1,950,000 promissory note payable to National HealthCare Corporation ("NHC") that became due on December 31, 1997 and is currently in default and payable on demand. Accrued interest in the promissory note is $161,340 as of December 31, 1997. The Company currently does not have the financial resources necessary to meet its payment obligation other than from proceeds from the anticipated sale of the interest in York Hannover Partnership. In the event the Company is unable to meet its payment obligation and the promissory note is not re-negotiated, NHC, as a secured creditor, has the right to take possession of or otherwise sell the interest in the Partnership in satisfaction of the indebtedness and may seek recourse against the Company's other assets, if necessary. In addition, as a result of the current default, it is anticipated that the Company will be required to pay certain additional interest beginning January 1, 1998. The Company also has outstanding a $596,957 working capital note payable (including accrued interest) to Lenox Healthcare, Inc. (an affiliate of the Company) that becomes due in May of 1998.

      Subsequent to December 31, 1997, the Company engaged in negotiations to sell its 40 % interest in the Partnership to and affiliate of United Professional Companies, Inc. ("UPC"). There can be no assurance that the proceeds from the proposed sale will be sufficient to satisfy all of the outstanding obligations of the Company. UPC currently has a 60% interest in the Partnership. It is anticipated that upon closing of the proposed sale, the proceeds will be held in escrow pending approval of the Company's shareholders. It is anticipated that the proceeds from the sale will be used first to satisfy the note payable and related accrued interest to NHC.

      Additionally, subsequent to December 31, 1997, the majority holders of the 5% Series A Preferred Stock have asserted certain claims against the Company which could have a material adverse impact on the Company's financial position. Although management does not believe these assertions represent obligations of the Company as of December 31, 997, management is currently discussing these assertions with the preferred shareholders in conjunction with the structuring of the proposed sale of the Partnership. Management believes that these assertions will be resolved during 1998 through ongoing discussions with the preferred shareholders but is unable to determine the ultimate outcome of the ongoing discussions.

      Subsequent to the anticipated sale of the Partnership and subject to shareholder approval, management intends to seek merger opportunity with other entities in 1998. However, no such merger opportunities are currently known and there can be no assurance that the Company will be able to locate such a merger opportunity in 1998.

      The Company has not identified any potential sources of debt or equity financing and there can be no assurance that the Company will be able to obtain additional financing if and when needed or that, if available, financing will be on terms acceptable to the Company. Furthermore, the results of these matters cannot be predicted and there is no assurance that the Company will continue in existence.

      In the event the Company's plans change or its assumptions change or prove inaccurate or proceeds of the sale of the Partnership Interest prove to be insufficient to payoff the Company's debt and operating liabilities, the Company may be required to seek additional financing. The Company has no current arrangements with respect to or sources of additional financing other than the current working capital line of credit or the sale of its Partnership Interest, and there can be no assurance that financing will be available to the Company on commercially reasonable terms, if at all. Any inability to obtain additional financing could have a material adverse effect on the Company, including possibly requiring the Company to significantly curtail or cease its operations.

Recently Issued Accounting Standards

      Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"), has been issued effective for fiscal periods ending after December 15, 1997. SFAS 128 establishes standards for computing and presenting earnings per share. The Company is required to adopt the provisions of SFAS 128 in the fourth quarter of 1997. Under the standards established by SFAS 128, basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding during the year. Due to the Company's option and warrant prices compared to the respective market value of those instruments, the effects of SFAS No. 128 have no impact to the Company's reported earnings per share amounts.

Year 2000 Compliance

      The Company is currently in the process of evaluating its information technology infrastructure for Year 2000 Compliance. The Company does not expect that the cost to modify its information technology infrastructure to be Year 2000 compliant will be material to its financial condition or results of operations. The Company does not anticipate any material disruption in its operations as a result of any failure to be in compliance. However, the Company currently does not have any information concerning the Year 2000 Compliance status of York Hannover Partnership's customers, suppliers and third party payors. In the event that any of York Hannover Partnership's significant suppliers, customers or third party payors do not successfully and timely achieve Year 2000 Compliance, the Company's business and operations could be adversely affected.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA

      The response to this item is submitted in a separate section of this report.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

      None.

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

Meetings of the Board

      During the fiscal year ended December 31, 1997 the Board of Directors of the Company held 3 meetings. During such period, each of the current directors of the Company attended 75% or more of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which such director served.

      The Board of Directors has three committees - an Audit Committee, a Compensation Committee and a Stock Option Plan Committee.

      The Compensation Committee makes recommendations to the Board of Directors regarding remuneration of executive officers and directors of the Company and the Stock Option Plan Committee was established to review the internal accounting procedures of the Company and to consult with and review the Company's independent auditors and the services provided by such auditors.

      The Stock Option Plan Committee, the Audit Committee and the Compensation Committee did not meet during the fiscal year.

   Name                        Age     Position Presently Held                     Director Since
   ----                        ---     -----------------------                     --------------
   Thomas M. Clarke            42      President, CEO & Director                   1997
   Linda M. Clarke             45      Executive V.P., Treasurer & Director        1997
   Lawrence B. Cummings        42      Director                                    1997
   Robert F. Hussey            48      Director                                    1991
   Courtlandt G. Miller        45      Director                                    1997
   David M. Fancher            38      Chief Financial Officer & Director          1997

      Thomas M. Clarke, age 42, has been the President and CFO of Lenox Healthcare, Inc. since 1991. Mr. Clarke has over 16 years of experience in the Healthcare industry and has held positions with public and private Healthcare organizations. Mr. Clarke is a Fellow in the Healthcare Financial Management Association. Mr. Clarke is a graduate of the University of Maine and completed his Masters in Science in Business at Husson College.

      Linda M. Clarke, age 45, has been Treasurer of Lenox Healthcare, Inc. since 1991. Mrs. Clarke has over seven years experience in the Healthcare industry. In addition to her position with Stockbridge, Mrs. Clarke was previously employed by the Houlton Regional Hospital Development Office and participated in various fundraising activities. Mrs. Clarke attended the University of Maine and was previously employed by the Maine School Administrative District #29 for 5 years. She continues to be Treasurer of Stockbridge Investment Partners, Inc. as well as Treasurer of several other privately held Healthcare companies.

      Lawrence B. Cummings, age 42, is the Chief Executive Officer of Stockbridge Investment partners, Inc. Mr. Cummings has over ten years of health care experience and is an active investor in the health care industry. From 1989 to 1992, Mr. Cummings was Chairman of the Board, Chief Executive Officer and President of Providence Health Care, Inc. ("Providence"), a Cleveland, Ohio based publicly-traded nursing home management company which Mr. Cummings founded and which was acquired by the Multicare Companies, Inc. in 1992. Mr. Cummings received his undergraduate degree from Harvard University and a Masters in Business Administration from Harvard Business School. On May 23, 1996, a Final Judgment of Dissolution of Marriage was entered transferring certain assets to Mr. Cummings' former spouse and ordering Mr. Cummings to pay her over $6.0 million, which has been appealed. As a result of this order and other personal indebtedness, on August 20, 1996, Mr. Cummings filed for personal reorganization under Chapter 11, which case is now pending in the U.S. Bankruptcy court for the Southern District of Florida.

      Robert F. Hussey, age 48, has served as a director of MetroVision since February 1991. From July 1985 to May 1991, Mr. Hussey was President and Chief Executive Officer of POP Radio Corporation, an alternative media company which created an in-store broadcasting network. POP Radio was purchased in 1991 by Heritage Media Corporation. From 1979 to 1985, Mr. Hussey was Vice President of Grey Advertising. Mr. Hussey has also held marketing positions at E.F. Hutton and American Home Products. He is a director of Ivex Corporation, a private company engaged in electronic hardware and software design and manufacturing. Mr. Hussey is a graduate of Georgetown University and received his Masters in Business Administration from George Washington University.

      Courtlandt G. Miller, age 45, is a private investor. From 1988 until its purchase by Value Health Inc. in 1995, Mr. Miller was Executive Vice President and general counsel of Diagnostek, Inc., a New York Stock Exchange traded, pharmacy benefit management company. He is also a director of PowerBike, LLC, a privately held technology company. Mr. Miller is a graduate of Fordham University and received his law degree from the Tulane University School of Law.

      David M. Fancher, age 38, joined MetroVision in November 1994 and is Vice President and Chief Financial Officer of the Company. Prior to joining MetroVision, Mr. Fancher served as Controller for McMillan Publishing, Professional Business Reference Division, between 1991-1994, and for Chemical Waste Management, a wholly owned subsidiary of Waste Management, Inc. between 1988-1991. Mr. Fancher is a graduate of Monmouth University with a B.S. Degree in Business Administration.

ITEM 11. EXECUTIVE COMPENSATION

      The following table sets forth all cash compensation paid by the Company, as well as certain other compensation paid or accrued, for the fiscal years ended December 31, 1995, 1996 and 1997 to the Company's President. None of the Company's executive officers, including the Company's President, had a total annual salary and bonus exceeding $100,000 in the reported years.

                           SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Name & Principal              Year               Annual              Long-Term
   Position                                  Compensation(1)        Compensation
                                                 Salary
--------------------------------------------------------------------------------
Thomas M. Clark               1997                $0                      $0
President & Director(2)

--------------------------------------------------------------------------------
Robert F. Hussey              1996                $0                      $0
Director                      1995                $0                      $0
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) The value of perquisites and other personal benefits, securities and other property paid to or accrued for Mr. Clarke and Mr. Hussy did not exceed the lesser of $50,000 or 10% of such officer's total reported annual salary and bonus, and thus are not included in the table.

(2) Mr. Clarke served as Chairman of the Board of Directors and Chief Executive Officer during fiscal year 1997 after the effective date of the Merger on April 2, 1997.

Stock Options

        The following table contains information concerning the grant of stock options under the Company's 1991 Stock Option
Plan to the Company's President during the last fiscal year.

                        Option Grants in Last Fiscal Year

-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
     Name            Number of Shares         Percent of Total Options      Exercise Price per Share
                    Underlying Options         Granted to Employees in
                         Granted                  Fiscal Year 1997
-----------------------------------------------------------------------------------------------------
Thomas M. Clarke            0                            0%                           N/A
President & Director
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

      The following table summarizes for the Company's President the total number of unexercised options held at December 31, 1997 and the aggregate dollar value of in-the- money, unexercised options held at December 31, 1997. The value of an unexercised, in-the-money option at fiscal year end is the difference between its exercise or base price and the fair market value of the underlying stock on December 31, 1997, which was $.28 per share. These values have not been and may never be, exercised; and actual gains, if any, on exercise will depend on the value of shares of Common Stock on the date of exercise. There can be no assurance that these values will be realized.

           Aggregated Option Exercises in Last Fiscal Year and Fiscal
                              Year End Option Value

------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
     Name                   Shares         Value         Number of Unexercised        Value of Unexercised In-
                         Acquired on     Realized       Options at Fiscal Year          The-Money Options at
                           Exercise                              End                       Fiscal Year End

                                                            Exercisable &                   Exercisable &
                                                            Unexercisable                   Unexercisable
------------------------------------------------------------------------------------------------------------------
Thomas M. Clarke             n/a           n/a                   0/0                             0/0
President &
Director
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

Employment Agreements

      The Company entered into employment agreements with Messrs. Clarke and Cummings which expire on April 1, 2000. The agreement provided that Messrs. Clarke and Cummings will not engage in a business competitive with the Company's current and anticipated business for the term of the agreement and for two years thereafter.

Option Plan

      In June 1991, the Board of Directors approved the Company's Stock Option Plan (the "Option Plan") which was approved by the Company's shareholders on December 7, 1991. The Option Plan is administered by the Board of Directors or a committee appointed by the Board. Pursuant to the Option Plan, options to acquire an aggregate of 900,000 shares of Common Stock may be granted. The Option Plan provides for grants to employees, consultants and director of the Company or any parent or subsidiary (as defined in the Option Plan) of the Company.

      The Option Plan authorized the Board to issue incentive stock options ("ISOs), as defined in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that do not conform to the requirements of the Code section ("Non-ISOs"). Consultants and directors who are not also employees of the Company may only be granted Non- ISOs. The exercise price of each ISO may not be less than 100% of the fair market value of the Common Stock at the time of grant, except that in the case of a grant to an employee who owns 10% or more of the outstanding stock of the Company or a subsidiary or parent of the Company (a "10% Stockholder"), the exercise price shall not be less than 110% of the fair market value on the date of grant. The exercise price of each Non-ISO granted under the Option Plan may not be less that 85% of the fair market value of the Common Stock at the time of grant or 110% of the fair market value in the case of a Non-ISO granted to a 10% Stockholder. ISOs may not be exercised after the tenth anniversary (fifth anniversary in the case of any option granted to a 10% Stockholder) of their grant. Options may not be transferred during the lifetime of an optionholder. No stock options may be granted under the Option Plan after May 31, 2001. Subject to the provisions of the Option Plan, the Board has the authority to determine the individuals to whom the stock options are to be granted, the number of shares to be converted by each option, the exercise of the option, the terms for the payment of the option price and other terms and conditions. Payments by optionholders upon the exercise of an option may be made (as determined by the Board) in cash or such other form of payment as may be permitted under the Option Plan, including, without limitation, by promissory note of by shares of Common Stock.

      To date, 125,000 options have been granted under the Option Plan, of which none have been exercised. All options granted under the Option Plan have been granted with an exercise price not less than 100% of the fair market value of the Common Stock on the date of grant.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

      The following table sets forth information, as of April 10, 1998, based on information obtained from the persons named below or from reports filed on
Schedule 13G or 13D, with respect to the beneficial ownership of the shares of Common Stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock, each director, and all officers and directors as a group. Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his name, except as otherwise noted.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                Amount and Nature      Percentage of Outstanding
Name of Beneficial Owner         Of Ownership(1)            Shares Owned
--------------------------------------------------------------------------------
Robert F. Hussey(3)                128,296(2)                  2.3%
--------------------------------------------------------------------------------
Thomas M. Clarke(3)             4,294,925(4)(5)               73.7%
--------------------------------------------------------------------------------
Linda M. Clarke(3)               4,044,925(6)                 72.6%
--------------------------------------------------------------------------------
David M. Fancher(3)                135,650(7)                  2.4%
--------------------------------------------------------------------------------
Lawrence B. Cummings(3)          4,250,000(5)                 73.0%
--------------------------------------------------------------------------------
Courtlandt G. Miller(3)              4,347                      *
--------------------------------------------------------------------------------
William G. Walters                  421,628                    7.6%
c/o Whale Securities
650 Fifth Avenue
New York NY 10019
--------------------------------------------------------------------------------
All officers and               4,563,218(2)-(7)               81.2%
directors as a group
(seven persons)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

*     Less than 1%.

(1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) Includes 4,331 shares issuable upon conversion of shares of 5% Preferred Stock, 32,697 shares issuable upon the exercise of immediately exercisable warrants.

(3) The address of this individual is c/o the Company, 75 South Church Street, Suite 650, Pittsfield, MA 01201.

(4) Includes 826 shares owned by Mr. Clarke's wife (as to which Mr. Clarke disclaims beneficial ownership), 22,630 shares owned by Greylock Health Corporation, of which Mr. Clarke is a controlling stockholder, and 21,469 shares owned by Lenox Healthcare, Inc., of which Mr. Clarke is a principal shareholder.

(5) Represents 4,000,000 shares owned by Stockbridge Investment Partners, Inc., of which the named individual is a principal stockholder and director, and immediately exercisable warrants to purchase 250,000 shares granted to the named individual.

(6) Represents 4,000,000 shares owned by Stockbridge Investment Partners, Inc., of which the named individual is a principal stockholder and director, including 22,630 shares owned by Greylock Health Corporation, of which Ms. Clarke is a controlling stockholder, and 21,469 shares owned by Lenox Healthcare, Inc., of which Ms. Clarke is a principal shareholder.

(7) Includes 132,607 shares issuable upon the exercise of immediately exercisable stock options.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Transactions

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

(a)(1)  Index of Financial Statements

      The following consolidated financial statements of MetroVision of North America, Inc. are included:

      Report of independent public accountants - December 31 1997 and 1996. Consolidated balance sheets - December 31, 1997 and 1996.
      Consolidated statements of operations - years ended December 31, 1997 and
            1996
      Consolidated statements of stockholders deficit - years ended December 31,
            1997 and 1996.
      Consolidated statements of cash flows - years ended December 31, 1997 and
            1996.
      Notes to consolidated financial statements - December 31, 1997

      The following financial statements of York Hannover Partnership are included:

      Report of independent public accountants - December 31, 1997 and 1996. Balance sheets - December 31, 1997 and 1996.
      Statements of income - December 31, 1997 and 1996.
      Statement of partners' capital - December 31, 1997 and 1996. Statements of cash flows - December 31, 1997 and 1996.
      Notes to financial statements - December 31, 1997 and 1996.

(a)(2) Index of Financial Statement Schedules

      All other schedules for which provision are made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are not applicable and therefore, have been omitted.

(a)(3)    Exhibits

3.1(1)    Restated Certificate of Incorporation, as amended.
3.2(1)    Certificate of Amendment to Restated Certificate of Incorporation.
3.3(1)    By-laws.
4.1(1)    Unit Purchase Option sold to Whale Securities., L.P. in December,
          1991.
4.2(4) Form of Underwriters Warrant Agreement between the Company and Whale Securities., L.P.
4.3(1)    Specimen Common Stock Certificate.
4.4(4)    Form of Class B Warrant Agreement and Warrant Certificate.
10.1(3) Agreement, dated November 1, 1992 between the Company and TargetVision Inc. relating to the licensing of software.
10.2(1) Agreement dated August 9, 1989 between the Company and the Port Authority Trans Hudson.
10.3(1) Agreement dated July 29, 1987 between the Company and the Chicago Transit Authority.
10.4(1) Agreement dated January 19, 1987 between the Company and the Southeastern Pennsylvania Transit Authority.
10.5(1) Agreement dated August 30, 1992 between the Company and the San Francisco Bay Area Rapid Transit District.
10.6(1) Agreement dated August 13, 1992 between the Company and the Massachusetts Bay Transit Authority.

10.7(1) 1991 Stock Option Plan of the Company and forms of incentive stock option agreement and non-qualified stock option agreement. *
10.8(4)   1993 Non Employee Directors Stock Option Plan of the Company. *
10.11(1) Agreement dated October 3, 1991 by and between the City of Syracuse and the Company.
10.12(1) Financial Consulting Agreement entered into with Whale Securities Co. L.P. in December 1991.
10.13(2) Stock Purchase Agreement, dated October 28, 1992 by and among the Company, A. Leigh Baier, all of the stockholders of record and warrant holders of Touchtel, Inc., and certain persons who loaned money to Touchtel, Inc.
10.14(3) Agreement dated October 28, 1991, between Touchtel Inc. and the Port Authority of New York and New Jersey.
10.16(4) Registration Rights Amendment, dated April 16, 1993 between the Company and Transportation Displays Inc. ("TDI")
10.17(4) Standstill and Non-Competition Agreement , dated April 16 1993 between the Company and TDI.
10.24(4) Agreement dated May 1993 between the Company and Robert F. Hussey. 10.25(4) Promissory Note dated May 24, 1993 by the Company to Robert Hussey. 10.26(4) Warrant dated May 24, 1993 issued to Robert F. Hussey.
10.27(4) Agreement dated March 8, 1993, between the Company and Chiel Communication of America, Inc.
10.28(4) Form of Financial Consulting Agreement entered into with Whale Securities Co. L.P.
10.29(4)  Form of Agreement dated September 1993 by the Company to Bridge
          Investor.
10.31(4) Form of Agreement dated September 1993 issued to Bridge Investor. 10.32(4) Form of Agreement between the Company and certain holders of options and warrants to purchase the Company's Common Stock and 5% Preferred Stock.
10.33(4) Merger Agreement dated May 10, 1996 between the Company and York Hannover Pharmaceuticals, Inc.

      Exhibits to the Company's 1991 Registration Statement of Form S-1 and its pre-effective amendments are incorporated herein by reference.

      Exhibits to the Company's Current Report of Form 8-K dated December 10, 1992 are incorporated herein by reference.

      Exhibits to the Company's Post Effective Amendment No. 2 to the Registration Statement of Form S-1 filed February 16, 1993 are incorporated herein by reference.

      Exhibits to the Company's 1993 Registration Statement on Form S-1 (File No. 33-67786) and its pre-effective amendments are incorporated herein by reference.

                                   SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsfield and State of Massachusetts on the 14th day of April, 1998.

                                    METROVISION OF NORTH AMERICA, INC.

                                          By:
                                              --------------------------------
                                               Thomas M. Clarke
                                               President and CEO

      Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities, and on the dates indicated.

                                        Titles                             Date
                                        ------                             ----

/s/ Thomas M. Clarke
-----------------------------
Thomas M. Clarke                President, CEO and Director           April 14, 1998

/s/ Linda M. Clarke
-----------------------------
Linda M. Clarke                 Treasurer, Secretary and Director     April 14, 1998

/s/ Lawrence B. Cummings
-----------------------------
Lawrence B. Cummings            Director                              April 14, 1998

/s/ David M. Fancher
-----------------------------
David M. Fancher                CFO and Director                      April 14, 1998

                       METROVISION OF NORTH AMERICA, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                             TOGETHER WITH REPORT OF

                         INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To MetroVision of North America, Inc.:

We have audited the accompanying consolidated balance sheets of METROVISION OF NORTH AMERICA, INC. (a New York corporation) as of December 31, 1997 and 1996, and the related consolidated statements of operations, common stockholders' deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MetroVision of North America, Inc. as of December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency and a net working capital deficiency at December 31, 1997. The Company has an outstanding note payable and related accrued interest in the total amount of $2,111,340 that was due on December 31, 1997. In the event the Company is unable to meet its payment obligation and the promissory note is not re-negotiated, the secured creditor has the right to take possession of or otherwise sell the Company's interest in the York Hannover Partnership in satisfaction of the indebtedness and may seek recourse against the Company's other assets, if necessary. The Company also has outstanding a $596,957 working capital note payable to an affiliate of the Company that becomes due in May of 1998. In addition, as discussed in Note 7, certain holders of the Company's preferred stock currently assert that total cumulative unpaid preferred stock dividends of $902,000 are due and payable and that the Company's proposed sale of its interest in York Hannover Partnership during 1998 would obligate the Company to pay a liquidation preference to the Preferred Stockholders of $3,605,855. Management believes that these assertions will be resolved during 1998 through ongoing discussions with the preferred shareholders but is unable to determine the ultimate outcome of the ongoing discussions. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters, including its intent to seek potential merger opportunities in 1998 and its intent to sell its investment in York Hannover Partnership during 1998 and utilize the proceeds to satisfy the outstanding note payable, are described in
Note 2. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.


                                                ARTHUR ANDERSEN LLP

Nashville, Tennessee
April 9, 1998

                       METROVISION OF NORTH AMERICA, INC.

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996


                     ASSETS                               1997           1996
--------------------------------------------------     ----------     ----------
--------------------------------------------------     ----------     ----------

CURRENT ASSETS:
   Cash and cash equivalents                           $   11,956     $   58,291
   Marketable securities                                       --        466,071
                                                       ----------     ----------
      TOTAL CURRENT ASSETS                                 11,956        524,362
                                                       ----------     ----------

OTHER ASSETS:
   Investment in York Hannover Partnership              1,269,195        701,179
   Due from York Hannover Partnership                          --        160,747
   Due from related parties                                    --        245,267
                                                       ----------     ----------
      TOTAL OTHER ASSETS                                1,269,195      1,107,193
                                                       ----------     ----------

      TOTAL ASSETS                                     $1,281,151     $1,631,555
                                                       ----------     ----------
                                                       ----------     ----------

        The accompanying notes are an integral part of these consolidated financial statements.

                       METROVISION OF NORTH AMERICA, INC.

                           CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                                  (Continued)

LIABILITIES AND STOCKHOLDERS' DEFICIT                    1997           1996
--------------------------------------------------     ----------     ----------
--------------------------------------------------     ----------     ----------
CURRENT LIABILITIES:
   Due to related parties                            $   596,957    $        --
   Due to Stockbridge Investment Partners, Inc.               --        404,837
   Accrued expenses                                      297,765        370,835
   Deferred revenue                                           --        743,381
   Notes payable                                       1,950,000      2,346,370
   Net liability of discontinued operations              893,231             --
                                                     -----------    -----------
         Total current liabilities                     3,737,953      3,865,423
                                                     -----------    -----------

STOCKHOLDERS' DEFICIT:
   Preferred stock, $.001
      par value, 1,280,000
      shares authorized,
      no shares outstanding                                   --             --
   Cumulative preferred stock,
      5% series a $.001 par value,
      720,000 shares authorized,
      $5.56 per share redemption
      value and liquidation value,
      648,535 shares issued and
      outstanding                                            649            649
   Common stock, $.001 par value,
      25,000,000 shares authorized,
      5,574,275 and 1,574,275 shares
      issued and outstanding in 1997
      and 1996, respectively                               5,574          1,574
   Unrealized loss on securities,
      net of taxes                                            --        (32,040)
   Capital (deficit) in excess of
      par value                                        1,077,050         (2,123)
   Accumulated deficit                                (3,540,075)    (2,201,928)
                                                     -----------    -----------
         Total stockholders' deficit                  (2,456,802)    (2,233,868)
                                                     -----------    -----------

         Total liabilities and stockholders'
            deficit                                  $ 1,281,151    $ 1,631,555
                                                     -----------    -----------
                                                     -----------    -----------

        The accompanying notes are an integral part of these consolidated financial statements.

                       METROVISION OF NORTH AMERICA, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                      1997              1996
                                                   -----------      -----------
                                                   -----------      -----------
REVENUES:
   Equity in earnings of York
      Hannover Partnership                         $   768,017      $   447,845
                                                   -----------      -----------
            Net revenues                               768,017          447,845
                                                   -----------      -----------

OPERATING COSTS AND EXPENSES:
   General and administrative                          254,197          130,011
   Management fees                                      75,000          261,000
                                                   -----------      -----------
            Total operating expenses                   329,197          391,011
                                                   -----------      -----------
            Operating income                           438,820           56,834
                                                   -----------      -----------

OTHER INCOME (EXPENSE):
   Interest expense, net                              (292,101)        (289,767)
   Amortization of deferred
     revenue                                            33,285          133,143
   Other income (expense), net                         (18,346)         121,108
                                                   -----------      -----------
            Total other expense                       (277,162)         (35,516)
                                                   -----------      -----------

NET INCOME FROM CONTINUING
   OPERATIONS BEFORE INCOME TAXES                      161,658           21,318

INCOME TAX PROVISION                                   (61,430)         (19,331)
                                                   -----------      -----------

NET INCOME FROM CONTINUING
     OPERATIONS                                        100,228            1,987
                                                   -----------      -----------

DISCONTINUED OPERATIONS (NOTE 4):

   Loss from operations of
     discontinued operations (less
     applicable income tax benefit
     of $45,868)                                    (1,073,995)              --

   Loss on disposal of assets of
     discontinued operations,
     including provision of
     $379,942 for operating
     losses during phase-out
     period (less applicable
     income tax benefit of $15,562)                   (364,380)              --
                                                   -----------      -----------
   Total loss from discontinued
     operations                                     (1,438,375)              --
                                                   -----------      -----------

NET INCOME (LOSS) BEFORE PREFERRED
  STOCKHOLDER DIVDEND REQUIREMENTS                 $(1,338,147)     $     1,987


                                   (Continued)

                       METROVISION OF NORTH AMERICA, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                   (Continued)


LESS - PREFERRED STOCK DIVIDEND
       REQUIREMENTS                                   (180,293)     $  (180,293)
                                                   -----------      -----------

NET LOSS APPLICABLE TO COMMON STOCK                $(1,518,440)     $  (178,306)
                                                   -----------      -----------
                                                   -----------      -----------

BASIC NET LOSS PER COMMON SHARE FROM
  CONTINUING OPERATIONS                            $      (.02)     $      (.04)
                                                   -----------      -----------
                                                   -----------      -----------

BASIC NET LOSS PER COMMON SHARE FROM
  DISCONTINUED OPERATIONS                          $      (.28)     $        --
                                                   -----------      -----------
                                                   -----------      -----------

BASIC NET LOSS PER COMMON SHARE                    $      (.30)     $      (.04)
                                                   -----------      -----------
                                                   -----------      -----------

WEIGHTED AVERAGE NUMBER OF SHARES                    5,180,706        4,000,000
                                                   -----------      -----------
                                                   -----------      -----------


        The accompanying notes are an integral part of these consolidated financial statements.

                       METROVISION OF NORTH AMERICA, INC.

             CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' DEFICIT

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                           Capital in     Unrealized
                                                Preferred      Common     Excess of Par     Loss on      Accumulated
                                                  Stock         Stock         Value       Securities       Deficit         Total
                                               -----------   -----------   -----------    -----------    -----------    -----------
                                               -----------   -----------   -----------    -----------    -----------    -----------

BALANCE, at December 31, 1995                  $       649   $     1,518   $    (2,067)   $        --    $(2,203,915)   $(2,203,815)
   Unrealized loss on securities,
      net of taxes                                      --            --            --        (32,040)            --        (32,040)
   Conversion of warrants                               --            56           (56)
   Net income                                           --            --            --             --          1,987          1,987
                                               -----------   -----------   -----------    -----------    -----------    -----------
BALANCE, at December 31, 1996                          649         1,574        (2,123)       (32,040)    (2,201,928)    (2,233,868)

   Common stock issued in
      reverse acquisition                               --         4,000       300,000             --             --        304,000
   Capital contribution
      prior to merger                                   --            --       779,173             --             --        779,173
   Sale of securities                                   --            --            --         32,040             --         32,040
   Net loss                                             --            --            --             --     (1,338,147)    (1,338,147)
                                               -----------   -----------   -----------    -----------    -----------    -----------
BALANCE, at December 31, 1997                  $       649   $     5,574   $ 1,077,050    $        --    $(3,540,075)   $(2,456,802)
                                               -----------   -----------   -----------    -----------    -----------    -----------
                                               -----------   -----------   -----------    -----------    -----------    -----------

        The accompanying notes are an integral part of these consolidated financial statements.

                       METROVISION OF NORTH AMERICA, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                1997            1996
                                                             -----------    -----------
                                                             -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                         $(1,338,147)   $     1,987
   Adjustments to reconcile net income
      (loss) to net cash used in
      operating activities:
         Realized loss on sale of marketable securities           66,914             --
         Amortization of non-compete agreement                   (33,285)      (133,143)
         Income tax provision                                     61,340         19,331
         Noncash gain on settlement of debt                      (16,000)            --
         Dividends on marketable securities                           --        (20,953)
         Equity in earnings in excess of distributions
           of York Hannover Partnership                         (568,017)      (147,845)
         Discontinued operations, net of taxes                 1,438,375             --
         Changes in operating assets and liabilities:
           Decrease in accounts receivable                            --        111,538
           Decrease in non-current deferred tax asset                 --        141,876
           Increase (decrease) in accounts
             payable and other accrued expenses                  (10,458)       156,972
                                                             -----------    -----------
                 Net cash used in continuing operations         (399,278)      (129,763)
                                                             -----------    -----------

   Discontinued Operations:
         Cash loss from discontinued operations                 (228,855)            --
         Cash loss on disposal of discontinued operations        (18,720)            --
         Change in discontinued net liabilities                   11,324             --
                                                             -----------    -----------
                 Net cash used in discontinued operations       (236,251)            --
                                                             -----------    -----------
                 Net cash used in operating activities          (635,529)            --
                                                             -----------    -----------

CASH FLOWS USED FOR INVESTING ACTIVITIES:
   Loans to York Hannover Partnership,
      net of payments received                                    49,221        (55,279)
   Net proceeds from related party loans                         533,231           (895)
   Capital expenditures for operating equipment                  (22,718)            --
   Purchases of marketable securities                                 --        (30,642)
   Proceeds from sale of marketable securities                   399,198          6,813
                                                             -----------    -----------
                 Net cash provided by investing activities       958,932         80,003
                                                             -----------    -----------

                                   (Continued)

                       METROVISION OF NORTH AMERICA, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                   (Continued)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Notes payable borrowings                                           --        275,537
   Principal repayments of notes payable                        (369,738)      (282,922)
                                                             -----------    -----------
                 Net cash used in financing activities          (369,738)        (7,385)
                                                             -----------    -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS             (46,335)        42,375

CASH AND CASH EQUIVALENTS, beginning of year                      58,291         15,916
                                                             -----------    -----------

CASH AND CASH EQUIVALENTS, end of year                       $    11,956    $    58,291
                                                             -----------    -----------
                                                             -----------    -----------

Supplemental Disclosures of Cash Flow Information:
   Cash paid during the year for interest                    $   456,024    $    41,649
                                                             -----------    -----------
                                                             -----------    -----------

        The accompanying notes are an integral part of these consolidated financial statements.

                       METROVISION OF NORTH AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Presentation

      On April 1, 1997, MetroVision of North America, Inc. ("MetroVision") consummated a merger with York Hannover Pharmaceuticals, Inc. ("YHPI"), a Florida corporation, in a tax-free reorganization as defined in the Internal Revenue Code. The merger has been accounted for as a reverse acquisition of MetroVision by YHPI under the purchase method of accounting as prescribed by APB Opinion 16. Hereinafter, "the Company" refers to YHPI and its acquired business, MetroVision. Accordingly, the historical financial statements of the Company prior to the merger have been changed to reflect the historical financial statements of YHPI after giving effect to a recapitalization of the historical stockholders' equity of YHPI. Therefore, the 1997 historical period includes twelve months of operations of YHPI and nine months of operations of MetroVision. The 1996 historical period represents the operations of YHPI. In conjunction with the merger on April 1, 1997, the Company effected a 1 for 4.6 reverse stock split. Accordingly, all historical per share, options, warrants and exercise prices have been restated to reflect the stock split. See Note 3 for further discussion of the merger.

      The accompanying financial statements have been prepared on the accrual basis of accounting under the assumption that the Company will continue as a going concern. As discussed in Note 2, the Company has suffered recurring losses from operations and has a stockholders' deficit as of December 31, 1997. See Note 2 for discussion of management's plan to satisfy debt requirements and finance on-going operations.

      Description of Business

      Historically, YHPI's only operations and only significant asset has been its investment in York Hannover Partnership, which is a provider of institutional pharmacy services, infusion therapy, third-party billing, medical equipment and supplies, respiratory therapy and other institutional pharmacy services.

      Historically, MetroVision owned and operated a video cable network called the "Commuter Channel" for the purpose of providing information (departure and arrival times, news, sports, entertainment and advertising) via a large screen video display monitor in certain mass transit locations.

      On November 30, 1997, the Company announced its plans to discontinue its MetroVision media operations, effective February 28, 1998. See Note 4 for further discussion of the discontinued operations.

      Principles of Consolidation

      The consolidated financial statements as of December 31, 1997 include the accounts of the Company and a wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

      Cash and Cash Equivalents

      The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

      Marketable Securities

      At December 31, 1996, the Company had marketable securities classified as available for sale that were recorded based on quoted market prices. Unrealized gains and losses on available for sale securities were recorded in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). In 1997, the Company sold these securities and recorded a realized loss of $66,914.

      System Contracts

      MetroVision has installed equipment in public mass transit systems pursuant to contractual agreements with applicable transit authorities. The contracts provide for payment to transit authorities in the form of commissions and certain of these contracts provide for minimum guaranteed commissions. As discussed in Note 4, the Company will cease its MetroVision media operations effective February 28, 1998. Management believes adequate provision has been made to fulfill its obligations to customers.

      Revenue Recognition

      On August 1, 1995, YHPI and United Professional Companies, Inc. ("UPC") formed York Hannover Partnership (the "Partnership") for the purpose of providing institutional pharmacy services, infusion therapy, third-party billing, medical equipment and supplies, respiratory therapy and other services. UPC and the Company have a 60% and 40% interest in the Partnership, respectively. The Company's investment in the Partnership has been accounted for under the equity method of accounting. The Partnership has a minimum term of five years.

      Advertising revenues have been recognized after the related advertising has been broadcast over the network. If merchandise or services are received prior to the advertising being broadcast, a liability is recorded. Revenue from installation contracts have been recognized on the percentage-of-completion method based on costs incurred to date to the total estimated cost at completion. All revenues related to the media operations are included in "Loss from operations of discontinued operations."

      Income Taxes

      In accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", the Company establishes deferred tax liabilities and assets based on the difference between the financial statement and income tax carrying amounts of assets and liabilities using existing rates.

      Basic Net Loss Per Common Share

      In 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings per Share". The Company adopted the provisions of SFAS 128 during the fourth quarter of 1997. Basic net loss per common share is computed based on the weighted average number of common shares assumed to be outstanding which pertain to the respective operations in each period as defined by SFAS 128. Where anti-dilutive, cumulative convertible preferred shares, options and warrants have been excluded from the computations and net loss has been adjusted for imputed dividends on the convertible preferred stock. Fully diluted net loss per common share has not been presented as the impact of the preferred shares, options and warrants is anti-dilutive.

      Concentration of Credit Risks

      The Company's credit risks primarily relate to cash and cash equivalents and receivables. Cash and cash equivalents are primarily held in bank accounts. The Company maintains allowances for uncollectible accounts.

      Stock-Based Compensation

      In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." The Statement encourages, but does not require, companies to record compensation expense for stock-based compensation at fair value. The Company has adopted the disclosure requirements of SFAS No. 123, but did not change its method of accounting for stock-based compensation.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Reclassifications

      Certain reclassifications of 1996 amounts have been made to conform with the 1997 presentation.

2.    LIQUIDITY

      The Company's inability to generate significant revenues to finance operations has resulted in significant net losses and negative cash flows from operations as shown in the accompanying financial statements. In addition, the Company's current liabilities are significantly greater than its current assets as shown in the accompanying financial statements. These conditions have significantly weakened the Company's liquidity and financial position and raise substantial doubt about the Company's ability to continue as a going concern.

      The Company has outstanding a $1,950,000 promissory note payable to National HealthCare Corporation ("NHC") that became due on December 31, 1997 and is currently in default and payable on demand. Accrued interest on the promissory note payable to NHC is $161,340 as of December 31, 1997. The Company currently does not have the financial resources necessary to meet its payment obligation other than from proceeds from the anticipated sale of the interest in York Hannover Partnership (the "Partnership"). In the event the Company is unable to meet its payment obligation and the promissory note is not re-negotiated, NHC, as a secured creditor, has the right to take possession of or otherwise sell the interest in the Partnership in satisfaction of the indebtedness and may seek recourse against the Company's other assets, if necessary. In addition, as a result of the current default, it is anticipated that the Company will be required to pay certain additional interest beginning January 1, 1998. The Company also has outstanding a $596,957 working capital note payable to Lenox Healthcare, Inc. ("Lenox", an affiliate of the Company) that becomes due in May of 1998. See Note 6 for discussion of the note payable to NHC and Note 10 for discussion of the working capital note payable to Lenox.

      Subsequent to December 31, 1997, the Company engaged in negotiations to sell its 40% interest in the Partnership to an affiliate of UPC. There can be no assurance that the proceeds from the proposed sale will be sufficient to satisfy all of the outstanding obligations of the Company. UPC currently has a 60% interest in the Partnership (see Note 5). It is anticipated that upon closing of the proposed sale, the proceeds will be held in escrow pending approval of the Company's shareholders. It is anticipated that the proceeds from the sale will be used first to satisfy the note payable and related accrued interest to NHC.

      Additionally, subsequent to December 31, 1997, the majority holders of the 5% Series A Preferred Stock have asserted certain claims against the Company which could have a material adverse impact on the Company's financial position. Although management does not believe that these assertions represent obligations of the Company as of December 31, 1997, management is currently discussing these assertions with the preferred shareholders in conjunction with the structuring of the proposed sale of the Partnership. Management believes that these assertions will be resolved during 1998 through ongoing discussions with the preferred shareholders but is unable to determine the ultimate outcome of the ongoing discussions. See Note 7 for further discussion of this contingency.

      Subsequent to the anticipated sale of the Partnership and subject to shareholder approval, management intends to seek merger opportunities with other entities in 1998. However, no such merger opportunities are currently known and there can be no assurance that the Company will be able to locate such a merger opportunity in 1998.

      The Company has not identified any potential sources of debt or equity financing and there can be no assurance that the Company will be able to obtain additional financing if and when needed or that, if available, financing will be on terms acceptable to the Company. Furthermore, the results of these matters cannot be predicted and there is no assurance that the Company will continue in existence. The financial statements do not include any adjustments to reflect the possible future effects of the recoverability and classification of assets or amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

3. MERGER OF YORK HANNOVER PHARMACEUTICALS, INC. AND METROVISION OF NORTH AMERICA, INC.

      On April 1, 1997, MetroVision merged with YHPI in a transaction that has been accounted for as a reverse acquisition of MetroVision by YHPI. The merger has been accounted for under the purchase method of accounting as prescribed by APB Opinion 16. Accordingly, the historical financial statements of the Company prior to the merger have been changed to reflect the historical financial statements of YHPI. The statements of common stockholders' equity have been converted from YHPI's capital stock structure to the Company's capital stock structure.

      Under terms of the agreement, YHPI distributed (prior to the merger) all of its assets and liabilities to Stockbridge Investments Partners, Inc. ("SIP", an affiliated entity owned by certain stockholders of the Company) except for YHPI's 40% interest in the Partnership and YHPI's note payable to NHC and related accrued interest. The net liabilities distributed of $770,173 have been reflected as a capital contribution in the statements of common stockholders' equity. Each share of YHPI common stock outstanding on April 1, 1997 (a total of 1,000 shares) was converted into 4,000 shares of the Company's common stock, or an aggregate of 4,000,000 shares of common stock, constituting approximately 72% of the shares of common stock after the merger. In addition, the Company issued certain warrants to two members of SIP's management, as discussed in Note 9. If all of such warrants were exercised (and assuming no other increases on the Company's capital stock), these two members of SIP's management would beneficially own, directly and through SIP, approximately 78% of the Company's outstanding common stock. No warrants were exercised in 1997. On April 1, 1997, simultaneous with the merger and pursuant to shareholder approval at a Special Meeting of Shareholders, the Company filed an amendment to its Restated Certificate of Incorporation to effect a 1 for
      4.6 reverse stock split.

      The acquisition of MetroVision was accounted for using the purchase method of accounting. The shares attributable to MetroVision's operations were valued at an estimated fair market value of $300,000 on the date of merger. The excess of the consideration paid over the fair market value of the net assets was assigned to goodwill.

      The following unaudited pro forma results of the Company for the year ended December 31, 1997 are presented as if the merger had occurred on January 1, 1997. The unaudited pro forma information is presented for informational purposes only and is not necessarily indicative of the operating results that would have occurred had the merger been consummated on January 1, 1997, nor are they necessarily indicative of future operating results.


                                                                     Year Ended
                                                                    December 31,
                                                                        1997
                                                                    -----------
                                                                     Unaudited
                                                                    -----------
                                                                    -----------
      Net income from continuing operations                         $   100,228
      Discontinued operations:
          Loss from operations of discontinued operations            (1,209,301)
          Loss on disposal of assets of discontinued operations        (364,380)
                                                                    -----------
                 Total loss from discontinued operations             (1,573,681)
                                                                    -----------
      Net loss                                                       (1,473,453)
      Less - preferred stock dividends                                 (180,293)
                                                                    -----------
      Net loss applicable to common stock                           $(1,653,746)
                                                                    -----------
                                                                    -----------
      Basic net loss per common share from continuing operations    $      (.02)
                                                                    -----------
                                                                    -----------
      Basic net loss per common share from discontinued operations  $      (.28)
                                                                    -----------
                                                                    -----------
      Basic net loss per common share                               $      (.30)
                                                                    -----------
                                                                    -----------


      Loss from operations of discontinued operations in the above unaudited pro forma of operations includes a full year of results of operations of MetroVision.

4.    DISCONTINUED OPERATIONS

      On November 30, 1997, the Company announced its plans to discontinue its MetroVision media operations, effective February 28, 1998. The Company will shut-down the operations and will not receive any proceeds related to the shut-down as the remaining assets have been written off as discussed further below. As a result of the discontinuance, the related assets, liabilities and results of operations are segregated in the accompanying consolidated balance sheets, statements of operations and cash flows. Net revenues and operating expenses have been reclassified for amounts associated with discontinued operations. Net revenues attributable to the discontinued operations were $329,203 in 1997.

      The Company is currently negotiating settlement agreements with various customers due to the Company's decision to terminate its media operations. In management's opinion, adequate provision has been made for any material loss resulting from the fulfillment of these service commitments. However, events unknown at this time related to the termination of the media operations may subsequently arise which could have a material adverse impact on the Company.

      Assets and liabilities as of December 31, 1997 have been reclassified for amounts associated with discontinued operations. Summarized balance sheet data for the discontinued operations is as follows at December 31, 1997:

        Accounts receivable, net                                      $  33,348
        Prepaid expenses and other current assets                        10,621
                                                                      ---------
                Total assets                                             43,969
                                                                      ---------

        Shut-down accrual                                              (379,942)
        Accounts payable and accrued expenses                          (557,258)
                                                                      ---------
                Total liabilities                                      (937,200)
                                                                      ---------
                Net liability of discontinued operations              $(893,231)
                                                                      ---------
                                                                      ---------

      Pursuant to the Company's decision to discontinue its MetroVision media operations, the Company wrote-off the remaining net book value of its operating equipment and goodwill of $312,718 and $481,681, respectively. These amounts are included in "Loss from operations of discontinued operations" in the income statement for the period ended December 31, 1997. The Company also recorded a $379,942 provision to reserve for potential losses related to the shut-down of the media operations. This additional reserve for potential losses is included in "Loss on disposal of assets of discontinued operations" in the income statement for the period ended December 31, 1997.

5.    INVESTMENT IN YORK HANNOVER PARTNERSHIP

      Earnings and losses of the Partnership are allocated to the Company and UPC based on each partners' general partnership interest. Under terms of the agreement, the Company had a right to priority distributions of its share of Partnership net income limited to $300,000, all of which was received by the Company during 1996. After reaching the maximum priority distribution to the Company, distributions were made to UPC up to an amount representing an equality of the ownership percentages. Subsequently, distributions have been made to the Company and UPC in proportion to each partner's respective ownership interest. All distributions are subject to the availability of Partnership cash. Distributions made to the Company were $200,000 and $300,000 in 1997 and 1996, respectively. Distributions made to UPC were $750,000 and $0 in 1997 and 1996, respectively.

      The Company is currently out of compliance with the Partnership Agreement ("the Agreement") with UPC. According to the Agreement, at no time during the term of the Partnership shall the principal amount of indebtedness secured by the Partnership Interest be greater than $1,750,000. As discussed in Note 2, the principal amount outstanding at December 31, 1997 was $1,950,000. The Company does not believe that this violation will have a material impact on the results of operations or financial position of the Company.

      See Note 2 for discussion of the Company's plans to sell its 40% interest in the Partnership.

      Summary financial statements of the Partnership as of and for the years ended December 31, 1997 and 1996 are as follows:


                                                     December 31,  December 31,
                  Balance Sheet                          1997          1996
                                                     ------------  ------------
Accounts receivable                                  $  1,995,570  $  2,273,810
Inventory                                                 583,498       587,940
Cash                                                      606,713       122,796
Other current assets                                      100,721        59,094
Net property, plant and equipment                         806,613       716,317
                                                     ------------  ------------
   Total assets                                      $  4,093,111  $  3,759,957
                                                     ------------  ------------
                                                     ------------  ------------

Working capital loans - due to the Company and UPC   $         --  $    630,000
Accounts payable                                          237,853       295,959
Due to UPC                                                     --        38,082
Due to Stockbridge Investment Partners, Inc.                4,770            --
Accrued expenses                                          119,436       107,011
Current portion of capital lease                           63,527        37,032
Current portion of promissory note payable                 17,000        15,580
Capital lease obligation                                  126,053        64,739
Promissory note payable                                   351,484       368,602
Partners' capital                                       3,172,992     2,202,952
                                                     ------------  ------------
   Total liabilities and partners' capital           $  4,093,115  $  3,759,957
                                                     ------------  ------------
                                                     ------------  ------------

                Income Statement

Revenues                                             $ 10,891,082  $  9,383,651
Cost of sales                                          (5,316,022)   (4,899,122)
                                                     ------------  ------------
Gross profit                                            5,575,060     4,484,529
Expenses                                               (3,655,020)   (3,364,916)
                                                     ------------  ------------
   Net income                                        $  1,920,040  $  1,119,613
                                                     ------------  ------------
                                                     ------------  ------------

6.    NOTES PAYABLE

      At December 31, 1997, the Company was in default on its outstanding borrowing arrangements. The Company's notes payable are summarized as follows:

                                                              December 31,
                                                       -------------------------
                                                          1997           1996
                                                       ----------     ----------
                                                       ----------     ----------
Promissory note payable to NHC,
   interest at 12% and principal
   and interest due at December 31, 1997               $1,950,000     $1,950,371
Other notes                                                    --        120,462
                                                       ----------     ----------
                                                       $1,950,000     $2,070,833
                                                       ----------     ----------
                                                       ----------     ----------

      As discussed in Note 2, the promissory note with NHC is secured by the Company's interest in the Partnership, the personal guarantees of the two stockholders of the Company and certain assets of SIP and Monterey Investments, Inc ("Monterey", a related party of the Company as discussed in Note 10). Also as discussed in Note 2, the NHC promissory note was due on December 31, 1997 and is currently in default.

7.    COMMITMENTS AND CONTINGENCIES

      The majority shareholders of the 5% Series A Convertible Preferred Stock ("the preferred stock") have asserted that the Company's merger with YHPI obligates the Company to pay all holders of the preferred stock all cumulative unpaid dividends which approximated $902,000 at December 31, 1997. In management's opinion, the Company is not obligated to pay the cumulative dividends until approval by the Company's Board of Directors and therefore has not recorded a liability at December 31, 1997. In addition, the preferred shareholders have asserted the Company's proposed sale of its interest in the Partnership would obligate the Company to pay a liquidation preference of approximately $3,605,855 and that the Company may have entered into certain corporate events without proper approval from the Board of Directors, potentially to the detriment of shareholders. Although management does not believe that these assertions represent obligations of the Company as of December 31, 1997, management is currently discussing these assertions with the preferred shareholders in conjunction with the structuring of the proposed sale of the Partnership. Management believes that these assertions will be resolved during 1998 through ongoing discussions with the preferred shareholders but is unable to determine the ultimate outcome of the ongoing potential settlement discussions. These matters, in conjunction with other liquidity matters as discussed in Note 2, raise substantial doubt about the Company's ability to continue as a going-concern.

8.    INCOME TAXES

      As of January 1, 1993, the Company adopted SFAS No. 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

      Deferred tax assets and liabilities, at 38% of the respective amounts, are comprised of the following:


                                                              December 31,
                                                          1997           1996
                                                        ---------     ---------
                                                        ---------     ---------
      Deferred tax assets:
         Net operating loss carryforwards               $ 128,000     $  83,000
         Deferred revenue                                      --       280,000
         Unrealized loss on marketable securities              --        19,000
         Reserves and accruals deducted for book
            purposes but not yet available for tax
            purposes                                      157,000            --
         Depreciation and fixed asset write-offs          157,000            --
         Contract rights and installations in process     347,000            --
                                                        ---------     ---------
                                                          789,000       382,000
      Valuation allowance                                (789,000)     (382,000)
                                                        ---------     ---------
                                                        $      --     $      --
                                                        ---------     ---------
                                                        ---------     ---------

      Due to the Company's historical operating losses and anticipated future losses, it is not likely that the Company will generate sufficient taxable income in the future to realize the deferred tax assets. Therefore, in accordance with SFAS No. 109, the Company has provided a valuation allowance at December 31, 1997 and 1996 to offset the deferred tax assets not anticipated to be utilized. The following summarizes the change in valuation allowance for the year ended December 31, 1997 and 1996:


                                                          1997          1996
                                                        --------      --------
                                                        --------      --------
      Valuation allowance at January 1                  $382,000      $385,000
      Valuation allowance at December 31                 789,000       382,000
                                                        --------      --------
      Increase (decrease) in valuation allowance        $407,000      $  3,000
                                                        --------      --------
                                                        --------      --------

      The Company's 1997 income tax provision of $61,430 is offset by a benefit from discontinued operations.

9.    STOCKHOLDERS' EQUITY

      Preferred Stock

      Each share of the Company's 5% Series A preferred stock has a liquidation preference of $5.56 per share, plus accrued but unpaid dividends. The dividends were accumulated from the first anniversary of the Company's initial public offering on December 17, 1992. At December 31, 1997, dividends in arrears on the 5% Series A preferred stock were approximately $902,000 or $1.39 per share. In management's opinion, the Company is not obligated to pay the cumulative dividends until approval by the Company's Board of Directors and, therefore, has not recorded a liability at December 31, 1997. The stock is senior to all preferred and common stock and is convertible at the option of the holder at any time prior to redemption by the Company, subject to certain provisions at the rate of
      4.6 shares of preferred for one share of common stock. The holders are entitled to vote on a converted basis, together with the holders of the common stock in all matters in which holders of common stock are entitled to vote. This security is a common stock equivalent. See Note 7 for discussion of the Company's dispute with the 5% Series A preferred shareholders.

      Stock Warrants

      In connection with the Company's initial public offering in November 1991, the Company issued warrants to the underwriters (as adjusted for anti-dilution provisions) to purchase up to 73,443 units (each unit consisting of one share of common stock at an exercise price of $3.40 per unit and one warrant to purchase a share of stock at $6.81). The exercise price of these warrants was equal to or greater than the fair market value of the common stock at the measurement date. On December 11, 1996, the Company reset the exercise price for these warrants to $1.84 and extended the expiration date from December 17, 1996 to December 12, 1998. None of these warrants have been exercised.

      Also in connection with the November 1993 offering, as compensation for services, the underwriters were issued warrants to purchase 17,391 units at $11.04 per unit. Each unit consists of six shares of common stock and a warrant to purchase an additional share of stock for $.92. The warrants expire November 2, 1998. None of these warrants have been exercised.

      In connection with the issuance of bridge loans in 1993, the Company granted certain stockholders additional warrants to purchase 47,826 shares of common stock at an exercise price of $9.20 (reset to $3.82 upon secondary offering in November 1993) which was not less than the fair market value of the common stock at the date the warrants were issued. The remaining warrants expire September 1998. None of these warrants have been exercised.

      As part of a secondary offering in November 1993, the Company sold Class B Redeemable warrants to purchase 173,913 shares of $.001 par value common stock at a price of $.92 with an exercise period from May 1994 until November 1996. Prior to expiration, a total of 56,547 of these warrants were exercised, including 55,210 warrants exercised during 1996.

      In connection with the issuance of bridge loans in 1996, the Company granted certain stockholders additional warrants to purchase 42,000 shares of common stock at exercise prices ranging from $.69 to $.92 through 2001. The exercise price of these warrants was equal to or greater than the fair market value of the common stock at the measurement date. None of these warrants have been exercised.

      In connection with the merger with YHPI on April 1, 1997, the Company granted warrants to certain members of SIP's management to purchase 1,500,000 shares of the Company's common stock, exercisable in three cumulative equal annual installments, at exercise prices ranging from $.63 to $.945 per share. None of these warrants have been exercised.

      Stock Option Plans

      The Company's Stock Option Plan (the "Plan") provides for the grant of qualified and non-qualified stock options to employees, consultants, and directors of the Company to purchase in the aggregate up to 900,000 shares of common stock. Under the Plan, the Company's Stock Option Committee has complete discretion to establish the terms and conditions of each option, subject to the plan provisions. The options may be exercised over a specified period not in excess of ten years from the date of grant. As of December 31, 1997, non-qualified options have been granted to purchase 133,695 shares of common stock. None of these options have been exercised.

      The Board of Directors have also approved the Company's Non-Employee Directors Stock Option Plan (the "Directors' Plan"). The Directors' Plan provides for the grant of non-qualified stock options to non-officer directors of the Company to purchase in the aggregate up to 50,000 shares of common stock. Options are granted under the Directors' Plan according to a formula based upon attendance at Board of Directors meetings in addition to a minimum of 5,000 options per year. Options will be granted with an exercise price equal to the fair market value on the date of grant and may be exercised over a period not in excess of ten years from the date of grant. No options have been granted under the Directors' Plan.

      Based on the number of options outstanding and the historical and expected future trends of factors affecting valuation of those options, management believes that no compensation cost exists under SFAS No. 123 attributable to options granted.

      Options outstanding under the above plans are as follows:


                                                          Weighted
                                                           Average
                                                          Exercise     Number of
                                                            Price        Shares
                                                           -------       ------
                                                           -------       ------

      Outstanding and exercisable at December 31, 1995     $  1.01       97,826
                                                           -------       ------
      Canceled during 1996                                     .92       (5,870)
      Granted during 1996                                      .87       16,739
                                                           -------       ------
      Outstanding and exercisable at December 31, 1996        1.01      108,695
                                                           -------       ------

      Canceled during 1997                                             (100,000)
      Granted during 1997                                      .60      125,000
                                                           -------       ------
      Outstanding and exercisable at December 31, 1997     $   .60      133,695
                                                           -------       ------
                                                           -------       ------


      As of December 31, 1997, outstanding options for 133,695 shares were exercisable at prices ranging from $.58 to $.92 with 125,000 options having a weighted average remaining contractual life of five years and the remaining options having no expiration date. All options have been granted with an exercise price equal to or greater than the fair market value of the common stock on the date of the grant.

10.   RELATED PARTY TRANSACTIONS

      Lenox, Pinellas Healthcare Investors, Inc. and Monterey are related parties of the Company because the majority stockholders of these entities are also the majority stockholders of SIP. SIP is the majority stockholder of the Company. Net amounts due to or from related parties as of December 31, 1997 and 1996 consist of the following:


                                                      December 31,  December 31,
                                                         1997           1996
                                                       ---------     ---------
                                                       ---------     ---------
      Due from York Hannover Partnership               $      --     $ 160,747
                                                       ---------     ---------
                                                       ---------     ---------

      Due from (to) related parties:
         Lenox Healthcare, Inc.                        $(596,597)    $      --
         Pinellas Healthcare Investors, Inc.                  --       235,000
         Monterey Investments, Inc.                           --        10,267
                                                       ---------     ---------
                                                       $(596,597)    $ 245,267
                                                       ---------     ---------
                                                       ---------     ---------

      Due to Stockbridge Investment Partners, Inc.     $      --     $(404,837)
                                                       ---------     ---------
                                                       ---------     ---------

      In June 1997, the Board of Directors authorized the Company to enter into a line-of-credit agreement with Lenox to borrow amounts up to $200,000. Interest accrues at prime plus 2% with principal and interest due on May 8, 1998. The Company had $596,597 and $22,516 in principal and accrued interest outstanding under the line-of-credit at December 31, 1997 and therefore had exceeded the maximum amount to be borrowed as authorized by the Board of Directors. However, subsequent to December 31, 1997, the Board of Directors of the Company approved a maximum borrowing of $700,000 under the line-of-credit agreement.

      The Company incurred management fee expense of $75,000 and $261,000 to Lenox in 1997 and 1996, respectively.

                            YORK HANNOVER PARTNERSHIP

              FINANCIAL STATEMENTS AS OF DECEMBER 31, 1997 AND 1996

                                  TOGETHER WITH

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To York Hannover Partnership:

We have audited the accompanying balance sheets of YORK HANNOVER PARTNERSHIP (a Wisconsin general partnership) as of December 31, 1997 and 1996, and the related statements of income, partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of York Hannover Partnership's Management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of York Hannover Partnership as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                ARTHUR ANDERSEN LLP

Nashville, Tennessee
February 13, 1998

                            YORK HANNOVER PARTNERSHIP

                                 BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996


                     ASSETS                              1997           1996
-----------------------------------------------      -----------    -----------
-----------------------------------------------      -----------    -----------
CURRENT ASSETS:
  Cash and cash equivalents                          $   606,713    $   122,796
  Accounts receivable, less
     allowance for doubtful accounts
     of $278,453 and $260,057,
     respectively                                      1,995,570      2,273,810
  Inventory                                              583,498        587,940

  Due from York Hannover Pharmaceuticals, Inc.                --          8,620
  Due from United Professional Companies, Inc.            65,836             --
  Other current assets                                    34,885         50,474
                                                     -----------    -----------
      Total current assets                             3,286,502      3,043,640
                                                     -----------    -----------

PROPERTY AND EQUIPMENT:
  Building and improvements                              451,459        431,837
  Furniture and equipment                                699,798        437,297
                                                     -----------    -----------
                                                       1,151,257        869,134
  Accumulated depreciation                              (344,644)      (152,817)
                                                     -----------    -----------
       Property and equipment, net                       806,613        716,317
                                                     -----------    -----------

       Total assets                                  $ 4,093,115    $ 3,759,957
                                                     -----------    -----------
                                                     -----------    -----------

The accompanying notes to financial statements are an integral part of these balance sheets.

                            YORK HANNOVER PARTNERSHIP

                           DECEMBER 31, 1997 AND 1996


      LIABILITIES AND PARTNERS' CAPITAL                   1997           1996
-----------------------------------------------      -----------    -----------
-----------------------------------------------      -----------    -----------
CURRENT LIABILITIES:
  Working capital note payable to York
    Hannover Pharmaceuticals, Inc.                      $       --    $   80,000
  Working capital note payable to
    United Professional Companies, Inc.                         --       550,000
  Accounts payable                                         237,853       295,959
  Accrued expenses                                         119,436       107,011
  Due to Stockbridge Investment Partners, Inc.               4,770            --
  Due to United Professional Companies, Inc.                    --        38,082
  Current portion of promissory note
    payable to Extendicare, Inc.                            17,000        15,580
  Current portion of capital lease
    obligations                                             63,527        37,032
                                                        ----------    ----------
      Total current liabilities                            442,586     1,123,664
                                                        ----------    ----------

NON-CURRENT LIABILITIES:
  Promissory note payable to
    Extendicare, Inc.                                      351,484       368,602
  Capital lease obligations                                126,053        64,739
                                                        ----------    ----------
      Total non-current liabilities                        477,537       433,341
                                                        ----------    ----------

COMMITMENTS AND CONTINGENCIES

PARTNERS' CAPITAL                                        3,172,992     2,202,952
                                                        ----------    ----------

       Total liabilities and partners' capital          $4,093,115    $3,759,957
                                                        ----------    ----------
                                                        ----------    ----------

The accompanying notes to financial statements are an integral part of these balance sheets.

                            YORK HANNOVER PARTNERSHIP

                              STATEMENTS OF INCOME

                           DECEMBER 31, 1997 AND 1996


                                                      1997             1996
                                                  ------------     ------------
                                                  ------------     ------------
REVENUES                                          $ 10,891,082     $  9,383,651

COST OF SALES                                       (5,316,022)      (4,899,122)
                                                  ------------     ------------
        Gross margin                                 5,575,060        4,484,529
                                                  ------------     ------------

EXPENSES:
    Salaries, wages and benefits                     1,819,611        1,529,390
    General and administrative                       1,039,430        1,060,220
    Management fee                                     434,832          375,066
    Provision for uncollectible accounts               117,894          189,988
    Depreciation                                       184,127          123,759
    Interest                                            59,126           86,493
                                                  ------------     ------------
        Total expenses                               3,655,020        3,364,916
                                                  ------------     ------------

NET INCOME                                        $  1,920,040     $  1,119,613
                                                  ------------     ------------
                                                  ------------     ------------

The accompanying notes to financial statements are an integral part of these statements

                            YORK HANNOVER PARTNERSHIP

                         STATEMENT OF PARTNERS' CAPITAL

                           DECEMBER 31, 1997 AND 1996


                                      MetroVision       United
                                       of North      Professional
                                      America,Inc.    Companies,       Total
                                      -----------    -----------    -----------
BALANCE, December 31, 1995            $   553,334    $   830,005    $ 1,383,339

   Partnership distributions             (300,000)            --       (300,000)
   Net income                             447,845        671,768      1,119,613
                                      -----------    -----------    -----------
BALANCE, December 31, 1996                701,179      1,501,773      2,202,952

   Partnership distributions             (200,000)      (750,000)      (950,000)
   Net income                             768,016      1,152,024      1,920,040
                                      -----------    -----------    -----------
BALANCE, December 31, 1997            $ 1,269,195    $ 1,903,797    $ 3,172,992
                                      -----------    -----------    -----------
                                      -----------    -----------    -----------


The accompanying notes to financial statements are an integral part of these statements

                            YORK HANNOVER PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

                           DECEMBER 31, 1997 AND 1996


                                                       1997            1996
                                                    -----------     -----------
                                                    -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                        $ 1,920,040     $ 1,119,613
  Adjustments to reconcile net income to
     net cash provided by operating
     activities:
        Depreciation                                    184,127         123,759
        Gain on sale of property,
           plant and equipment                             (282)             --
        Changes in assets and liabilities:
           Accounts receivable, net                     278,240      (1,131,398)
           Inventory                                      4,443         (92,590)
           Other assets                                  15,589         (40,025)
           Accounts payable                             (58,106)         52,302
           Accrued expenses                              12,425          19,142
           Due to partners                              (90,526)        (27,817)
                                                    -----------     -----------
              Net cash provided by operating
                activities                            2,265,950          22,986
                                                    -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment                  (138,773)       (131,688)
                                                    -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on capital lease obligations                 (47,640)        (16,891)
  Long-term debt borrowings                                  --           9,303
  Short-term debt borrowings                                 --         530,000
  Payments on long-term debt                            (15,620)             --
  Payments on short-term debt                          (630,000)       (100,000)
  Distributions to partners                            (950,000)       (300,000)
                                                    -----------     -----------
              Net cash provided by
                (used in) financing
                activities                           (1,643,260)        122,412
                                                    -----------     -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS               483,917          13,710

CASH AND CASH EQUIVALENTS, beginning of
  period                                                122,796         109,086
                                                    -----------     -----------

CASH AND CASH EQUIVALENTS, end of period            $   606,713     $   122,796
                                                    -----------     -----------
                                                    -----------     -----------

                                   (Continued)

The accompanying notes to financial statements are an integral part of these statements.

                            YORK HANNOVER PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

                           DECEMBER 31, 1997 AND 1996

                                   (Continued)

                                                       1997            1996
                                                    -----------     -----------
                                                    -----------     -----------
SUPPLEMENTAL INFORMATION:
  Cash payments of interest expense                 $    59,126     $    88,964
                                                    -----------     -----------
                                                    -----------     -----------
  Capital lease obligations                         $   189,580     $   101,771
                                                    -----------     -----------
                                                    -----------     -----------

The accompanying notes to financial statements are an integral part of these statements.

                            YORK HANNOVER PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization

      The financial statements include the accounts of York Hannover Partnership ("the Partnership") formed for the purpose of providing institutional pharmacy services, infusion therapy, urological, enteral and general medical supplies to licensed nursing facilities, hospitals, correction facilities and retirement facilities throughout the State of Florida.

      The Partnership commenced operations August 1, 1995, upon formation of the Partnership by and between York Hannover Pharmaceuticals, Inc. ("YHPI"), formerly a wholly-owned subsidiary of Stockbridge Investment Partners, Inc. ("SIP"), and United Professional Companies, Inc. ("UPC"), a wholly-owned subsidiary of Extendicare, Inc. (formerly "United Health, Inc."). Pursuant to the terms of the Partnership agreement, YHPI contributed to the Partnership assets with a total net book value of $449,638 as of the date of the contribution. UPC contributed assets with a total net book value of $674,460 as of the date of the contribution. In exchange for these contributions, YHPI received a 40% general partnership interest and UPC a 60% general partnership interest in the Partnership. The Partnership has a minimum term of five years.

      On April 1, 1997, YHPI merged with MetroVision of North America Inc. ("MetroVision") with MetroVision the surviving legal entity. Under terms of the merger agreement, YHPI contributed its 40% interest in the Partnership. Pursuant to the merger, SIP is the majority stockholder of MetroVision. See Note 4 for discussion of MetroVision's proposed sale of its interest in the Partnership.

      Earnings and losses are allocated based on general partnership interests. All distributions are subject to the availability of Partnership cash. Under the terms of the Partnership agreement, YHPI had a right to priority distributions of its share of Partnership net income limited to $300,000, all of which was distributed in 1996. During 1997, UPC has received distributions up to an amount representing an equality of the ownership percentages with subsequent distributions made to MetroVision and UPC in proportion to each partner's respective ownership interest.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Operational Management

      The operations of the Partnership are managed by UPC for a maximum management fee of 4% of net revenues. SIP and UPC also provide certain billing services to the Partnership for which they receive 7.5% of amounts billed.

      Revenues

      Revenues are generated from the sale of institutional pharmacy services, infusion therapy, urological, enteral and general medical supplies to licensed nursing facilities, hospitals, correction facilities and retirement facilities throughout the State of Florida. The Partnership receives payment for the sale of certain supplies to patients covered by Medicare and the Florida Medicaid programs. Revenues generated from patients covered by Medicare and the Florida Medicaid programs are based on reasonable charges. In the opinion of management, adequate provision has been made for any adjustments that may result from reviews by the Medicare and Medicaid programs.

      Over 90% of the Partnership's revenues in 1997 and 1996 were to patients in nursing facilities owned by SIP and Extendicare, Inc.

      Inventory

      All inventories as of December 31, 1997 were priced at the lower of cost (on a first-in, first-out basis) or market.

      Property and Equipment

      The Partnership's buildings, furniture and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. The estimated useful lives range from 3 to 25 years.

      Concentration of Credit Risks

      The Partnership's credit risks primarily relate to cash and cash equivalents and receivables. Cash and cash equivalents are primarily held in bank accounts. Receivables consist primarily of amounts due from patients and long-term health care centers in the state of Florida and from the Florida Medicaid programs. The Company maintains allowances for uncollectible accounts on these receivables.

      Cash Equivalents

      Cash equivalents include highly liquid investments with an original maturity of less than three months.

      Federal Income Taxes

      The Partnership is a general partnership for purposes of federal and state income taxation. As such, income or losses of the Partnership are attributed to the partners and are reflected on the partners' income tax returns. Accordingly, no income tax provision or benefits are recorded in the financial statements.


2.    RELATED PARTIES

      Capital lease obligations and net amounts due to related parties as of December 31, 1997 and 1996 consist of the following:


                                                     December 31,  December 31,
                                                        1997          1996
                                                      ---------     ---------
                                                      ---------     ---------
      Working capital note payable - YHPI             $      --     $  80,000
      Working capital note payable - UPC                     --       550,000
                                                      ---------     ---------
                                                      $      --     $ 630,000
                                                      ---------     ---------
                                                      ---------     ---------

      Due to (from) related parties - current:
        SIP                                           $   4,770     $      --
        YHPI                                                 --        (8,620)
        UPC                                             (65,836)       38,082
                                                      ---------     ---------
                                                      $ (61,066)    $  29,462
                                                      ---------     ---------
                                                      ---------     ---------

      Promissory note payable to Extendicare, Inc.    $ 368,484     $ 384,182
      Less current portion                              (17,000)      (15,580)
                                                      ---------     ---------
                                                      $ 351,484     $ 368,602
                                                      ---------     ---------
                                                      ---------     ---------

      Pursuant to the terms of the Partnership agreement, MetroVision and UPC will provide working capital funding to the Partnership, as required, in proportion to their respective ownership interests.

      During 1995, the Partnership entered into a promissory note payable with Extendicare, Inc. to finance the purchase and improvement of a building in Brooksville, Florida. The promissory note payable bears interest at the prime rate plus .5%. Equal monthly payments of interest and principal are required based on a 15 year amortization with the remaining principal and accrued and unpaid interest due on August 1, 2000. The maximum principal outstanding under the promissory note is limited to $400,000. The promissory note payable is secured by the related building and improvements. The promissory note payable is guaranteed by SIP and by the personal guarantees of the stockholders of SIP.

      A schedule of the principal maturity of amounts owed to Extendicare, Inc. for the five years subsequent to December 31, 1997 is as follows:

                1998                                   17,000
                1999                                   18,550
                2000                                  332,934
                2001                                       --
                2002                                       --

      The Partnership leases certain equipment from Extendicare, Inc. under capital leases. Future minimum rental payments required on capital leases for the next five years beginning January 1, 1998, less amounts representing interest, are as follows:

                1998                               $   47,466
                1999                                   19,778
                2000                                       --
                2001                                       --
                2002                                       --
                                                   ----------
                                                       67,244
                Less amounts representing interest     (6,460)
                                                   ----------
                                                   $   60,784
                                                   ----------
                                                   ----------

The property and equipment under the capital lease as of December 31, 1997 consists of the following:

      Property and equipment under capital lease     $   254,111
      Less  accumulated depreciation                     (68,361)
                                                     -----------
                                                     $   185,750
                                                     -----------
                                                     -----------


3.    COMMITMENTS AND CONTINGENCIES

      Healthcare Regulations

      The healthcare industry is subject to numerous laws and regulations of Federal, state and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government healthcare program participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. Recently, government activity has increased with respect to investigations and/or allegations concerning possible violations of fraud and abuse statutes and/or regulations by healthcare providers. Violations of these laws and regulations could result in expulsion from government healthcare programs together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. Management believes that the Company is in compliance with fraud and abuse statutes, as well as other applicable government laws and regulations. Compliance with such laws and regulations can be subject to future government review and interpretations as well as regulatory actions unknown or unasserted at this time.

      Insurance

      Health insurance and worker's compensation insurance for the Partnership is maintained by UPC in accordance with UPC's management of the Partnership. In management's opinion, there are no outstanding claims that would result in losses that would be material to the financial condition or results of operations of the Partnership.

4.    SUBSEQUENT EVENT

      Subsequent to year-end, MetroVision engaged an affiliate of Extendicare in negotiations about the possible sale of its 40% interest in the Partnership.

                                                                       Exhibit 2

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-QSB

|X| Quarterly report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 For the quarterly Period Ended March 31, 1998

                                       or

|_|   Transition Report Pursuant to Section 13 or 15(d) of the Securities
      Exchange Act of 1934 For the transition period from        to
                                                          -----       ------

Commission file number 0-19685

                       METROVISION OF NORTH AMERICA, INC.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             New York                                     16-1276525
-----------------------------------          -----------------------------------
 (State of other jurisdiction of               (IRS Employer Identification No)
 incorporation or organization)

     75 South Church Street
    Pittsfield, Massachusetts                              01201
----------------------------------------     -----------------------------------
(Address of principal executive offices)                 (Zip Code)

                                 (413) 448-2111
             ------------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
              ----------------------------------------------------
             (Former name, former address and former fiscal year, if
                           changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes |X| No |_|

                      Applicable Only to Corporate Issuers

Indicate the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practical date.

Common Stock, $.001 Par Value - 5,574,275 shares as of May 15, 1998.

Transitional Small Business Issuer Format (Check one)
Yes |_|    No  |X|

                       METROVISION OF NORTH AMERICA, INC.

                                     INDEX


                                                                  Page #
Part I. Financial Information

Item 1.Interim Condensed Consolidated Financial Statements
          (Unaudited)

Interim condensed consolidated balance sheets:
     December 31, 1997
     March 31, 1998                                                 3

Interim condensed consolidated statements of operations:
     Three months ended March 31, 1997 and 1998                     5

Interim condensed consolidated statements of cash flows:
     Three months ended March 31, 1997 and 1998                     6

Item 2.Management's Discussion and Analysis of Financial
          Condition and Results of Operations                       9

Part II.  Other Information

Item 6.                                                            13

Signatures                                                         14


                         PART I - FINANCIAL INFORMATION

                       METROVISION OF NORTH AMERICA, INC.

                  INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS


               ASSETS               December  31,   March 31,
                                        1997          1998
                                                   Unaudited)
                                  ---------------------------
CURRENT ASSETS:
 Cash and cash equivalents        $   11,956      $   15,764

           Total current assets       11,956          15,764

OTHER ASSETS:
Investment in York Hannover
    Partnership                    1,269,195       1,371,654
           Total other assets      1,269,195       1,371,654

           Total assets           $1,281,151      $1,387,418

The accompanying notes to the interim condensed consolidated financial statements are an integral part of these consolidated financial statements.

                       METROVISION OF NORTH AMERICA, INC.

                           CONSOLIDATED BALANCE SHEETS

                                   (Continued)


LIABILITIES AND STOCKHOLDERS' DEFICIT                December 31,      March 31,
                                                        1997             1998
                                                                      Unaudited)
                                                     ---------------------------
CURRENT LIABILITIES:
   Due to related parties                            $   596,957    $   571,957
   Accrued expenses                                      297,765        388,567
   Notes payable                                       1,950,000      1,950,000
   Net liability of discontinued operations              893,231        853,539
     Total current liabilities                         3,737,953      3,764,063

STOCKHOLDERS' DEFICIT:

   Preferred stock, $.001 par value, 1,280,000
     shares authorized, no shares outstanding                 --             --
   Cumulative Preferred stock, 5% Series A
     $.001 par value, 720,000 shares authorized,
     $5.56 per share redemption value and
     liquidation value, 648,535 shares issued
     and outstanding                                         649            649

Common stock, Class A                                      5,574          5,574
Capital (deficit) in excess of par value               1,077,050      1,077,050
Accumulated deficit                                   (3,540,075)    (3,459,918)
     Total stockholders' deficit                      (2,456,802)    (2,376,645)

     Total liabilities and stockholders'
         deficit                                     $ 1,281,151    $ 1,387,418

The accompanying notes to the interim condensed consolidated financial statements are an integral part of these consolidated financial statements.

                       METROVISION OF NORTH AMERICA, INC.

             INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                     March 31,      March 31,
                                                        1997          1998
                                                    (Unaudited)    (Unaudited)
                                                    -----------    -----------
REVENUES:
 Equity in earnings of York Hannover
  Partnership                                      $   221,139      $   202,459
      Net revenues                                     221,139          202,459

OPERATING COSTS AND EXPENSES:

 General and administrative                                 --           60,000
 Management fees                                        75,000               --
      Total operating expenses                          75,000           60,000
      Operating income                                 146,139          142,459

OTHER INCOME (EXPENSE):
 Interest expense, net                                 (69,677)         (62,302)
 Amortization of deferred revenue                       33,285               --
 Realized loss on sale of securities                   (66,914)              --
      Total other expense                             (103,306)         (62,302)

NET INCOME BEFORE PREFERRED STOCKHOLDER
    DIVIDEND REQUIREMENTS                               42,833           80,157

LESS - PREFERRED STOCK DIVIDEND
   REQUIREMENTS                                    $        --      $   (45,041)

NET INCOME APPLICABLE TO COMMON STOCK              $    42,833      $    35,116

NET INCOME PER COMMON SHARE                        $       .01      $       .01

WEIGHTED AVERAGE NUMBER OF SHARES                    4,000,000        5,574,275


The accompanying notes to the interim condensed consolidated financial statements are an integral part of these consolidated financial statements.

                       METROVISION OF NORTH AMERICA, INC.

             INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                     March 31,      March 31,
                                                        1997          1998
                                                    (Unaudited)    (Unaudited)
                                                    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                         $  42,833      $  80,157
 Adjustments to reconcile net income
  to net cash provided by (used in)
  operating activities:
   Realized loss on sale of marketable
    securities                                         66,914             --
   Amortization of non-compete
    agreement                                         (33,285)            --
   Equity in earnings in excess of
    distributions of York Hannover
    Partnership                                      (188,571)      (102,459)
   Changes in operating assets and
    liabilities:
   Increase (decrease) in accounts
    payable and other accrued expenses                 (1,648)        90,802
      Net cash provided by (used in)
       continuing operations                         (113,757)        68,500

Discontinued Operations:
  Change in discontinued net
   liabilities                                             --        (39,692)
      Net cash (used in)
       discontinued operations                             --        (39,692)
      Net cash provided by (used in)
       operating activities                          (113,757)        28,808

CASH FLOWS USED FOR INVESTING ACTIVITIES:
 Loans to York Hannover Partnership, net
  of payments received                                 49,221             --
 Principal payments on notes to related
  parties                                                  --        (25,000)
 Loans to related parties, net of payments
  received                                            (22,728)            --
 Proceeds from repayment of loans from
  Affiliates                                           10,002             --
 Proceeds from sale of marketable
  securities                                          399,198             --
      Net cash provided by (used in)
       investing activities                           435,693        (25,000)


                                   (Continued)

                       METROVISION OF NORTH AMERICA, INC.

             INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (Continued)


                                                     March 31,      March 31,
                                                        1997          1998
                                                    (Unaudited)    (Unaudited)
                                                    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Principal payments on Long-Term
  Debt Borrowing                                      (94,201)             --
 Principal repayments of notes payable               (275,537)             --
      Net cash used in financing
       activities                                    (369,738)             --

NET INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS                                           (47,802)          3,808

CASH AND CASH EQUIVALENTS,
 beginning of period                                   58,291          11,956

CASH AND CASH EQUIVALENTS, end of period               10,489          15,764

Supplemental Disclosures of Cash Flow
 Information:

   Cash paid during the year for
    interest                                        $  53,877       $      --

The accompanying notes to the interim condensed consolidated financial statements are an integral part of these consolidated financial statements.

                       METROVISION OF NORTH AMERICA, INC.

                NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL

                            STATEMENTS - (UNAUDITED)

March 31, 1998

NOTE A - BASIS OF PRESENTATION

On April 1, 1997, MetroVision of North America, Inc. ("MetroVision") consummated a merger with York Hannover Pharmaceuticals, Inc. ("York Hannover") that has been accounted for as a reverse acquisition of MetroVision by York Hannover under the purchase method of accounting as prescribed by APB Opinion 16. Hereinafter, the "Company" refers to York Hannover and its acquired business, MetroVision. Accordingly, the historical financial statements of the Company prior to the merger have been changed to reflect the historical financial statements of York Hannover after giving effect to a recapitalization of the historical stockholders' equity of York Hannover. Therefore, the three months ended March 31, 1998 historical period represents the operations of the Company. The three months ended March 31, 1997 historical period represents the operations of York Hannover.

On November 30, 1997, the Company announced its plans to discontinue its MetroVision media operations, effective February 28, 1998. The Company has shut down the operations and will not receive any proceeds related to the shut-down as the remaining assets have been written off. As a result of the discontinuance, the related assets, liabilities and results of operations are segregated in the accompanying consolidated balance sheets, statements of operations and cash flows. Net revenues and operating expenses have been reclassified for amounts associated with discontinued operations.

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and
Article 10 of regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998.

NOTE B - INVESTMENT IN YORK HANNOVER PARTNERSHIP

On August 1, 1995, York Hannover and Pharmaceuticals, Inc. and United Professional Companies, Inc. ("UPC") formed York Hannover Partnership (the "Partnership") for the purpose of providing institutional pharmacy services, infusion therapy, third-party billing, medical equipment and supplies, respiratory therapy and other services. UPC and the Company have a 60% and 40% interest in the Partnership, respectively. The Company's investment in the Partnership has been accounted for under the equity method of accounting.

During the three months ended March 31, 1998, the Company engaged in negotiations to sell its 40% interest in the Partnership to an affiliate of United Professional Companies, Inc. There can be no assurance that the proceeds from the proposed sale will be sufficient to satisfy all of the outstanding obligations of the Company. It is anticipated that the closing of the proposed sale will be conditioned upon the approval of the Company's shareholders. The proceeds of the proposed sale are anticipated to be reduced by the revenues of the Partnership allocable to the Company for the period from January 1, 1998 to the date of closing. It is anticipated that the proceeds from the sale will be used first to satisfy the note payable and related accrued interest to National HealthCare Corporation.

Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

Three months Ended March 31, 1998 Compared to Three months Ended March 31, 1997

On April 1, 1997, MetroVision of North America, Inc. ("MetroVision") consummated a merger with York Hannover Pharmaceuticals, Inc. ("York Hannover") that has been accounted for as a reverse acquisition of MetroVision by York Hannover under the purchase method of accounting as prescribed by APB Opinion 16. Hereinafter, the "Company" refers to York Hannover and its acquired business, MetroVision. Accordingly, the historical financial statements of the Company prior to the merger have been changed to reflect the historical financial statements of York Hannover after giving effect to a recapitalization of the historical stockholders' equity of York Hannover. Therefore, the three months ended March 31, 1998 historical period represents the operations of the Company. The three months ended March 31, 1997 historical period represents the operations of York Hannover.

The Company is currently negotiating settlement agreements with various customers due to the Company's decision to terminate its media operations. In management's opinion, adequate provision has been made for any material loss resulting from the fulfillment of these service commitments. However, events unknown at this time related to the termination of the media operations may subsequently arise which could have a material adverse impact on the Company.

Net Revenues. Net Revenues for the three months ended March 31, 1998, were $202,459 a decrease of 8.4% or $18,680 from net revenues of $221,139 for the three months ended March 31, 1997. This decrease in net revenues for the three months ended March 31, 1998 was attributable to a decrease in equity in earnings from York Hannover Partnership.

Selling, General and Administrative Expenses. Selling, general and administrative expenses for the three months ended March 31, 1998 were $60,000, as compared to $0 for the three months ended March 31, 1997. This increase was primarily attributable to professional fees incurred in connection with the operation of the Company.

Management Fees. Management fees for the three months ended March 31, 1998, were $0 as compared to $75,000, for the three months ended March 31, 1997. This decrease was attributable to the reduction in management fees as a result of the merger.

Other Expenses. Other expenses primarily include interest expense on a note payable to National HealthCare Corporation partially offset by the amortization of a Non-Compete Agreement. Other net expenses for the three months ended March 31, 1998, were $62,302, a decrease of 39.7% or $41,004 from other expenses of $103,306 for the three months ended March 31, 1997. This decrease was primarily the result of a loss on the sale of marketable securities in January and February 1997 of $66,914 offset by a reduction in income from the amortization of deferred revenue as a result of the merger.

Liquidity and Sources of Capital

At March 31, 1998, the Company had negative working capital of $3,748,299 and a ratio of current assets to current liabilities of (.004). Cash was $15,764 at March 31, 1998 and $11,956 at December 31, 1997. Accumulated deficit decreased $80,157 from $3,540,075 at December 31, 1997 to $3,459,918 at March 31, 1998.
This decrease was the result of the net income for the period ended March 31, 1998.

The Company's primary asset is its ownership of a 40% interest in York Hannover Partnership (the "Partnership Interest"). For the three months ended March 31, 1998, the Company's equity in earnings from the Partnership totaled $202,459. The proceeds of the proposed sale are anticipated to be reduced by the revenues of the Partnership allocable to the Company for the period from January 1, 1998 to the closing date. In January 1998, the Company received distributions of $100,000. The Company does not have control over distributions made by York Hannover Partnership. All Partnership distributions are subject to the availability of Partnership cash.

The above discussion and the Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's independent auditors have included an explanatory paragraph in their report on the 1997 consolidated financial statements stating that the factors discussed below raise a substantial doubt about the Company's ability to continue as a going concern.

The Company is not currently generating sufficient cash flow to fund its operations and is dependent on other financing in order to sustain its operations. Although there can be no assurance, the Company believes that, based on currently proposed plans and assumptions relating to the proposed sale of its Partnership Interest that proceeds will be sufficient to satisfy the Company's contemplated cash requirements for 1998. Such cash requirements primarily relate to the payment of principal and interest on the outstanding note payable to National HealthCare Corporation ("NHC") and other liabilities owed to unrelated third party creditors. There can be no assurance, however, that the Company will be successful in its new business endeavors or able to generate revenues or ever achieve profitable operations. The Company has outstanding a $1,950,000 promissory note payable to NHC that became due on December 31, 1997 and is currently in default and payable on demand. Accrued interest in the promissory note is $223,642 as of March 31, 1998. The Company currently does not have the financial resources necessary to meet its payment obligation other than from Partnership distributions or proceeds from the anticipated sale of the 40% interest in York Hannover Partnership. In the event the Company is unable to meet its payment obligation and the promissory note is not re-negotiated, NHC, as a secured creditor, has the right to take possession of or otherwise sell the interest in the Partnership in satisfaction of the indebtedness and may seek recourse against the Company's other assets, if necessary. The Company also has outstanding a $571,957 working capital note payable to Lenox Healthcare, Inc. (an affiliate of the Company) that becomes due in May of 1998.

During the three months ended March 31, 1998, the Company engaged in negotiations to sell its 40% interest in the Partnership to an affiliate of United Professional Companies, Inc. ("UPC"). There can be no assurance that the proceeds from the proposed sale will be sufficient to satisfy all of the outstanding obligations of the Company. UPC currently has a 60% interest in the Partnership. It is anticipated that the closing of the proposed sale will be conditioned upon the approval of the Company's shareholders. The proceeds of the proposed sale are anticipated to be reduced by the revenues of the Partnership allocable to the Company for the period from January 1, 1998 to the closing date. It is anticipated that the proceeds from the sale will be used first to satisfy the note payable and related accrued interest to NHC.

Additionally, during the three months ended March 31, 1998, the majority holders of the 5% Series A Preferred Stock have asserted certain claims against the Company which could have a material adverse impact on the Company's financial position. Although management does not believe these assertions represent obligations of the Company as of March 31, 1998, management is currently discussing these assertions with the preferred shareholders in conjunction with the structuring of the proposed sale of the Partnership. Management believes that these assertions will be resolved during 1998 through ongoing discussions with the preferred shareholders but is unable to determine the ultimate outcome of the ongoing discussions.

Subsequent to the anticipated sale of the Partnership and subject to shareholder approval, management intends to seek business combination opportunities with other entities in 1998. However, no such opportunities are currently known and there can be no assurance that the Company will be able to locate such an opportunity in 1998.

The Company has not identified any potential sources of debt or equity financing and there can be no assurance that the Company will be able to obtain additional financing if and when needed or that, if available, financing will be on terms acceptable to the Company. Furthermore, the results of these matters cannot be predicted and there is no assurance that the Company will continue in existence.

In the event the Company's plans change or its assumptions change or prove inaccurate or proceeds of the sale of the Partnership Interest prove to be insufficient to payoff the Company's debt and operating liabilities, the Company may be required to seek additional financing. The Company has no current arrangements with respect to or sources of additional financing other than the current working capital line of credit or the sale of its Partnership Interest, and there can be no assurance that financing will be available to the Company on commercially reasonable terms, if at all. Any inability to obtain additional financing could have a material adverse effect on the Company, including possibly requiring the Company to cease its operations.

Year 2000 Compliance

The Company is currently in the process of evaluating its information technology infrastructure for Year 2000 Compliance. The Company does not expect that the cost to modify its information technology infrastructure to be Year 2000 compliant will be material to its financial condition or results of operations. The Company does not anticipate any material disruption in its operations as a result of any failure to be in compliance. However, the Company currently does not have any information concerning the Year 2000 Compliance status of York Hannover Partnership's customers, suppliers and third party payors. In the event that any of York Hannover Partnership's significant suppliers, customers or third party payors do not successfully and timely achieve Year 2000 Compliance, the Company's business and operations could be adversely affected.

Item 3. QUALITATIVE AND QUANTITATIVE INFORMATION ABOUT MARKET RISK

Not applicable.

                       METROVISION OF NORTH AMERICA, INC.

                           PART II - OTHER INFORMATION

Item 6. EXHIBITS AND REPORTS ON FORM 8-K

(a)   Exhibits. None.

(b) No Reports on Form 8-K were filed during the three months ended March 31, 1998.

                       METROVISION OF NORTH AMERICA, INC.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   METROVISION OF NORTH AMERICA, INC.
                                             (Registrant)

Date:  May 15, 1998                   /s/ Thomas M. Clarke
                            --------------------------------------------
                                   Thomas M. Clarke, President
                                     (Duly authorized Officer)

Date: May 15, 1998                    /s/ David M. Fancher
                            --------------------------------------------
                                        David M. Fancher
                                     Chief Financial Officer
                             (Principal Financial & Accounting Officer)

                       METROVISION OF NORTH AMERICA, INC.
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                                AUGUST 27, 1998

THIS PROXY IS BEING SOLICITED BY METROVISION OF NORTH AMERICA, INC.'S BOARD OF DIRECTORS

      The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated August 10, 1998 in connection with the Special Meeting to be held at 10:00 a.m., local time, on Thursday, August 27, 1998, at the offices of MetroVision of North America, Inc. (the "Company") at 75 South Church Street, Pittsfield, Massachusetts 01201 and hereby appoints Thomas M. Clarke and David Fancher, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution, to vote all shares of stock of the Company registered in the name provided herein which the undersigned is entitled to vote at the 1998 Special Meeting of Stockholders, and at any adjournment or postponement thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

      This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of directors and FOR proposals 1, 2, 3, 4 and 6.

      In their discretion the proxies are authorized to vote upon such other matters as may property come before the meeting or any adjournment or postponement thereof.

      Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate). Nominees: Thomas M. Clarke, Linda M. Clarke, Lawrence B. Cummings

      SEE REVERSE SIDE FOR ALL SIX PROPOSALS. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

                                                              (SEE REVERSE SIDE)

|X| Please mark votes as in this example.

The Board of Directors recommends a vote FOR Proposals 1,2,3,4 and 6.

Proposal 1--Adoption and approval of the Sale Agreement dated as of June 1, 1998
                    FOR |_| AGAINST |_| ABSTAIN |_|

Proposal 2--To amend the Restated Certificate of Incorporation to change the
            Purposes Clause to authorize the activities in which the Company may now lawfully engage.
                    FOR |_| AGAINST |_| ABSTAIN |_|

Proposal 3--To amend the Restated Certificate of Incorporation to permit action by written consent of shareholders by less than unanimous vote.
                    FOR |_| AGAINST |_| ABSTAIN |_|

Proposal 4--To ratify an amendment to the Amended By-laws of the Company reducing the minimum number of directors from six to three.
                    FOR |_| AGAINST |_| ABSTAIN |_|

Proposal 5--Election of three (3) Directors: Thomas M. Clarke, Linda M. Clarke,
            Lawrence B. Cummings
            FOR |_| WITHHELD |_|  For all nominees except as noted _________ |_|

Proposal 6--To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998.
                    FOR |_| AGAINST |_| ABSTAIN |_|

Proposal 7--To transact such other business as may properly come before the
            Special Meeting.

                        Dated:                                 , 1998
                               --------------------------------
                        Signature of Shareholder:
                                                  ------------------------------

                        Note: When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. Where stock is issued in the name of two or more persons, all such persons should sign.